                                                                   EXHIBIT 10.36
                                                                       EXECUTION



                         CREDIT AND GUARANTY AGREEMENT

                         dated as of December 20, 2000

                                     among

                          EQUINIX OPERATING CO., INC.

                                      and

                                 EQUINIX, INC.,
                                 as Borrowers,

                EQUINIX, INC. AND CERTAIN OF ITS SUBSIDIARIES,
                                 as Guarantors,

                                VARIOUS LENDERS,

                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
        as Joint Lead Arranger, Joint Book Runner and Syndication Agent,

                           SALOMON SMITH BARNEY INC.,
                 as Joint Lead Arranger and Joint Book Runner,

                              CITICORP USA, INC.,
                            as Administrative Agent,

                                      and

                        CIT LENDING SERVICES CORPORATION
                              as Collateral Agent,

            ________________________________________________________

                 $150,000,000 Senior Secured Credit Facilities
            ________________________________________________________

                               TABLE OF CONTENTS


                                                                                                                                Page
SECTION 1.  DEFINITIONS AND INTERPRETATION.....................................................................................    2
     1.1   Definitions.........................................................................................................    2
     1.2   Accounting Terms....................................................................................................   36
     1.3   Interpretation, etc.................................................................................................   36

SECTION 2 LOANS AND LETTERS OF CREDIT..........................................................................................   36
     2.1   Loans...............................................................................................................   36
     2.2   Issuance of Letters of Credit and Purchase of Participations Therein................................................   41
     2.3   Pro Rata Shares; Availability of Funds..............................................................................   45
     2.4   Use of Proceeds.....................................................................................................   45
     2.5   Evidence of Debt; Register; Lenders' Books and Records; Notes.......................................................   46
     2.6   Interest on Loans...................................................................................................   46
     2.7   Conversion/Continuation.............................................................................................   48
     2.8   Default Interest....................................................................................................   49
     2.9   Fees................................................................................................................   49
     2.10  Scheduled Payments..................................................................................................   50
     2.11  Voluntary Prepayments/Commitment Reductions.........................................................................   51
     2.12  Mandatory Prepayments/Commitment Reductions.........................................................................   53
     2.13  Application of Prepayments/Reductions...............................................................................   55
     2.14  Allocation of Certain Payments and Proceeds.........................................................................   56
     2.15  General Provisions Regarding Payments...............................................................................   56
     2.16  Ratable Sharing.....................................................................................................   57
     2.17  Making or Maintaining Eurodollar Rate Loans.........................................................................   58
     2.18  Increased Costs; Capital Adequacy...................................................................................   60
     2.19  Taxes; Withholding, etc.............................................................................................   61
     2.20  Obligation to Mitigate..............................................................................................   63
     2.21  Defaulting Lenders..................................................................................................   63
     2.22  Removal or Replacement of a Lender..................................................................................   64

SECTION 3  CONDITIONS PRECEDENT................................................................................................   65
     3.1   Closing Date........................................................................................................   65
     3.2   Conditions to Each Credit Extension.................................................................................   70

SECTION 4  REPRESENTATIONS AND WARRANTIES......................................................................................   72
     4.1   Organization; Requisite Power and Authority; Qualification..........................................................   72
     4.2   Capital Stock and Ownership.........................................................................................   72
     4.3   Due Authorization...................................................................................................   72
     4.4   No Conflict.........................................................................................................   73
     4.5   Governmental Consents...............................................................................................   73
     4.6   Binding Obligation..................................................................................................   73
     4.7   Historical Financial Statements.....................................................................................   73
     4.8   Projections.........................................................................................................   73
     4.9   No Material Adverse Change..........................................................................................   74

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
     4.10  No Restricted Junior Payments.......................................................................................   74
     4.11  Adverse Proceedings, etc............................................................................................   74
     4.12  Payment of Taxes....................................................................................................   74
     4.13  Properties..........................................................................................................   74
     4.14  Collateral..........................................................................................................   75
     4.15  Environmental Matters...............................................................................................   75
     4.16  No Defaults.........................................................................................................   76
     4.17  Material Contracts..................................................................................................   76
     4.18  Governmental Regulation.............................................................................................   76
     4.19  Margin Stock........................................................................................................   77
     4.20  Employee Matters....................................................................................................   77
     4.21  Employee Benefit Plans..............................................................................................   77
     4.22  Solvency............................................................................................................   78
     4.23  Compliance with Statutes, etc.......................................................................................   78
     4.24  Disclosure..........................................................................................................   78

SECTION 5  AFFIRMATIVE COVENANTS...............................................................................................   78
     5.1   Financial Statements and Other Reports..............................................................................   78
     5.2   Existence...........................................................................................................   82
     5.3   Payment of Taxes and Claims.........................................................................................   82
     5.4   Maintenance of Properties...........................................................................................   83
     5.5   Insurance...........................................................................................................   83
     5.6   Books and Records; Inspections; Lenders Meetings....................................................................   84
     5.7   Compliance with Laws................................................................................................   84
     5.8   Environmental.......................................................................................................   84
     5.9   Subsidiaries........................................................................................................   86
     5.10  Post Closing Covenants With Respect to Real Estate Assets...........................................................   86
     5.11  Interest Rate Protection............................................................................................   87
     5.12  Post Closing Covenants With Respect to Permitted Equipment Financing Collateral.....................................   87
     5.13  Further Assurances..................................................................................................   87
     5.14  Maintenance of Certain Cash.........................................................................................   88
     5.15  Notice of Default Under Lease.......................................................................................   88

SECTION 6  NEGATIVE COVENANTS..................................................................................................   88
     6.1   Indebtedness........................................................................................................   88
     6.2   Liens...............................................................................................................   90
     6.3   No Further Negative Pledges.........................................................................................   91
     6.4   Restricted Junior Payments; Restrictions on Investments in Unrestricted Subsidiaries; Restricted Rental and Upkeep
             Payments..........................................................................................................   91
     6.5   Investments.........................................................................................................   92
     6.6   Stage 1 Financial Covenants.........................................................................................   93
     6.7   Stage 2 Financial Covenants.........................................................................................   93
     6.8   Maximum Cumulative Consolidated Capital Expenditures................................................................   94
     6.9   Fundamental Changes; Disposition of Assets; Acquisitions............................................................   94
     6.10  Disposal of Subsidiary Interests....................................................................................   95
     6.11  Sales and LeaseBacks................................................................................................   95

     6.12  Sale and Discount of Receivables....................................................................................   96
     6.13  Transactions with Shareholders and Affiliates.......................................................................   96
     6.14  Conduct of Business.................................................................................................   96
     6.15  Permitted IBX Facilities............................................................................................   96
     6.16  Amendments or Waivers of Certain Documents..........................................................................   97
     6.17  Fiscal Year.........................................................................................................   97
     6.18  Unrestricted Subsidiaries...........................................................................................   97
     6.19  Acquisition and Ownership of Assets by Company......................................................................   98
     6.20  Company Subsidiaries................................................................................................   98
     6.21  San Jose Subsidiary.................................................................................................   98

SECTION 7  GUARANTY............................................................................................................   99
     7.1   Guaranty of the Obligations.........................................................................................   99
     7.2   Contribution by Guarantors..........................................................................................   99
     7.3   Payment by Guarantors...............................................................................................  100
     7.4   Liability of Guarantors Absolute....................................................................................  100
     7.5   Waivers by Guarantors...............................................................................................  102
     7.6   Guarantors' Rights of Subrogation, Contribution, etc................................................................  103
     7.7   Subordination of Other Obligations..................................................................................  103
     7.8   Continuing Guaranty.................................................................................................  103
     7.9   Authority of Guarantors or Borrower.................................................................................  104
     7.10  Financial Condition of Borrower.....................................................................................  104
     7.11  Bankruptcy, etc.....................................................................................................  104
     7.12  Notice of Events....................................................................................................  105
     7.13  Discharge of Guaranty Upon Sale of Guarantor........................................................................  105

SECTION 8  EVENTS OF DEFAULT...................................................................................................  105
     8.1   Events of Default...................................................................................................  105

SECTION 9  AGENTS..............................................................................................................  108
     9.1   Appointment of Agents...............................................................................................  108
     9.2   Powers and Duties...................................................................................................  109
     9.3   General Immunity....................................................................................................  109
     9.4   Agents Entitled to Act as Lender....................................................................................  110
     9.5   Lenders' Representations, Warranties and Acknowledgment.............................................................  110
     9.6   Right to Indemnity..................................................................................................  110
     9.7   Successor Administrative Agent and Collateral Agent.................................................................  111
     9.8   Collateral Documents and Guaranty...................................................................................  112

SECTION 10  MISCELLANEOUS......................................................................................................  112
     10.1   Notices............................................................................................................  112
     10.2   Expenses...........................................................................................................  113
     10.3   Indemnity..........................................................................................................  113
     10.4   SetOff.............................................................................................................  114
     10.5   Amendments and Waivers.............................................................................................  114
     10.6   Successors and Assigns; Participations.............................................................................  116
     10.7   Independence of Covenants..........................................................................................  119

     10.8   Survival of Representations, Warranties and Agreements.............................................................  119
     10.9   No Waiver; Remedies Cumulative.....................................................................................  120
     10.10  Marshalling; Payments Set Aside....................................................................................  120
     10.11  Severability.......................................................................................................  120
     10.12  Entire Agreement...................................................................................................  120
     10.13  Obligations Several; Independent Nature of Lenders' Rights.........................................................  120
     10.14  Headings...........................................................................................................  121
     10.15  APPLICABLE LAW.....................................................................................................  121
     10.16  CONSENT TO JURISDICTION............................................................................................  121
     10.17  WAIVER OF JURY TRIAL...............................................................................................  121
     10.18  Confidentiality....................................................................................................  122
     10.19  Usury Savings Clause...............................................................................................  123
     10.20  Counterparts.......................................................................................................  123
     10.21  Effectiveness......................................................................................................  123

APPENDICES:    A1             Term Loan Commitments
               A2             Delayed Draw Term Loan Commitments
               A3             Revolving Loan Commitments
               B              Notice Addresses


SCHEDULES:     1.1(a)         Permitted IBX Facilities
               1.1(b)         Closing Date Unrestricted Subsidiaries
               3.1(f)         Closing Date Mortgaged Properties
               3.1(g)(ii)     Outstanding UCC Searches
               3.2(a)(x)      Transferred Assets
               3.2(b)         Conditions to Funding
               4.1            Jurisdictions of Organization and Qualification
               4.2            Capital Stock and Ownership
               4.5            Governmental Approvals
               4.13           Real Estate Assets
               4.17(a)        Material Contracts
               4.17(b)        Intellectual Property
               4.24           Disclosure
               5.5            Insurance
               6.1            Certain Indebtedness
               6.2            Certain Liens
               6.4(b)(i)      Restricted Foreign Lease Payments
               6.5(i)         Employee Loans
               6.6(a)         Stage 1 Minimum Annualized Consolidated Revenues
               6.6(b)         Stage 1 Maximum Cumulative Consolidated EBITDA
                              Losses
               6.7(a)         Stage 2 Senior Secured Debt to Annualized
                              Consolidated EBITDA

               6.7(b)         Stage 2 Total Debt to Annualized Consolidated
                              EBITDA
               6.7(c)         Stage 2  Minimum Annualized Consolidated
                              EBITDA/Interest Expense Ratio
               6.7(d)         Stage 2 Pro Forma Debt Service Coverage Ratio
               6.8            Stage 1 and 2 Maximum Cumulative Consolidated
                              Capital Expenditures
               6.13           Certain Affiliate Transactions
               6.15           Restricted Domestic Lease Payments


EXHIBITS:      A1             Funding Notice
               A2             Conversion/Continuation Notice
               A3             Issuance Notice
               B1             Term Loan Note
               B2             Delayed Draw Term Loan Note
               B3             Revolving Loan Note
               B4             New Term Loan Note
               C              Compliance Certificate
               D              Opinions of Counsel
               E              Assignment Agreement
               F              Certificate Re Nonbank Status
               G1             Closing Date Certificate
               G2             Solvency Certificate
               H              Counterpart Agreement
               I-A            Master Pledge and Security Agreement
               I-B            Company Pledge and Security Agreement
               J              Mortgage
               K              Landlord Agreement
               L              Joinder Agreement
               M              Borrowing Base Certificate
               N              Form of Confirmation of Grant
               O              Form of Release

                         CREDIT AND GUARANTY AGREEMENT

     This CREDIT AND GUARANTY AGREEMENT, dated as of December 20, 2000, is entered into by and among EQUINIX OPERATING CO., INC., a Delaware corporation, as a Borrower ("OpCo"), EQUINIX, INC., a Delaware corporation, as a Borrower and as a Guarantor ("Company"), and CERTAIN SUBSIDIARIES OF THE COMPANY, as Guarantors, the Lenders party hereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Joint Lead Arranger, Joint Book Runner and Syndication Agent (in such capacity,"Syndication Agent"), SALOMON SMITH BARNEY INC., as Joint Lead Arranger (in such capacity, together with GSCP, the "Joint Lead Arrangers"), and Joint Book Runner (in such capacity, together with GSCP, the "Joint Book Runners"), CITICORP USA, INC., as Administrative Agent (together with its permitted successors in such capacity,"Administrative Agent") and CIT LENDING SERVICES CORPORATION, as Collateral Agent (together with its permitted successors in such capacity, "Collateral Agent").

                                   RECITALS:

     WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

     WHEREAS, Lenders have agreed to extend certain credit facilities to Borrowers, in an aggregate amount not to exceed $150,000,000, consisting of $50,000,000 aggregate principal amount of Term Loans to be drawn on January 2, 2001 (the "Funding Date"), up to $75,000,000 aggregate principal amount of Delayed Draw Term Loans, and up to $25,000,000 aggregate principal amount of Revolving Loans, the proceeds of which will be used to (i) to pay Transaction Costs, (ii) to provide financing for the cost of design, development, acquisition, construction, installation, improvement, transportation, and/or integration of equipment, inventory or facility assets and of leasing and acquiring of real property and (iii) for the working capital and other general corporate purposes of the Company and its Restricted Subsidiaries, including Permitted Acquisitions, as well as for certain limited purposes of its Unrestricted Subsidiaries;

     WHEREAS, the Company has agreed to secure all of its obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Restricted Subsidiaries; provided, that, any
                                                          --------  ----
Purchase Money Loans made to the Company shall be secured solely by the assets purchased with the proceeds of such Loans;

     WHEREAS, OpCo has agreed to secure all of its obligations hereunder by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets, including a pledge of all of the Capital Stock of each of its Restricted Subsidiaries and 65% of all the Capital Stock of each of its firsttier Foreign Subsidiaries; and

     WHEREAS, Guarantors have agreed to guarantee the obligations of OpCo (and, to the extent not prohibited under the Senior Notes, the Company) hereunder and to secure their respective obligations hereunder by granting to Collateral Agent, for the benefit of Secured

Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Domestic Subsidiaries and 65% of all the Capital Stock of each of their respective Foreign Subsidiaries.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1 DEFINITIONS AND INTERPRETATION

     1.1 Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

          "Adjusted Eurodollar Rate" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/16 of 1%) (i) (a) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate which appears on the page of the Telerate Screen which displays an average British Bankers Association Interest Settlement Rate (such page currently being page number 3740 or 3750, as applicable) for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (b) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays an average British Bankers Association Interest Settlement Rate for deposits (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, or (c) in the event the rates referenced in the preceding clauses (a) and (b) are not available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the offered quotation rate to first class banks in the London interbank market by Administrative Agent for deposits (for delivery on the first day of the relevant period) in Dollars of amounts in same day funds comparable to the principal amount of the applicable Loan of Administrative Agent, in its capacity as a Lender, for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such period as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (a) one minus (b) the Applicable
                                                       -----
Reserve Requirement.

          "Administrative Agent" as defined in the preamble hereto.

          "Adverse Proceeding" means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Company or any of its Restricted Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of Company or any of its Restricted Subsidiaries, threatened against or affecting Company or any of its Restricted Subsidiaries or any property of Company or any of its Restricted Subsidiaries.

          "Affected Lender" as defined in Section 2.17(b).

          "Affected Loans" as defined in Section 2.17(b).

          "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power (i) to vote 10% or more of the Securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither any Agent nor any Lender shall be deemed Affiliates of any Credit Party, by virtue of the security interests granted under the Pledge and Security Agreement.

          "Agent" means each of the Joint Lead Arrangers, Joint Book Runners, Syndication Agent, Administrative Agent, Collateral Agent and Documentation Agent.

          "Aggregate Amounts Due" as defined in Section 2.16.

          "Aggregate Payments" as defined in Section 7.2.

          "Agreement" means this Credit and Guaranty Agreement, dated as of December 20, 2000, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Annualized Consolidated EBITDA" means, as of any date of determination, Consolidated EBITDA for the most recently completed Fiscal Quarter multiplied by four.

          "Annualized Consolidated Revenues" means, as of any date of determination, Net Revenues for the most recently completed Fiscal Quarter multiplied by four.

          "Applicable Commitment Fee Percentage" means a percentage per annum, determined by reference to the Facilities Usage from time to time as set forth below:

               Facilities Usage                  Commitment Fee

                    **1/3                              1.50%
          --------------------------------------------------------
                  *1/3 **2/3                           1.25%
          --------------------------------------------------------
                    * 2/3                              0.75%
          ========================================================

          "Applicable Margin" means (i) from the Closing Date until the end of Stage 1, (a) with respect to Loans (other than Purchase Money Loans) that are Eurodollar Rate Loans, 4.25% per annum and (y) with respect to Purchase Money Loans that are Eurodollar Rate Loans, 4.75% per annum, and (b) with respect to Loans that are Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans as set forth in clause (i)(a)(x) or (i)(a)(y) above, as applicable, minus 1.00% per annum; provided, however, on and after the date that
            -----                  --------  -------
75% of Permitted IBX Facilities shall have achieved positive IBX Facility Net Cashflow, each such


      *   greater than
      **  less than or equal to

Applicable Margin set forth above shall be reduced by 0.25% per annum; and (ii) during Stage 2, (a) with respect to the Loans that are Eurodollar Rate Loans,
(x) in the case of Loans (other than Purchase Money Loans), a percentage, per annum, determined by reference to the Total Leverage Ratio in effect from time to time as set forth below:

          ==========================================================
                    Total                     Applicable Margin
                   Leverage                  For Eurodollar Rate
                    Ratio
          ----------------------------------------------------------
                *  6.0:1.00                           3.75%
          ----------------------------------------------------------
                ** 6.0:1.00                           3.50%
                *  4.5:1.00
          ----------------------------------------------------------
                ** 4.5:1.00                           3.25%
                *  3.0:1.00
          ----------------------------------------------------------
                ** 3.0:1.00                           3.00%
          ==========================================================


and (y) in the case of Purchase Money Loans, 4.75% per annum and (b) with respect to Loans that are Base Rate Loans, an amount equal to the Applicable Margin for Eurodollar Rate Loans as set forth in clause (ii)(a) (x) and
(ii)(a)(y) minus 1.00% per annum.  No change in the Applicable Margin
           -----
contemplated by clause (ii) above shall be effective until three (3) Business Days after the date on which Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 5.1(d) calculating the Total Leverage Ratio. At any time Company has not submitted to Administrative Agent the applicable information as and when required under Section 5.1(d), the Applicable Margin shall be determined as if the Total Leverage Ratio were in excess of 6.00:1.00 until such time as the Company has provided the information required under Section 5.1(d). Within one
(1) Business Day of receipt of the applicable information as and when required under Section 5.1(d), Administrative Agent shall give each Lender telefacsimile or telephonic notice (confirmed in writing) of the Applicable Margin in effect from such date. The Applicable Margin with respect to any New Term Loans shall be set forth in the applicable Joinder Agreement.

If during Stage 1 or Stage 2 (i) Purchase Money Loans are permitted under the terms of the Senior Notes to share pari passu in the Collateral securing the other Loans and (ii) Purchase Money Loans are permitted to be guaranteed by the Restricted Subsidiaries to the same extent as the other Loans, then from and after such date, such Purchase Money Loans shall bear interest under the foregoing provisions on the same basis as the other Loans.

          "Applicable Reserve Requirement" means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted Eurodollar Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which


     *   greater than or equal to
     **  less than
include Eurodollar Rate Loans. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

          "A/R Sublimit" as defined in Section 2.1(a)(iii) hereof.

          "A/R Sublimit Measurement Date" means the date of the most recently available balance sheet of Company filed with the Securities Exchange Commission or provided pursuant to Section 4.03 of the Senior Notes Indenture to the trustee thereunder.

          "Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition (any such transaction, a "Disposition") to, or any exchange of property with, any Person (other than the Company or any Guarantor Subsidiary), in one transaction or a series of transactions, of all or any part of Company's or any of its Restricted Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of Company's Restricted Subsidiaries, other than (i) inventory (or other assets)
                                      ----------
sold or leased in the ordinary course of business, (ii) disposals of obsolete, worn out or surplus property, (iii) a Qualifying San Jose Disposition, (iv) Dispositions of other assets for aggregate consideration of less than $50,000 with respect to any transaction or series of related transactions and less than $250,000 in the aggregate during any Fiscal Year, (v) sales of Cash Equivalents in the ordinary course of business, (vi) Permitted Liens, and (vii) sale and leaseback transactions in connection with Permitted Equipment Financing.

          "Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by Administrative Agent.

          "Authorized Officer" means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president and one of its vice presidents (or the equivalent thereof), or such Person's chief financial officer and treasurer.

          "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute.

          "Base Rate" means, for any day, a rate per annum equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Base Rate Loan" means a Loan bearing interest at a rate determined by reference to the Base Rate.

          "Basic Upkeep" has the meaning assigned in Section 6.4(b).

          "Beneficiary" means each Agent, Issuing Bank, Lender and Lender Counterparty.

          "Borrower" means (y) with respect to Loans (other than Purchase Money Loans) and related Obligations, OpCo and (z) with respect to Purchase Money Loans and related Obligations, the Company.

          "Borrowing Base" means, at any time, 60% of Eligible Net PP&E.   The
Borrowing Base at any date shall be determined by reference to the Borrowing Base Certificate most recently delivered hereunder on or prior to such date as specified in Section 5.1(e).

          "Borrowing Base Certificate" has the meaning specified in Section 5.1(e).

          "Business Day" means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term "Business Day" shall mean any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditure" means, for any period, the aggregate of all expenditures of any Person during such period that, in accordance with GAAP, are or should be included in "purchase of property and equipment" or similar items, including without limitation construction in progress, reflected in the statement of cash flows of such Person. Notwithstanding the foregoing, the term "Capital Expenditure" shall not include capital expenditures constituting (i) the reinvestment of Net Asset Sale Proceeds or Net Insurance/Condemnation Proceeds made in accordance with Sections 2.12(a) and (b), (ii) Permitted Acquisitions and (iii) that portion of any capital expenditure solely attributable to or deemed paid for through the issuance by Company of a warrant to purchase capital stock of Company.

          "Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

          "Cash" means money, currency or a credit balance in any demand or Deposit Account.

          "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the

United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A1 from S&P or at least P1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that
(a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; (v) repurchase obligations of any Lender or of any commercial bank that is a member of the Federal Reserve System, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion having a term of not more than 90 days with respect to securities issued or fully guaranteed or insured by the Government of the United States and (vi) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's or is operated by Goldman, Sachs & Co. or an Affiliate thereof.

          "Certificate re NonBank Status" means a certificate substantially in the form of Exhibit F.

          "Change of Control" means, at any time, (i) any Person or "group" (within the meaning of Rules 13d3 and 13d5 under the Exchange Act) other than the Founders (a) (x) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Company and (y) the Founders own, in the aggregate, a lesser percentage of the total voting and/or economic interest in the Capital Stock of the Company than such Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors (or similar governing body) of Company or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Company; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Company cease to be occupied by Persons who either (a) were members of the board of directors of Company on the Closing Date or (b) were nominated for election by the board of directors of Company, a majority of whom were directors on the Closing Date or whose election or nomination for election was previously approved by a majority of such directors; or (iii) any "change of control" or similar event under the Senior Note Indenture or any document evidencing any Permitted Equipment Financing or Permitted Unsecured Company Debt shall occur.

          "Class" means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Term Loan Exposure, (b) Lenders having Delayed Draw Term Loan Exposure, (c) Lenders having Revolving Loan Exposure and
(d) Lenders having New Term Loan

Exposure, and (ii) with respect to Loans, each of the following classes of
Loans: (a) Term Loans, (b) Delayed Draw Term Loans, (c) Revolving Loans and (d) New Term Loans, if any.

          "Closing Date" means the date on or before December 20, 2000 on which the conditions set forth in Section 3.1 have been satisfied.

          "Closing Date Certificate" means a Closing Date Certificate substantially in the form of Exhibit G1.

          "Closing Date Mortgaged Property" as defined in Section 3.1(f).

          "Closing Financial Plan" means the financial plan for Company and its Subsidiaries set forth in the Confidential Information Memorandum dated November 2000.

          "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Collateral Documents as security for the Obligations.

          "Collateral Agent" as defined in the preamble hereto.

          "Collateral Documents" means the Pledge and Security Agreement, the Mortgages, the Landlord Agreements and all other instruments, documents and agreements delivered by any Credit Party pursuant to this Agreement or any of the other Credit Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Credit Party as security for the Obligations.

          "Commitments" means the commitments of Lenders to make Loans as set forth in Section 2.1(a) of this Agreement. The amount of each Lender's Commitment is set forth on Appendix A or in the applicable Assignment Agreement or Joinder Agreement and is subject to any adjustment or reduction pursuant to the terms and conditions hereof.

          "Company" as defined in the preamble hereto.

          "Complementary Business" means storage services, content distribution, network management, security services, monitoring, site management and similar related activities, in each case relating to the operation of Permitted IBX Facilities.

          "Compliance Certificate" means a Compliance Certificate substantially in the form of Exhibit C.

          "Consolidated Capital Expenditures" means, for any period, the aggregate of all Capital Expenditures of Company and its Restricted Subsidiaries during such period determined on a consolidated basis, in accordance with GAAP.

          "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash.

          "Consolidated Current Assets" means, as at any date of determination, the total assets of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

          "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Company and its Restricted Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

          "Consolidated EBITDA" means, for any period, an amount determined for Company and its Restricted Subsidiaries on a consolidated basis equal to (i)
the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) provisions for taxes based on income, (d) total depreciation expense, (e) total amortization expense, and (f) other nonCash items reducing Consolidated Net Income (excluding any such nonCash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period), minus (ii) other nonCash items increasing
                                  -----
Consolidated Net Income for such period (excluding any such nonCash item to the extent it represents the reversal of an accrual or reserve for potential Cash item in any prior period), (iii) interest income, and (iv) to the extent not otherwise deducted in determining Consolidated EBITDA, any payments made with respect to the San Jose Ground Lease after transfer thereof to the San Jose Subsidiary, all of the foregoing as determined in conformity with GAAP.

          "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA, minus (b) the Consolidated Working Capital
                                   -----
Adjustment, minus (ii) the sum, without duplication, of the amounts for such
            -----
period of (a) repayments of Consolidated Total Debt (excluding repayments of Revolving Loans except to the extent the Commitments are permanently reduced in connection with such repayment), (b) Consolidated Capital Expenditures (excluding any Capital Expenditures prohibited by Section 6.8) (net of (i) any proceeds of any related financings with respect to such expenditures, and (ii) any insurance and condemnation proceeds used to finance the replacement of destroyed or appropriated property), (c) Consolidated Cash Interest Expense, and
(d) provisions for current taxes based on income of Company and its Restricted Subsidiaries and payable in cash with respect to such period, and (e) to the extent not otherwise deducted in determining Consolidated Excess Cash Flow, Cash consideration paid for Permitted Acquisitions and Investments permitted hereunder (in each case, net of any proceeds of related financings and issuances of Capital Stock incurred to finance such Permitted Acquisitions and Investments).

          "Consolidated Interest Expense" means, for any period, total interest expense (including commitment fees and that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Restricted Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in Section 2.9 payable on or before the Closing Date.

          "Consolidated Net Income" means, for any period, (i) the net income (or loss) of Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Restricted
      -----
Subsidiary) in which any other Person (other than Company or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Restricted Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with Company or any of its Restricted Subsidiaries or that Person's assets are acquired by Company or any of its Restricted Subsidiaries, (c) the income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary, (d) any aftertax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

          "Consolidated Senior Secured Debt" means, as at any time of determination, the aggregate stated balance sheet amount of all outstanding Indebtedness of Company and its Restricted Subsidiaries under (i) this Agreement, (ii) the Permitted Equipment Financings, (iii) any secured trade payables and (iv) Capital Leases.

          "Consolidated Total Capitalization" means the sum of (a) Consolidated Total Debt and (b) paidinequity capital of the Company or any of its Restricted Subsidiaries (including preferred stock but excluding (i) any additional equity issued as payinkind dividends on issued and outstanding equity securities, (ii) any capital contributed by the Company or any Restricted Subsidiary to any of the Unrestricted Subsidiaries and (iii) any accumulated deficits resulting from operations).

          "Consolidated Total Debt" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (without giving effect to any original issue discount) of Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated Working Capital" means, as at any date of determination, the excess of Consolidated Current Assets over Consolidated Current Liabilities.

          "Consolidated Working Capital Adjustment" means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the end of such period exceeds (or is less than) Consolidated Working Capital as of the beginning of such period.

          "Contractual Obligation" means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Contributing Guarantors" as defined in Section 7.2.

          "Conversion/Continuation Date" means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

          "Conversion/Continuation Notice" means a Conversion/Continuation Notice substantially in the form of Exhibit A2.

          "Counterpart Agreement" means a Counterpart Agreement substantially in the form of Exhibit H.

          "Credit Date" means the date of a Credit Extension.

          "Credit Document" means any of this Agreement, the Notes, if any, Joinder Agreements, if any, the Collateral Documents, any documents or certificates executed by OpCo in favor of Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Credit Party for the benefit of the Agents, Issuing Bank or any Lender in connection herewith, including Hedge Agreements with any Lender Counterparty, in each case, as may be amended, supplemented or otherwise modified from time to time.

          "Credit Extension" means the making of a Loan or the issuing of a Letter of Credit or the amendment or other modification of a Letter of Credit to increase its stated amount, extend its period of effectiveness, or amend the conditions under which it may be drawn.

          "Credit Party" means the Company and any of its Restricted Subsidiaries from time to time party to a Credit Document.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Company's and its Restricted Subsidiaries' operations.

          "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

          "Default Excess" means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender's Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

          "Default Period" as defined in Section 2.21.

          "Defaulting Lender" as defined in Section 2.21.

          "Defaulted Loan" as defined in Section 2.21.

          "Delayed Draw Term Loan Commitment" means the Commitment of a Lender to make or otherwise fund a Delayed Draw Term Loan to OpCo and "Delayed Draw Term Loan Commitments" means such Commitments of all Lenders in the aggregate. The amount of each Lender's Delayed Draw Term Loan Commitment, if any, is set forth in Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $75,000,000.

          "Delayed Draw Term Loan Commitment Period" means the time period commencing on the Closing Date through to and including the Delayed Draw Term Loan Commitment Termination Date.

          "Delayed Draw Term Loan Commitment Termination Date" means the earlier to occur of (i) the date the Delayed Draw Term Loan Commitments are permanently reduced to zero pursuant to Sections 2.11(b) or 2.12, (ii) the date of the termination of the Commitments pursuant to Section 8.1, and (iii) the date occurring twelve (12) months after the Closing Date.

          "Delayed Draw Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Delayed Draw Term Loans of such Lender; provided, at any time prior to the making of the
                                --------
initial Delayed Draw Term Loans, the Delayed Draw Term Loan Exposure of any Lender shall be equal to such Lender's Delayed Draw Term Loan Commitment.

          "Delayed Draw Term Loan Installment" as defined in Section 2.10(a).

          "Delayed Draw Term Loan Installment Date" as defined in Section
2.10(a).

          "Delayed Draw Term Loan Lenders" means Lenders having Delayed Draw Term Loan Exposure.

          "Delayed Draw Term Loan Maturity Date" means the earlier of (i) December 15, 2005 and (ii) the date that all Delayed Draw Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Delayed Draw Term Loan Note" means a promissory note in the form of Exhibit B2, as it may be amended, supplemented or otherwise modified from time to time.

          "Delayed Draw Term Loans" means any Delayed Draw Term Loans made by any Lender to OpCo pursuant to Section 2.1(a)(ii) of this Agreement and any New Delayed Draw Term Loans made by any Lender to OpCo pursuant to Section 2.1(a)(iv) of this Agreement.

          "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

          "Designation"as defined in Section 6.18(a).

          "Disposition" as defined within the definition Asset Sale.

          "Disqualified Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to April 15, 2006; provided, however,
                                                             --------  -------
that any Equity Interest that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Equity Interest upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Equity Interest provide that the Company may not repurchase or redeem such Equity Interest pursuant to such provisions unless such repurchase or redemption complies with
Section 6.4 or (b) requires the payment of cash dividends or other payments to the holder thereon, unless through December 15, 2005 such cash dividends or
                    ------
other payments are only required to be paid and are only paid from the proceeds of the issuance of such Equity Interest and sums of such proceeds are at the time of such issuance placed in escrow for the purpose of making such payments sufficient to make such payments through such date and are at all times prior to such date sufficient therefor.

          "Dollars" and the sign "$" mean the lawful money of the United States of America.

          "Domestic Subsidiary" means any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia.

          "Eligible Assignee" means (i) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses; provided, no
                                                             --------
Affiliate of Company shall be an Eligible Assignee.

          "Eligible Net PP&E" means, at any date of determination, an amount equal to (i) the aggregate cost of Company's and its Restricted Subsidiaries' assets located on a Permitted IBX Facility that may properly be classified, in conformity with GAAP, as property, plant and equipment reflected on the consolidated balance sheet of Company and its Restricted Subsidiaries, which in the case of any such property, plant and equipment located at Permitted IBX Facilities that are leased by Company or its Restricted Subsidiaries, is located at Permitted IBX Facilities with respect to which (x) a Credit Party has taken all such actions and executed and delivered, or caused to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates described in Sections 3.1(f), 3.1(g), 3.1(h), and 3.1(k) to create in favor of Collateral Agent, for the benefit of the Secured Parties, the valid and perfected First Priority Liens referred to in such sections or (y) the underlying leasehold interest is held by OpCo or other Restricted Subsidiary and the Collateral Agent for the benefit of the Secured Parties has a First Priority security interest in all of the Capital Stock of OpCo or such other Restricted Subsidiary, as applicable, less (ii) the sum of (x) to the extent not
                                      ----
otherwise deducted in determining Eligible Net PP&E the accumulated depreciation and any write-down or write-off with respect to such property, plant and equipment, as determined in conformity with GAAP, (y) to the extent not otherwise deducted in determining Eligible Net PP&E, the aggregate cost of any assets otherwise included in Eligible Net PP&E subject to security interests securing Permitted Equipment Financing, less the accumulated depreciation and any write-down or write-off with respect to the assets referenced in this clause (y), as determined in conformity with GAAP, and (z) that portion of the aggregate cost of any assets otherwise included in Eligible Net PP&E to the extent attributable to issuance by Company of warrants to purchase Capital Stock of Company.

          "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, Company, any of its Subsidiaries or any of their respective ERISA Affiliates.

          "Environmental Claim" means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or
(iii) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

          "Environmental Laws" means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, guidance documents, judgments, Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any Facility.

          "Equity Interests" means Capital Stock of Company and all warrants, options or other rights to acquire Capital Stock of Company (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock of Company).

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          "ERISA Affiliate" means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which that Person is a member;
(ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Company or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Company or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Company or such Subsidiary and with respect to liabilities arising after such period for which Company or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

          "ERISA Event" means (i) a "reportable event" within the meaning of
Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Company, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of
Section 4212(c) of ERISA; (vii) the withdrawal of Company, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Company, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or
(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

          "Escrowed Funds" as defined in Section 2.1(a)(ii).

          "Eurodollar Rate Loan" means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

          "Event of Default" means each of the conditions or events set forth in
Section 8.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

          "Existing Indebtedness" means the Indebtedness listed on Schedule 6.1.

          "Facilities Usage" means a fraction, calculated as of the last day of each Fiscal Quarter (i) prior to the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the average daily Total Utilization of Commitments during such Fiscal Quarter and the denominator of which is equal to the average daily aggregate Commitments for all Lenders during such Fiscal Quarter and (ii) on and after the Delayed Draw Term Loan Commitment Termination Date, the numerator of which is equal to the average daily Total Utilization of Revolving Loan Commitments and the denominator of which is equal to the average daily aggregate Revolving Loan Commitments for all Lenders during such Fiscal Quarter.

          "Facility" means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Company or any of its Subsidiaries or any of their respective predecessors or Affiliates.

          "Fair Share" as defined in Section 7.2.

          "Fair Share Contribution Amount" as defined in Section 7.2.

          "Fair Share Shortfall" as defined in Section 7.2.

          "Federal Funds Effective Rate" means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, (i) if such day
                                                       --------
is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by Administrative Agent.

          "Financial Officer Certification" means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Company that such financial statements fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal yearend adjustments.

          "Financial Plan" as defined in Section 5.1(k).

          "First Priority" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than Permitted Liens.

          "Fiscal Quarter" means a fiscal quarter of any Fiscal Year.

          "Fiscal Year" means the fiscal year of Company and its Subsidiaries ending on December 31/st/ of each calendar year.

          "Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of the Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

          "Foreign Subsidiary"means, with respect to any Person, any Subsidiary that is not a Domestic Subsidiary.

          "Founders" means Benchmark Capital Partners II, L.P., Cisco Systems, Inc., Microsoft Corporation, News Corp., Albert M. Avery, IV, Jay S. Adelson and their respective Related Persons.

          "Funding Date" as defined in the preamble.

          "Funding Default" as defined in Section 2.21.

          "Funding Guarantors" as defined in Section 7.2.

          "Funding Notice" means a notice substantially in the form of Exhibit
A1.

          "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.

          "Governmental Acts" means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

          "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

          "Governmental Authorization" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

          "Grantor" as defined in the Pledge and Security Agreement.

          "GSCP" as defined in the preamble hereto.

          "Guaranteed Obligations" as defined in Section 7.1.

          "Guarantor" means (y) with respect to the Loans (other than Purchase Money Loans) and related obligations, the Company and each Domestic Subsidiary of Company that is a Restricted Subsidiary other than OpCo and (z) to the extent not prohibited under the Senior Notes, with respect to Purchase Money Loans and related obligations, each Domestic Subsidiary of Company that is a Restricted Subsidiary.

          "Guarantor Subsidiary" means each Guarantor other than Company.

          "Guaranty" means the guaranty of each Guarantor set forth in Section
7.

          "Hazardous Materials" means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any Facility or to the indoor or outdoor environment.

          "Hazardous Materials Activity" means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

          "Hedge Agreement" means an Interest Rate Agreement or a Currency Agreement entered into with a Lender Counterparty in order to satisfy the requirements of this Agreement or otherwise in the ordinary course of Company's or any of its Subsidiaries' businesses and not for speculative purposes.

          "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

          "Historical Financial Statements" means as of the Closing Date, (i) the audited financial statements of Company and its Subsidiaries for Fiscal Year 1999, 7consisting of balance sheets and the related consolidated statements of income, stockholders' equity and cash flows for such Fiscal Year and (ii) the unaudited financial statements of Company and its Subsidiaries as of the Fiscal Quarter ending September 30, 2000, consisting of a balance sheet and the related consolidated statements of income and cash flows for the ninemonth period ending on such date, and, in the case of clauses (i) and (ii), certified by the chief financial officer of Company that they fairly present, in all material respects, the financial condition of Company and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal yearend adjustments.

          "IBX Facilities" means Internet Business Exchange facilities, including, without limitation, the Permitted IBX Facilities, which are designed, developed (or acquired by) and operated by the Company or one of its Restricted Subsidiaries for the purpose of providing Internet access, colocation services, telecommunications access, mechanical and power systems and operations and customer service and support and is either owned in fee by the Company or one of its Restricted Subsidiaries or operated under a distinct long term lease agreement between the Company or one of its Restricted Subsidiaries and a landlord.

          "IBX Facility Net Cashflow" means, with respect to any Permitted IBX Facility, for any Fiscal Quarter, an amount equal to total revenue of such Permitted IBX Facility less operating expenses associated with such Permitted IBX Facility plus depreciation, amortization, stock-based compensation of the employees associated with such Permitted IBX Facility and other noncash charges, all as determined on a basis consistent with the Historical Financial Statements.

          "Increased Amount Date" as defined in Section 2.1(a)(iv).

          "IncreasedCost Lender" as defined in Section 2.22.

          "Indebtedness", as applied to any Person, means, without duplication,
(i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA and ordinary course trade payables), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), comaking, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Interest Rate Agreement or Currency Agreement, whether entered into for hedging or speculative purposes; provided, in no event shall
                                          --------
obligations
under any Interest Rate Agreement or any Currency Agreement be deemed "Indebtedness" for any purpose under Sections 6.6 or 6.7, as applicable.

          "Indemnified Liabilities" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnities shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnities in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnities, in any manner relating to or arising out of (i) this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

          "Indemnities" as defined in Section 10.3.

          "Intellectual Property" as defined in the Pledge and Security
Agreement.

          "Intellectual Property Collateral" means all of the Intellectual Property subject to the Lien of the Pledge and Security Agreement.

          "Interest Coverage Ratio" means the ratio, as of the last day of any Fiscal Quarter, of (i) Annualized Consolidated EBITDA for the Fiscal Quarter then ended, to (ii) Consolidated Cash Interest Expense for the fourFiscal Quarter period then ended.

          "Interest Payment Date" means with respect to (i) any Base Rate Loan, each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, in the case of each Interest Period of
                                --------
longer than three months, "Interest Payment Date" shall also include each date that is three months, or an integral multiple thereof, after the commencement of such Interest Period.

          "Interest Period" means, in connection with a Eurodollar Rate Loan, an interest period of one, two, three or sixmonths, as selected by the applicable Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest
                                                   --------
Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) through (g), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Term Loans, Delayed Draw Term Loans or New Term Loans, as the case may be, shall extend beyond such Class's Term Loan Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the Revolving Loan Commitment Termination Date.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Company's and its Restricted Subsidiaries' operations.

          "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

          "International Holdings" means Equinix Europe, Inc., a Delaware corporation (and/or one or more additional Delaware corporations wholly-owned by Company) that owns, directly or indirectly, all (other than director's qualifying shares) of the Capital Stock of all Foreign Subsidiaries that are Unrestricted Subsidiaries.

          "Investment" means (i) any direct or indirect purchase or other acquisition by Company or any of its Restricted Subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than by Company or any whollyowned Guarantor Subsidiary with respect to any whollyowned Guarantor Subsidiary); (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Restricted Subsidiary of Company from any Person (other than Company or any whollyowned Guarantor Subsidiary), of any Capital Stock of such Restricted Subsidiary; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Restricted Subsidiaries to any other Person (other than by Company or any whollyowned Guarantor Subsidiary to any whollyowned Guarantor Subsidiary), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or writeups, writedowns or writeoffs with respect to such Investment.

          "Investment Related Property" as defined in the Pledge and Security Agreement.

          "Issuance Notice" means an Issuance Notice substantially in the form of Exhibit A3.

          "Issuing Bank" means one of Citicorp USA, Inc. and one or more other Lenders acceptable to the Joint Lead Arrangers, as applicable, as Issuing Bank hereunder, together with its permitted successors and assigns in such capacity.

          "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit L, or as may be amended, restated supplemented or otherwise modified from time to time.

          "Joint Lead Arrangers" as defined in the preamble hereto.

          "Joint Book Runners" as defined in the preamble hereto.

          "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership, limited liability company, or other legal form; provided, in no event shall any corporate Subsidiary of any
                  --------
Person be considered to be a Joint Venture to which such Person is a party.

          "Landlord Agreement" means an agreement duly executed by the landlord of any Leasehold Property substantially in the form of Exhibit K with such amendments or modifications as may be approved by Collateral Agent.

          "Leasehold Property" means any leasehold interest (other than San Jose Ground Lease) of Company or any of its Restricted Subsidiaries as lessee under any lease of real property, other than any such leasehold interest designated from time to time by Collateral Agent in its sole discretion as not being required to be included in the Collateral.

          "Lender" means each financial institution that becomes a Lender under this Agreement as of the Closing Date or pursuant to Section 2.1(a)(iv), together with each such institution's successors and permitted assigns.

          "Lender Counterparty" means each Lender or any Affiliate of a Lender Counterparty to a Hedge Agreement, including, without limitation, each such Affiliate that enters into a Joinder Agreement with the Collateral Agent.

          "Letter of Credit" means a commercial or standby letter of credit issued or to be issued by Issuing Bank pursuant to this Agreement.

          "Letter of Credit Sublimit" means the lesser of (i) $15,000,000 and
(ii) the aggregate unused amount of the Revolving Loan Commitments then in effect.

          "Letter of Credit Usage" means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and
(ii) the aggregate amount of all drawings under Letters of Credit honored by Issuing Bank and not theretofore reimbursed by or on behalf of OpCo.

          "Lien" means (i) any lien, claim, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and
(ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

          "Loan" means any Loan made by a Lender to a Borrower pursuant to
Section 2.1(a)(i), 2(a)(ii), 2.1(a)(iii) or 2.1(a)(iv) of this Agreement.

          "Margin Stock" as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means a material adverse effect on (i) the business, operations, properties, assets, condition (financial or otherwise) or prospects (with respect to prospects only, based upon the Closing Financial Plan and other written business information provided by Company to Lender on or prior to the Closing Date) of Company and its Restricted Subsidiaries taken as a whole; (ii) the ability of any Credit Party to fully and timely perform the Obligations; (iii) the legality, validity, binding effect or enforceability against a Credit Party of a Credit Document to which it is a party; (iv) the rights, remedies and benefits available to, or conferred upon, any Agent and any Lender under any Credit Document; or (v) the Collateral Agent's Liens, on behalf of Secured Parties, on the Collateral or the priority of such Liens.

          "Material Contract" means any contract or other arrangement to which Company or any of its Restricted Subsidiaries is a party (other than the Credit Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

          "Material Real Estate Asset'' means (i) (a) any feeowned Real Estate Asset located in the United States or Canada having a fair market value in excess of $250,000 as of the date of the acquisition thereof, (b) any Leasehold Property which is a IBX Facility to the extent the failure to comply with
Section 5.10 with respect thereto would cause the Collateral Agent to have at any time a perfected First Priority Lien on less than 50% of all Leasehold Properties which are IBX Facilities and (c) all Leasehold Properties which are not IBX Facilities (other than the San Jose Ground Lease and existing headquarter buildings) other than those with respect to which the aggregate payments under the term of the lease are less than $100,000 per annum or (ii) any Real Estate Asset (other than the San Jose Ground Lease and existing headquarters) located in the United States or Canada that the Requisite Lenders have determined is material to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any Restricted Subsidiary thereof taken as a whole.

          "Moody's" means Moody's Investor Services, Inc.

          "Mortgage" means a Mortgage substantially in the form of Exhibit J, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Multiemployer Plan" means any Employee Benefit Plan which is a "multiemployer plan" as defined in Section 3(37) of ERISA.

          "NAIC" means The National Association of Insurance Commissioners, and any successor thereto.

          "Narrative Report" means, with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of Company and its Restricted Subsidiaries in the form prepared for presentation to senior management thereof for the Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate.

          "Net Accounts Receivable" means as of any A/R Sublimit Measurement Date, the consolidated net accounts receivable of the Company and its Restricted Subsidiaries as shown on the consolidated financial statements of the Company and its Restricted Subsidiaries as of the most recently completed Fiscal Quarter; less, to the extent not otherwise deducted in determining net accounts
         ----
receivable of the Company and its Restricted Subsidiaries, accounts receivable 120 days past due and not fully reserved for at the end of such Fiscal Quarter.

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or as a result of the release of any amounts subject to any reserve described in clause
(c) below or otherwise, but only as and when so received) received by Company or any of its Restricted Subsidiaries from such Asset Sale, minus (ii) any bona
                                                         -----
fide direct costs incurred in connection with such Asset Sale, including (a) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (b) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (c) attorneys' fees, accountants' fees, investment banking fees and other customary costs, fees and expenses and commissions actually incurred in connection therewith, and (d) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Company or any of its Restricted Subsidiaries in connection with such Asset Sale.

          "Net Insurance/Condemnation Proceeds" means an amount equal to: (i) any Cash payments or proceeds received by Company or any of its Restricted Subsidiaries (a) under any casualty insurance policy in respect of a covered loss thereunder or (b) as a result of the taking of any assets of Company or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (a) any
                                                         -----
actual and reasonable costs incurred by Company or any of its Restricted Subsidiaries in connection with the adjustment or settlement of any claims of Company or such Subsidiary in respect thereof, and (b) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (i)(b) of this definition, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with the foregoing, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of any sale of such assets, (3) attorneys' fees, accountants' fees, investment banking fees and other customary costs, fees and expenses and commissions actually incurred in connection therewith, and (4) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller's indemnities and representations and warranties to purchaser in respect of such asset sale undertaken by Company or any of its Restricted Subsidiaries in connection with such asset sale.

          "Net Revenues" means, for any period, the net revenues of Company and its Restricted Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP (it being understood that, in any event such net revenue shall be net of sales charges and discounts).

          "New Revolving Loan Commitments" as defined in Section 2.1(a)(iv).

          "New Revolving Loan Lender" as defined in Section 2.1(a)(iv).

          "New Term Loan" as defined in Section 2.1(a)(iv).

          "New Term Loan Commitments" as defined in Section 2.1(a)(iv).

          "New Term Loan Exposure" means, with respect to any Lender as of any date of determination (i) prior to the funding of the New Term Loans that Lender's New Term Loan Commitment, if any, and (ii) after the funding of the New Term Loans, the outstanding principal amount of the New Term Loan of that Lender.

          "New Term Loan Lender" as defined in Section 2.1(a)(iv).

          "New Term Loan Maturity Date" means the date that New Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement.

          "New Term Loan Note" means a promissory note in the form of Exhibit B4, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "NonConsenting Lender" as defined in Section 2.22.

          "NonUS Lender" as defined in Section 2.19(c).

          "Note" means a Term Loan Note, a Delayed Draw Term Loan Note, a Revolving Loan Note or a New Term Loan Note.

          "Notice" means a Funding Notice, an Issuance Notice, or a Conversion/Continuation Notice.

          "Obligations" means all obligations of every nature of each Credit Party from time to time owed to the Agents, the Lenders or any of them or their respective Affiliates (including, without limitation, all former Agents, Lenders or Lender Counterparties), under any Credit Document (including, without limitation, with respect to a Hedge Agreement, net obligations owed thereunder to any person who was a Lender or an Affiliate of a Lender at the time such Hedge Agreement was entered into), whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

          "Obligee Guarantor" as defined in Section 7.7.

          "Organizational Documents" means (i) with respect to any corporation, its certificate or articles of incorporation, as amended, and its bylaws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended,
(iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its certificate of formation or articles of organization, as amended, and its operating agreement, as amended. In the event any term or condition of this Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such "Organizational Document" shall only be to a document of a type customarily certified by such governmental official.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

          "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

          "Permitted Acquisition" means any acquisition whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Capital Stock of, or a business line or unit or a division of, any Person; provided,
--------

               (i) immediately prior to, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

               (ii) all transactions in connection therewith shall be consummated in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

               (iii) in the case of the acquisition of Capital Stock, all of the Capital Stock (except for any such Securities in the nature of directors' qualifying shares required pursuant to applicable law) issued by such Person or any newly formed Restricted Subsidiary of Company in connection with such acquisition shall be owned by Company or a Guarantor Subsidiary thereof, and Company shall have taken, or caused to be taken, as of the date such Person becomes a Subsidiary of Company, each of the actions set forth in Sections 5.9 and/or 5.10, as applicable;

               (iv) whether the consideration paid in such acquisition is cash or stock, Company shall deliver to Joint Lead Arrangers a Financial Officer's Certificate demonstrating (to the reasonable satisfaction of Joint Lead Arrangers) that Company and its Restricted Subsidiaries shall be in compliance, as of the first day of the most recently ended Fiscal Quarter and after giving pro forma effect on a goingforward basis through December 15, 2005 to such acquisition with the covenants contained in this Agreement;

               (v) Company shall have delivered to the Joint Lead Arrangers (A) at least ten (10) Business Days prior to such proposed acquisition, a Compliance Certificate evidencing compliance with Sections 6.6, 6.7 or 6.8, as applicable, as required under clause (iv) above, together with all relevant financial information with respect to such acquired assets, including, without limitation, the aggregate consideration for such acquisition and any other information required to demonstrate compliance with Sections 6.6, 6.7 or 6.8, as applicable; and

               (vi) any Person or assets or division as acquired in accordance herewith shall be in the same business or lines of business in which Company and/or its Subsidiaries are engaged as of the Closing Date, a Complementary Business or such other lines of business as may be consented to by Requisite Lenders.

          "Permitted Equipment Financing" means (A) the secured equipment financing facilities listed, and designated as such, on Schedule 6.1 and (B) one or more purchase money, vendor or other equipment financing facilities or leases
(i) in an aggregate principal amount not in excess of $50,000,000 outstanding at any time, (ii) pursuant to which Company may be advanced funds principally to purchase or lease IBX Facility equipment or headquarters equipment or services and to pay the costs of the engineering, construction, installation, importation, development and improvement of such equipment, and (iii) which may be secured only by the assets being financed thereby and with respect to which no Restricted Subsidiary of Company is obligated.

          "Permitted IBX Facilities" means those IBX Facilities  listed on
Schedule 1.1(a) with respect to which development has commenced on or before the Closing Date (i) owned or leased by the Company on the Closing Date or (ii) owned or leased by OpCo or a whollyowned Domestic Subsidiary of OpCo on or after the Closing Date, in each case having substantially those characteristics contemplated in the Closing Financial Plan.

          "Permitted Liens" means each of the Liens permitted pursuant to
Section 6.2.

          "Permitted Unsecured Company Debt" means indebtedness of the Company that is unsecured (other than funds escrowed from the proceeds of such indebtedness for the purpose of making interest payments thereon) that is not guaranteed by any Person and that is no less favorable (other than with respect to interest rate or debt service funded from the proceeds of such indebtedness) for the Company or the Lenders than the Senior Notes in any material respect (as determined by the Joint Lead Arrangers).

          "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

          "Pledge and Security Agreement" means each of the Pledge and Security Agreements substantially in the form of Exhibit I-A and Exhibit I-B, as each may be amended, supplemented or otherwise modified from time to time to be executed by the Company, the applicable Borrower and each Guarantor.

          "Prime Rate" means the rate of interest per annum that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

          "Principal Office" means, for each of Administrative Agent and Issuing Bank, such Person's "Principal Office" as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to the applicable Borrower, Administrative Agent and each Lender.

          "Pro Forma Consolidated Debt Service" means, as of any date of determination, the sum, without duplication, of (i) Consolidated Cash Interest Expense and (ii) all scheduled amortization (including any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including insubstance or legal defeasance), sinking fund or similar payment) in respect of Indebtedness, in each case payable by Company and its Restricted Subsidiaries during the immediately succeeding four Fiscal Quarters assuming, for purposes of calculating Consolidated Cash Interest Expense for any such succeeding four Fiscal Quarter period, Indebtedness outstanding as of the date of such calculation shall remain outstanding during such four Fiscal Quarter period (except to the extent of any scheduled amortization, redemption, retirement or similar payment scheduled during such four Fiscal Quarter period) and that the average interest rate applicable to outstanding Indebtedness of the Credit Parties as of the date of such calculation applies with respect to Indebtedness outstanding during such four Fiscal Quarter period.

          "Pro Forma Debt Service Coverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (i) Annualized Consolidated EBITDA for the Fiscal Quarter then ended to (ii) Pro Forma Consolidated Debt Service, in each case as set forth in the most recent

Compliance Certificate delivered by Company to Administrative Agent pursuant to
Section 5.1(d).

          "Projections" as defined in Section 4.8.

          "Pro Rata Share" means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (x) the Term Loan Exposure of that Lender by (y) the aggregate Term Loan Exposure of all Lenders; (ii) with respect to all payments, computations and other matters relating to the Delayed Draw Term Loan Commitment or the Delayed Draw Term Loans of any Lender, the percentage obtained by dividing (x) the Delayed Draw Term Loan Exposure of that Lender by (y) the aggregate Delayed Draw Term Loan Exposure of all Lenders; (iii) with respect to all payments, computations and other matters relating to the Revolving Loan Commitment or the Revolving Loans of any Lender, the percentage obtained by dividing (x) the Revolving Loan Exposure of that Lender by (y) the aggregate Revolving Loan Exposure of all Lenders; (iv) with respect to all payments, computations and other matters relating to the New Term Loan Commitments, if any, or the New Term Loan, if any, of any Lender, the percentage obtained by dividing (x) the New Term Loan Exposure of that Lender with respect to the relevant Series by (y) the sum of the aggregate New Term Loan Exposure of all Lenders for such Series; and (v) for all other purposes with respect to each Lender, the percentage obtained by dividing (x) the sum of the Revolving Loan Exposure of that Lender plus the Delayed Draw Loan Exposure of that Lender plus
                        ----                                               ----
the Term Loan Exposure of that Lender plus the New Term Loan Exposure of that
                                      ----
Lender by (y) the sum of the aggregate Revolving Loan Exposure of all Lenders plus the sum of the aggregate Delayed Draw Term Loan Exposure of all Lenders
----
plus the aggregate Term Loan Exposure of all Lenders plus the aggregate New Term
----                                                 ----
Loan Exposure of all Lenders, in any such case as the applicable percentage may be adjusted by assignments permitted pursuant to Section 10.6. The Pro Rata Share of each Lender as of the Closing Date for purposes of each of clauses (i),
(ii) and (iii) of the preceding sentence is set forth opposite the name of that Lender in Appendices A1, A2 and A3, respectively.

          "Purchase Money Loans" as defined in Section 2.1(a)(iii).

          "Qualifying Equity" means any Equity Interest other than Disqualified Stock issued by Company after the Closing Date.

          "Qualifying San Jose Disposition" means a Disposition of any portion of the San Jose Property or rights under the San Jose Ground Lease if the proceeds of such Disposition are used exclusively in connection with the development of the San Jose Property and/or one or more Permitted IBX Facilities.

          "Real Estate Asset" means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

          "Record Document" means, with respect to any Leasehold Property, (i) the lease evidencing such Leasehold Property or a memorandum thereof, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) if such Leasehold Property was acquired or subleased from the holder of a Recorded Leasehold Interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form reasonably satisfactory to Collateral Agent.

          "Recorded Leasehold Interest" means a Leasehold Property with respect to which a Record Document has been recorded in all places necessary or desirable, in Administrative Agent's reasonable judgment, to give constructive notice of such Leasehold Property to thirdparty purchasers and encumbrancers of the affected real property.

          "Register" as defined in Section 2.5(b).

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Reimbursement Date" as defined in Section 2.2(d).

          "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Related Person" means any Person who controls, is controlled by or is under common control with a Founder; provided that for purposes of this
                                     --------
definition "control" means the beneficial ownership of more than 50% of the total voting power of a Person normally entitled to vote in the election of directors, managers or trustees, as applicable, of a Person; provided, further,
                                                             --------  -------
that with respect to any natural Person, each member of such Person's immediate family shall be deemed to be a Related Person of such Person.

          "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

          "Replacement Lender" as defined in Section 2.22.

          "Requisite Class Lenders" means, at any time of determination (i) for the Class of Lenders having Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Term Loan Exposure of all Lenders,
(ii) for the Class of Lenders having Delayed Draw Term Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Delayed Draw Term Loan Exposure of all Lenders, (iii) for the Class of Lenders having Revolving Loan Exposure, Lenders having or holding at least a majority of the sum of the aggregate Revolving Loan Exposure of all Lenders and (iv) for each Class of Lenders having New Term Loan Exposure, if any, Lenders having or holding at least a majority of the sum of the aggregate New Term Loan Exposure of such Lenders.

          "Requisite Lenders" means one or more Lenders having or holding Term Loan Exposure, Delayed Draw Term Loan Exposure, Revolving Loan Exposure and/or New Term

Loan Exposure for a Series representing more than 50% of the sum of (i) the aggregate Term Loan Exposure of all Lenders, (ii) the aggregate Delayed Draw Term Loan Exposure of all Lenders, (iii) the aggregate Revolving Loan Exposure of all Lenders and (iv) the aggregate New Term Loan Exposure of all Lenders for all Series.

          "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or OpCo now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding; except to the extent payable in exchange for shares of Capital Stock of Company, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company or OpCo now or hereafter outstanding; except to the extent paid with shares of Capital Stock of Company or OpCo or warrants, options or other rights to acquire any such shares, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, the Senior Notes any Permitted Unsecured Company Debt or any Permitted Equipment Financing; provided that Restricted Junior Payments shall not include cash dividends made
--------
on preferred stock of Company issued after the Closing Date to the extent that such dividends are only required to be paid and are only paid from the proceeds of the issuance of such preferred stock escrowed for such purpose.

          "Restricted Subsidiaries" means all direct or indirect subsidiaries of the Company or OpCo which are not Unrestricted Subsidiaries.

          "Revolving Loan Commitment" means the commitment of a Lender to make Revolving Loans pursuant to Section 2.1(a)(iii) and to acquire participations in Letters of Credit hereunder, and "Revolving Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Revolving Loan Commitment, if any, is set forth in Appendix A3 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is the lesser of (i) $25,000,000 and (ii) the A/R Sublimit.

          "Revolving Loan Commitment Period" means the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date.

          "Revolving Loan Commitment Termination Date" means the earliest to occur of (i) December 15, 2005; (ii) the date the Revolving Loan Commitments are permanently reduced to zero pursuant to Section 2.11(b) or 2.12, and (iii) the date of the termination of the Revolving Loan Commitments pursuant to Section 8.1.

          "Revolving Loan Exposure" means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Loan Commitments, that Lender's Revolving Loan Commitment; and (ii) after the termination of the Revolving Loan Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit) and (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit.

          "Revolving Loan Maturity Date'' means the earlier of (i) December 15, 2005 and (ii) the date that all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Revolving Loans" means any revolving Loans (including, without limitation, Purchase Money Loans) made by Lenders to the applicable Borrower pursuant to Section 2.1(a)(iii) of this Agreement.

          "Revolving Loan Note" means a promissory note in the form of Exhibit B3, as it may be amended, supplemented or otherwise modified from time to time.

          "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Corporation.

          "San Jose Ground Lease" means the Ground Lease by and between iStar San Jose, LLC, as Lessor, and Company, as Lessee, dated June 21, 2000 as amended or restated from time to time but not, in any event, such that the amounts payable with respect thereto exceed amounts payable with respect thereto as contemplated by the Closing Financial Plan or otherwise materially increase the obligations of the Company thereunder.

          "San Jose Property" the property leased pursuant to the San Jose Ground Lease.

          "San Jose Incremental L/C Amount" means, as of any date of determination, an amount (not to exceed $25,000,000) by which the obligations, contingent or otherwise, of Company to provide a letter of credit under the San Jose Ground Lease (as in existence on the Closing Date) under any circumstances exceed $10,000,000.

          "San Jose Subsidiary" means Equinix-DC, Inc., a wholly-owned Unrestricted Subsidiary of Company, into which the San Jose Ground Lease and/or the San Jose Property may be contributed and in connection with such transfer Company may retain the obligations in connection with the San Jose Ground Lease; provided that such obligations of Company shall be extinguished upon the earlier
--------
of (a) written notice by the Company or (b) receipt by the San Jose Subsidiary (or any Affiliate in a financing for the benefit of San Jose Subsidiary) of aggregate proceeds from debt, capital leases or equity issuances of (i) $25 million in the aggregate for tenant improvements with respect to the San Jose Property or (ii) $45 million in the aggregate for any expenditure in connection with maintenance, use or development of the San Jose Property (exclusive of proceeds of any Qualifying San Jose Disposition and exclusive of any proceeds applied to make rental payments under the San Jose Ground Lease) (either such receipt, a "San Jose Triggering Event"); provided further, such transfer may
                                          -------- -------
not be consummated until such time as the monthly payment obligations with respect to the San Jose Ground Lease in effect or of the Closing Date have been reduced by at least $50,000.

          "San Jose Triggering Event" as defined within the definition of San Jose Subsidiary.

          "Secured Parties" as defined in the Pledge and Security Agreement.

          "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profitsharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

          "Senior Leverage Ratio" means the ratio, as of the last day of any Fiscal Quarter, of (i) Consolidated Senior Secured Debt as of such date to (ii) Annualized Consolidated EBITDA.

          "Senior Notes" means the 13% Senior Notes due 2007 issued by Company in the aggregate principal amount of $200,000,000 pursuant to the Senior Notes Indenture, as in effect on the Closing Date and as such notes may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

          "Senior Notes Indenture" means the Senior Notes Indenture dated as of December 1, 1999 between Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Senior Notes have been issued, as in effect on the Closing Date and as such indenture may thereafter be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under Section 6.16.

          "Series" as defined in Section 2.1(a)(iv).

          "Solvency Certificate" means a Solvency Certificate of the chief financial officer of Company substantially in the form of Exhibit G2.

          "Solvent" means, with respect to any Person, that as of the date of determination both (i) (a) the sum of such Person's debt (including contingent liabilities) does not exceed all of its property, at a fair valuation; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured; (c) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (d) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (ii) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

          "Stage 1" means the period from the Closing Date to and including June 30, 2002.

          "Stage 2" means the period from July 1, 2002 through the later of (i) December 15, 2005 and (ii) any New Term Loan Maturity Date.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any
         --------
Person controlled by another Person, no ownership interest in the nature of a "qualifying share" of the former Person shall be deemed to be outstanding.

          "Syndication Agent" as defined in the preamble hereto.

          "Tax" means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided, "Tax on the overall net income" of a Person shall be
          --------
construed as a reference to a tax imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

          "Term Loan" means a Term Loan made by a Lender to OpCo pursuant to
Section 2.1(a)(i) of this Agreement and any New Term Loans made by a Lender to OpCo pursuant to Section 2.1(a)(iv) of this Agreement.

          "Term Loan Commitment" means the commitment of a Lender to make or otherwise fund a Term Loan to OpCo and "Term Loan Commitments" means such commitments of all Lenders in the aggregate. The amount of each Lender's Term Loan Commitment, if any, is set forth on Appendix A1 or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $50,000,000.

          "Term Loan Commitment Termination Date" means the Funding Date.

          "Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender; provided, at any time prior to the making of the Term Loans, the Term
        --------
Loan Exposure of any Lender shall be equal to such Lender's Term Loan
Commitment.

          "Term Loan Installments" as defined in Section 2.10(a).

          "Term Loan Installment Date" as defined in Section 2.10(a).

          "Term Loan Maturity Date" means the earlier of (i) December 15, 2005, and (ii) the date that all Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

          "Term Loan Note" means a promissory note in the form of Exhibit B1, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "Term Loan Maturity Date" means the Term Loan Maturity Date, the Delayed Draw Term Loan Maturity Date or any New Term Loan Maturity Date.

          "Terminated Lender" as defined in Section 2.22.

          "Total Leverage Ratio" means the ratio as of the last day of any Fiscal Quarter of (a) Consolidated Total Debt to (b) Annualized Consolidated EBITDA.

          "Total Utilization Exposure" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Term Loans,
(ii) the aggregate principal amount of all outstanding Delayed Draw Term Loans,
(iii) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (iv) the Letter of Credit Usage and (v) the aggregate principal amount of all outstanding New Term Loans, if any.

          "Total Utilization of Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Delayed Draw Term Loans, (ii) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (iii) the Letter of Credit Usage.

          "Total Utilization of Revolving Loan Commitments" means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of reimbursing Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), and (ii) the Letter of Credit Usage.

          "Transaction Costs" means the fees, costs and expenses payable by Company or any of Company's Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Credit Documents.

          "Type of Loan" means with respect to any of the Term Loans, Delayed Draw Term Loans, New Term Loans or Revolving Loans, a Base Rate Loan or a Eurodollar Rate Loan.

          "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

          "UCC Questionnaire" means any certificate in form satisfactory to the Collateral Agent that provides information with respect to any personal or mixed property of each Credit Party.

          "Unadjusted Eurodollar Rate Component" means that component of the interest costs to Company in respect of a Eurodollar Rate Loan that is based upon the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate.

          "Unrestricted Subsidiaries" means (i) each Subsidiary of Company identified on Schedule 1.1(b), (ii) each Subsidiary of Company that shall be designated an "Unrestricted Subsidiary" pursuant to and in compliance with
Section 6.18, and (ii) each Subsidiary of an Unrestricted Subsidiary.

     1.2 Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to Section 5.1(a), 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in Section 5.1(f)), if applicable). Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements.

     1.3 Interpretation, etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

SECTION 2 LOANS AND LETTERS OF CREDIT

     2.1  Loans.

          (a)  Loans.

               (i) Term Loans.  Subject to the terms and conditions hereof, each
                   ----------
     Lender holding a Term Loan Commitment severally agrees to make, on the Funding Date, a Term Loan to OpCo in an amount equal to such Lender's Term Loan Commitment; provided that after giving effect to the making of any
                      --------
     Delayed Draw Term Loans in no event shall the Total Utilization Exposure exceed the Borrowing Base as set forth in a Borrowing Base Certificate delivered pursuant to Section 5.1(e) in connection with the making of such Loans. OpCo may make only one borrowing under the Term Loan Commitment which shall be on the

     Funding Date. Any amount borrowed under this Section 2.1(a)(i) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a), 2.11(a) and 2.12, all amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender's Term Loan Commitment shall terminate immediately and without further action on the Funding Date after giving effect to the funding of such Lender's Term Loan Commitment.

               (ii)   Delayed Draw Term Loans. During the Delayed Draw Term Loan
                      -----------------------
     Commitment Period, subject to the terms and conditions hereof, each Lender holding a Delayed Draw Term Loan Commitment severally agrees to make Delayed Draw Term Loans to OpCo in the aggregate amount up to but not exceeding such Lender's Delayed Draw Term Loan Commitment; provided that
                                                                --------
     after giving effect to the making of any Delayed Draw Term Loans in no event shall (x) the Total Utilization of the Delayed Draw Term Loan Commitments exceed the Delayed Draw Term Loan Commitments then in effect and (y) the Total Utilization Exposure exceed the Borrowing Base as set forth in a Borrowing Base Certificate delivered pursuant to Section 5.1(e) in connection with the making of such Loans; provided, however, that if, on
                                                  --------  -------
     the date which is twelve (12) months following the Closing Date, any portion of the Delayed Draw Term Loan Commitment is not permitted to be drawn as a result of the application of clause (y) of the immediately preceding proviso, OpCo shall be entitled (but not obligated) to borrow the portion of the Delayed Draw Term Loans which is required to be drawn on such date in accordance with the last sentence of this paragraph, so long as such amount (the "Escrowed Funds") is held in a pledged account included in the Collateral in which the Collateral Agent for the benefit of the Secured Parties has a First Priority Lien on such terms and conditions satisfactory to Administrative Agent until such time as OpCo demonstrates compliance with such proviso in a Borrowing Certificate delivered pursuant to Section 5.1(e). OpCo may make one or more drawings on the Delayed Draw Term Loan Commitments during the Delayed Draw Term Loan Commitment Period. Any amounts borrowed under this Section 2.1(a)(ii) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.10(a), 2.11(a) and 2.12, all amounts owed hereunder with respect to the Delayed Draw Term Loans shall be paid in full no later than the Delayed Draw Term Loan Maturity Date. Each Lender's Delayed Draw Term Loan Commitment shall terminate immediately and without further action upon the funding in full of such Lender's Delayed Draw Term Loan Commitment. The Delayed Draw Term Loan Commitment shall expire immediately and without further action on a date occurring twelve (12) months after the Closing Date, if Delayed Draw Term Loans in an amount equal to the aggregate Delayed Draw Term Loan Commitments are not made on or before such date.

               (iii)  Revolving Loans.  During the Revolving Loan Commitment
                      ---------------
     Period, subject to the terms and conditions hereof, each Lender holding a Revolving Loan Commitment severally agrees to make Revolving Loans to OpCo in the aggregate amount up to but not exceeding such Lender's Revolving Loan

     Commitment as of the Closing Date; provided that after giving effect to the
                                        --------
     making of any Revolving Loans in no event shall (x) the Total Utilization of Revolving Loan Commitments exceed the lesser of (i) the Revolving Loan Commitments then in effect and (ii) to the extent required in order to comply with the terms of the Senior Notes, 85% of Net Accounts Receivable (the "A/R Sublimit") determined as of the most recent A/R Sublimit Measurement Date or (y) the Total Utilization Exposure exceed the Borrowing Base as set forth in a Borrowing Base Certificate delivered pursuant to
     Section 5.1(e) in connection with the making of such Loans provided,
                                                                --------
     further that, notwithstanding the foregoing, the Company may make
     -------
     borrowings otherwise permitted under the Revolving Facility in excess of the A/R Sublimit to finance not greater than 20% of the costs of equipment and software located in Permitted IBX Facilities either owned by the Company or leased by the Company under a lease subject to a leasehold mortgage in favor of the Collateral Agent for the benefit of the Lenders providing such Purchase Money Loans ("Purchase Money Loans"); provided,
                                                                   --------
     that, any Purchase Money Loans made to the Company shall be secured solely by the assets purchased with the proceeds of such Loans. Amounts borrowed pursuant to this Section 2.1(a)(iii) may be repaid and reborrowed during the Revolving Loan Commitment Period. Subject to Sections 2.11 and 2.12, each Lender's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Loan Commitments shall be paid in full no later than such date. If as of any A/R Sublimit Measurement Date the A/R Sublimit exceeds the amount outstanding under the Revolving Loans (net of any amounts outstanding under the Purchase Money Loans), a portion of the Purchase Money Loans equal to the amount of such excess shall be automatically deemed converted to Revolving Loans outstanding to OpCo and shall, on and after such date be treated for all purposes as such Revolving Loans and not as Purchase Money Loans.

               (iv)   Incremental Facilities. To the extent not prohibited under
                      ----------------------
     the Senior Notes, OpCo or Company may by written notice to Syndication Agent elect to request (A) prior to the Revolving Loan Commitment Termination Date, an increase in the existing Revolving Loan Commitments (any such increase, the "New Revolving Loan Commitments") and/or (B) the establishment of one or more new term loan commitments (the "New Term Loan Commitments"), by an amount not in excess of $100,000,000 in the aggregate and not less than $5,000,000 individually (or such lesser amount which shall be approved by Syndication Agent or such lesser amount that shall constitute the difference between $100,000,000 and all such New Revolving Loan Commitments and New Term Loan Commitments), and integral multiples of $5,000,000 in excess of that amount. Each such notice shall specify (A) the date (each, an "Increased Amount Date") on which Company proposes that the New Revolving Loan Commitment or the New Term Loan Commitment, as applicable, shall be effective and that Loans be made pursuant to the New Term Loan Commitments ("New Term Loans"), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to Syndication Agent and (B) the identity of each

     Lender or other Person (each, a "New Revolving Loan Lender" or a "New Term Loan Lender", as applicable) to whom OpCo or Company, as applicable, proposes any portion of such New Revolving Loan Commitment or New Term Loan Commitment, as applicable, be allocated and the amounts of such allocations; provided that any Lender approached to provide all or a
                  --------
     portion of the New Revolving Loan Commitment or New Term Loan Commitment may elect or decline, in its sole discretion, to provide a New Revolving Loan Commitment or a New Term Loan Commitment. Such New Revolving Loan Commitment or New Term Loan Commitment shall become effective, as of such Increased Amount Date; provided that (1) no Default or Event of Default
                            --------
     shall exist on such Increased Amount Date before or after giving effect to such New Revolving Loan Commitment or New Term Loan Commitment, as applicable; (2) both before and after giving effect to the making of any Series of New Term Loans each of the conditions set forth in Section 3.2 shall be satisfied; (3) the New Revolving Loan Commitment or New Term Loan Commitment, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered to Administrative Agent, and each shall be recorded in the Register, each of which shall be subject to the requirements set forth in Section 2.19(c); (4) the applicable Borrower shall make any payments required pursuant to Section 2.17(c) in connection with the New Revolving Loan Commitment, and (5) the applicable Borrower shall deliver or cause to be delivered any legal opinions, Notes and/or other documents reasonably requested by Administrative Agent in connection with any such transaction. Any New Term Loans made shall be designated a separate series (each, a "Series") of New Term Loans for all purposes of this Agreement.

     On any Increased Amount Date on which New Revolving Loan Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the Lenders holding Revolving Loans shall assign to each of the New Revolving Loan Lenders, and each of the New Revolving Loan Lenders shall purchase from each of the Lenders holding Revolving Loans, at the principal amount thereof, such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders and New Revolving Loan Lenders ratably in accordance with their Revolving Loan Commitments after giving effect to the addition of such New Revolving Loan Commitment to the Revolving Commitments, (b) each New Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (a "New Revolving Loan") shall be deemed, for all purposes, a Revolving Loan and (c) each New Revolving Loan Lender shall become a Lender with respect to the Revolving Commitments and all matters relating thereto.

     On any Increased Amount Date on which any New Term Loan Commitments of any Series are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each New Term Loan Lender of any Series shall make a New Term Loan to Company to the extent required to be made under such New Term Loan Commitment on such date, and (ii) each New Term Loan Lender of any Series shall become a Lender hereunder with respect to the New Term Loan Commitment of such Series and the New Term Loans of such Series made pursuant thereto.

     The Syndication Agent shall notify the Lenders promptly in writing upon receipt of the applicable Borrower's notice of each Increased Amount Date and in respect thereof the New Revolving Loan Commitment and the New Revolving Loan Lenders or the Series of New Term Loan Commitments and the New Term Loan Lenders of such Series, as applicable, and, in the case of each notice to any Lender with a Revolving Loans Commitment, the respective interests in such Lender's Revolving Loans subject to the assignments contemplated by this section.

     The terms and provisions of the New Term Loans of any Series and New Term Loan Commitments of any Series shall be, except as otherwise set forth herein or in the Joinder Agreement, identical to the Term Loans and in any event (i) the amortization of all New Term Loans of any Series, shall occur no sooner than the proportional amortization of the Term Loans, (ii) the final maturity of all New Term Loans of any Series shall be no earlier than the Term Loan Maturity Date,
(iii) the rate of interest applicable to New Term Loans of any Series shall be determined by the applicable Borrower and applicable new Lenders and shall be set forth in each applicable Joinder Agreement and any New Term Loans made to the Company shall, to the extent necessary to comply with the Senior Notes, otherwise be made on the same basis as the Purchase Money Loans. Each Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the opinion of the Syndication Agent and the Administrative Agent, to effect the provision of this Section 2.1(a)(iv).

          (b)  Borrowing Mechanics for Loans.
               -----------------------------

               (i) Delayed Draw Term Loans shall be made in minimum amounts of $10,000,000 pursuant to a maximum of seven drawings.

               (ii) Revolving Loans shall be made in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

               (iii) With respect to Term Loans, OpCo shall deliver to Administrative Agent a fully executed and delivered Closing Date Certificate and a Funding Notice on the Closing Date. Promptly upon receipt by Administrative Agent of such certificate, Administrative Agent shall notify each Lender in writing of the proposed borrowing.

               (iv) Whenever a Borrower desires that Lenders make Loans, the applicable Borrower shall deliver to Administrative Agent telephonic notice, followed by a fully executed and delivered Funding Notice no later than 10:00 a.m. (New York City time) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan, and at least one (1) Business Day in advance of the proposed Credit Date in the case of a Base Rate Loan. Except as otherwise provided herein, a Funding Notice for a Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to make a borrowing in accordance therewith.

               (v) Notice of receipt of each Funding Notice in respect of Loans, together with the amount of each Lender's Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 12:00 p.m. (New York City time)) not later than 2:00 p.m. (New York City time) on the same day as Administrative Agent's receipt of such notice from the applicable Borrower.

               (vi) Each Lender shall make the amount of its Loan available to Administrative Agent not later than 12:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the Administrative Agent's Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Loans available to the applicable Borrower by 3:00 p.m. New York City time on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of the applicable Borrower at the Administrative Agent's Principal Office or such other account as may be designated in writing to Administrative Agent by the applicable Borrower.

     2.2  Issuance of Letters of Credit and Purchase of Participations Therein.

          (a) Letters of Credit.  During the Revolving Loan Commitment Period,
              -----------------
subject to the terms and conditions hereof, Issuing Bank agrees to issue Letters of Credit for the account of OpCo in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, (i) each Letter of Credit
                                         --------
shall be denominated in Dollars; (ii) the stated amount of each Letter of Credit shall not be less than $500,000 or such lesser amount as is acceptable to Issuing Bank; (iii) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Loan Commitments exceed the Revolving Loan Commitments then in effect; (iv) after giving effect to such issuance, to the extent required in order to comply with the terms of the Senior Notes, the Total Utilization of Revolving Loan Commitments, less the aggregate amount outstanding under any Purchase Money Loans, shall not exceed the A/R Sublimit; (v) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (vi) in no event shall any standby Letter of Credit have an expiration date later than the earlier of the Revolving Loan Commitment Termination Date and the date which is one year from the date of issuance of such standby Letter of Credit; and (vii) in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) the Revolving Loan Commitment Termination Date and (2) the date which is 180 days from the date of issuance of such commercial Letter of Credit or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Subject to the foregoing, Issuing Bank may agree that a standby Letter of Credit will automatically be extended for one or more successive periods not to exceed one year each, unless Issuing Bank elects not to extend for any such additional period; provided,
                                                                  --------
Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time Issuing Bank must elect to allow such extension; provided
                                                      --------
further, in the event a Funding Default exists, Issuing Bank shall not be
-------
required to issue any Letter of Credit unless Issuing Bank has entered into arrangements satisfactory to it and OpCo to eliminate Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender, including by cash collateralizing such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage.

          (b) Notice of Issuance.  Whenever OpCo desires the issuance of a
              ------------------
Letter of Credit, it shall deliver to Administrative Agent and Issuing Bank an Issuance Notice no later than 12:00 p.m. (New York City time) at least three (3) Business Days such shorter period as may be agreed to by Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.2, Issuing Bank shall issue the requested Letter of Credit only in accordance with Issuing Bank's standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, Issuing Bank shall promptly notify each Lender in writing of such issuance, which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender's respective participation in such Letter of Credit pursuant to Section 2.2(e). Within fifteen (15) days after the end of each month ending after the Closing Date, so long as any Letter of Credit shall have been outstanding during such month, Issuing Bank shall deliver to each Lender a report setting forth for such month the daily aggregate amount available to be drawn under the Letters of Credit that were outstanding during such month.

          (c) Responsibility of Issuing Bank With Respect to Requests for
              -----------------------------------------------------------
Drawings and Payments.  In determining whether to honor any drawing under any
---------------------
Letter of Credit by the beneficiary thereof, Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between OpCo and Issuing Bank, OpCo assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Issuing Bank, by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank shall not be responsible for: the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; errors in interpretation of technical terms; any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or any consequences arising from causes beyond the control of Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of Issuing Bank's rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, any action taken or omitted by Issuing Bank under or in connection with the Letters of

Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put Issuing Bank under any resulting liability to OpCo. Notwithstanding anything to the contrary contained in this Section 2.2(c), OpCo shall retain any and all rights it may have against Issuing Bank for any liability arising solely out of the gross negligence or willful misconduct of Issuing Bank.

          (d) Reimbursement by the applicable Borrower of Amounts Drawn or Paid
              -----------------------------------------------------------------
Under Letters of Credit.  In the event Issuing Bank has determined to honor a
-----------------------
drawing under a Letter of Credit, it shall immediately notify OpCo and Administrative Agent, and OpCo shall reimburse Issuing Bank on or before the Business Day immediately following the date on which such drawing is honored (the "Reimbursement Date") in an amount in Dollars and in same day funds equal to the amount of such honored drawing; provided, anything contained herein to
                                       --------
the contrary notwithstanding, (i) unless OpCo shall have notified Administrative Agent and Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that OpCo intends to reimburse Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, OpCo shall be deemed to have given a timely Funding Notice to Administrative Agent requesting Lenders to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing, (and the Administrative Agent shall give prompt written notice thereof and of the amount of its respective Pro Rata Share of the amount of such honored drawing to each of the Lenders) and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.2, Lenders shall, on the Reimbursement Date, make Revolving Loans that are Base Rate Loans in the amount of such honored drawing, the proceeds of which shall be applied directly by Administrative Agent to reimburse Issuing Bank for the amount of such honored drawing; and provided further, if for any reason proceeds of
                          -------- -------
Revolving Loans are not received by Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, OpCo shall reimburse Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.2(d) shall be deemed to relieve any Lender from its obligation to make Revolving Loans on the terms and conditions set forth herein, and OpCo shall retain any and all rights it may have against any Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.2(d).

          (e) Lenders' Purchase of Participations in Letters of Credit.
              --------------------------------------------------------
Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Loan Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender's Pro Rata Share (with respect to the Revolving Loan Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that OpCo shall fail for any reason to reimburse Issuing Bank as provided in Section 2.2(d), Issuing Bank shall promptly notify each Lender in writing of the unreimbursed amount of such honored drawing and of such Lender's respective participation therein based on such Lender's Pro Rata Share of the Revolving Loan Commitments. Each Lender shall make available to Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of Issuing Bank specified in such notice, not later than 12:00 p.m. (New York City time) on the first business day (under the laws of the jurisdiction in which such office of Issuing Bank is located) after the date notified by Issuing Bank. In the event that any Lender fails to make available to Issuing Bank on such business day the amount of such Lender's participation in such Letter of Credit as provided in this Section 2.2(e), Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by Issuing Bank for the correction of errors among banks and thereafter at the Base Rate. Nothing in this Section 2.2(e) shall be deemed to prejudice the right of any Lender to recover from Issuing Bank any amounts made available by such Lender to Issuing Bank pursuant to this Section 2.2(e) in the event that it is determined that the payment with respect to a Letter of Credit in respect of which payment was made by such Lender constituted gross negligence or willful misconduct on the part of Issuing Bank. In the event Issuing Bank shall have been reimbursed by other Lenders pursuant to this
Section 2.2(e) for all or any portion of any drawing honored by Issuing Bank under a Letter of Credit, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.2(e) with respect to such honored drawing such Lender's Pro Rata Share of all payments subsequently received by Issuing Bank from OpCo in reimbursement of such honored drawing promptly when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Appendix B or at such other address as such Lender may request.

          (f) Obligations Absolute.  The obligation of OpCo to reimburse Issuing
              --------------------
Bank for drawings honored under the Letters of Credit issued by it and to repay any Revolving Loans made by Lenders pursuant to Section 2.2(d) and the obligations of Lenders under Section 2.2(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: any lack of validity or enforceability of any Letter of Credit; the existence of any claim, setoff, defense or other right which OpCo or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), Issuing Bank, Lender or any other Person or, in the case of a Lender, against OpCo, whether in connection herewith, the transactions contemplated herein or with any unrelated transaction (including any underlying transaction between OpCo or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; payment by Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of OpCo or any of its Subsidiaries; any breach hereof or of any other Credit Document by any party thereto; any other circumstance or happening whatsoever, whether or not similar to any of the foregoing; or the fact that an Event of Default or a Default shall have occurred and be continuing; provided, in each case, that payment by Issuing Bank under the
            --------
applicable Letter of Credit shall not have constituted gross negligence or willful misconduct of Issuing Bank under the circumstances in question.

          (g) Indemnification.  Without duplication of any obligation of OpCo
              ---------------
under Section 10.2 or 10.3, in addition to amounts payable as provided herein, OpCo agrees to protect, indemnify, pay and save harmless Issuing Bank and the other Agents and Lenders from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which Issuing Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit by Issuing Bank, the wrongful dishonor by Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it, or the failure of Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act, in each case, other than as a result of the gross negligence or willful misconduct of Issuing Bank.

     2.3  Pro Rata Shares; Availability of Funds.

          (a) Pro Rata Shares.  All Loans shall be made, and all participations
              ---------------
purchased, by Lenders concurrently and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Loan requested hereunder or purchase a participation required hereby.

          (b) Availability of Funds.  Unless Administrative Agent shall have
              ---------------------
been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender's Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the applicable Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent's demand therefor, Administrative Agent shall promptly notify the applicable Borrower and the applicable Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.3(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the applicable Borrower may have against any Lender as a result of any default by such Lender hereunder.

     2.4 Use of Proceeds. The proceeds of the Loans shall be used (i) to provide financing for the cost of design, development, acquisition, construction, installation, improvement, transportation and/or integration of equipment, inventory or facility assets, inventory or network assets and of leasing and acquiring of real property, and (ii) for working capital and other general corporate purposes of the Company and its Domestic Subsidiaries, including Permitted Acquisitions; provided that, Purchase Money Loans may only
                                  --------
be used to finance not more than 20% of the costs of equipment and software located in Permitted IBX Facilities either owned by the Company or leased by the Company under a lease subject to a leasehold mortgage in favor of the Collateral Agent. No portion of the proceeds of any Credit Extension shall be used by Company or any of its Subsidiaries in any manner that might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

     2.5  Evidence of Debt; Register; Lenders' Books and Records; Notes.

          (a) Lenders' Evidence of Debt.  Each Lender shall maintain on its
              -------------------------
internal records an account or accounts evidencing the Indebtedness of each Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrowers, absent manifest error; provided,
                                                                --------
failure to make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or either Borrower's Obligations in respect of any applicable Loans; and provided further, in the event of any inconsistency
                             -------- -------
between the Register and any Lender's records, the recordations in the Register shall govern.

          (b) Register.  Administrative Agent shall maintain at its Principal
              --------
Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "Register").
The Register shall be available for inspection by either Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Commitments and the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the applicable Borrower and each Lender, absent manifest error; provided, failure to
                                                            --------
make any such recordation, or any error in such recordation, shall not affect any Lender's Commitments or either Borrower's Obligations in respect of any Loan. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.5, and each Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees."

          (c) Notes.  If so requested by any Lender by written notice to a
              -----
Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, such Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after such Borrower's receipt of such notice) a Note or Notes to evidence such Lender's Loans.

     2.6  Interest on Loans.

          (a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

               (i)  if a Base Rate Loan, at the Base Rate plus the Applicable
                                                          ----
     Margin; or

              (ii) if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin.
     ----

          (b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the applicable Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be; provided, the Loans initially shall be made and
                            --------
maintained as either Base Rate Loans or Eurodollar Rate Loans having an Interest Period of no longer than one month until the date which is the earlier of (i) the date which is 60 days following the Closing Date and (ii) the date that Syndication Agent notifies the applicable Borrower that the primary syndication of the Loans and Commitments has been completed, as determined by Syndication Agent. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

          (c) In connection with Eurodollar Rate Loans there shall be no more than ten (10) Interest Periods outstanding at any time. In the event a Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Eurodollar Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the thencurrent Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event the applicable Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, the applicable Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and each Lender.

          (d) Interest payable pursuant to Section 2.6(a) shall be computed in the case of Base Rate Loans on the basis of a 365day or 366day year, as the case may be, and in the case of Eurodollar Rate Loans, on the basis of a 360day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one
          --------
day's interest shall be paid on that Loan.

          (e) Except as otherwise set forth herein, interest on each Loan shall be payable in arrears (i) on each Interest Payment Date applicable to that Loan;
(ii) in the case of
any prepayment of that Loan, whether voluntary or mandatory, on the date of prepayment (to the extent accrued on the amount being prepaid); and (iii) at maturity, including final maturity; provided, however, with respect to any
                                    --------
voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

          (f) OpCo agrees to pay to Issuing Bank, with respect to drawings honored under any Letter of Credit, interest on the amount paid by Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of OpCo at a rate equal to, for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans, and thereafter, a rate which is 2% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

          (g) Interest payable pursuant to Section 2.6(f) shall be computed on the basis of a 365/366day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by Issuing Bank of any payment of interest pursuant to Section 2.6(f), Issuing Bank shall distribute to each Lender, out of the interest received by Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event Issuing Bank shall have been reimbursed by Lenders for all or any portion of such honored drawing, Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.2(e) with respect to such honored drawing such Lender's Pro Rata Share of any interest received by Issuing Bank in respect of that portion of such honored drawing so reimbursed by Lenders for the period from the date on which Issuing Bank was so reimbursed by Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by OpCo.

     2.7  Conversion/Continuation.

          (a) Subject to Section 2.17 and so long as no Default or Event of Default shall have occurred and then be continuing, the applicable Borrower shall have the option:

              (i) to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a Eurodollar Rate Loan may only be converted on the expiration of
     --------
     the Interest Period applicable to such Eurodollar Rate Loan unless the applicable Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion; or

              (ii) upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to

     $1,000,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan.

          (b) The applicable Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the applicable Borrower shall be bound to effect a conversion or continuation in accordance therewith.

     2.8 Default Interest. Upon the occurrence and during the continuance of an Event of Default described in Section 8.1(a), the principal amount of all Loans and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including postpetition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is 2% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of Eurodollar Rate Loans, upon the expiration of the
--------
Interest Period in effect at the time any such increase in interest rate is effective, such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.8 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent, any other Agent or any Lender.

     2.9  Fees.

          (a) Company agrees to pay from the time of the Closing Date to Lenders having Term Loan Exposure, Delayed Draw Term Loan Exposure and/or Revolving Exposure through Administrative Agent:

              (i) a commitment fee equal to (1) the average of the daily unused Commitments of such Lender during the preceding Fiscal Quarter multiplied by, (2) the Applicable Commitment Fee Percentage; and

              (ii) Letter of Credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans (other than Purchase Money Loans), times (2) the average daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

              (iii) All fees referred to in this Section 2.9(a) shall be paid to Administrative Agent at its Principal Office and upon receipt, Administrative Agent shall promptly distribute to each Lender its Pro Rata Share thereof.

          (b) OpCo agrees to pay directly to Issuing Bank, for its own account, the following fees:

              (i) a fronting fee equal to 0.25%, per annum, times the aggregate daily amount available to be drawn under all Letters of Credit (determined as of the close of business on any date of determination); and

              (ii) such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with Issuing Bank's standard schedules for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

          (c) All fees referred to in Section 2.9(a) and 2.9(b)(i) shall be calculated on the basis of a 360day year and the actual number of days elapsed and shall be payable (i) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date, (ii) on the Term Loan Commitment Termination Date (iii) on the Delayed Draw Term Loan Commitment Termination Date and (iv) on the Revolving Loan Commitment Termination Date.

          (d) In addition to any of the foregoing fees, Company agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon by Company and such Agents thereby.

          (e) In addition, Company agrees to pay such commitment and other fees as may be payable in connection with New Revolving Loan Commitments and New Term Loan Commitments, if any, as set forth in the applicable Joinder Agreement or otherwise agreed to in writing by Company.

     2.10 Scheduled Payments.

          (a) Scheduled Term Loan and Delayed Draw Term Loan Installments.  The
              -----------------------------------------------------------
principal amounts of the Term Loans outstanding and the Delayed Draw Term Loans outstanding on the Delayed Draw Term Loan Commitment Termination Date, respectively, shall be repaid in the aggregate annual percentages set forth below in equal consecutive quarterly installments (each, a "Term Loan Installment" or a "Delayed Draw Term Loan Installment" as the case may be) on the last day of each Fiscal Quarter (each, a "Term Loan Installment Date" or a "Delayed Draw Term Loan Installment Date" as the case may be) occurring in each of the Fiscal Years set forth below, commencing March 31, 2003:

          ================================================================
                Term Loan and Delayed           Term Loan and Delayed
                    Draw Term Loan                  Draw Term Loan
                  Installment Dates                  Installments
          ----------------------------------------------------------------
                   March 31, 2003                          5%
          ----------------------------------------------------------------
                   June 30, 2003                           5%
          ----------------------------------------------------------------
                September 30, 2003                         5%
          ----------------------------------------------------------------
                 December 31, 2003                         5%
          ----------------------------------------------------------------
                   March 31, 2004                         10%
          ----------------------------------------------------------------
                   June 30, 2004                          10%
          ----------------------------------------------------------------
                September 30, 2004                        10%
          ----------------------------------------------------------------
                 December 31, 2004                        10%
          ----------------------------------------------------------------
                   March 31, 2005                         10%
          ----------------------------------------------------------------
                   June 30, 2005                          10%
          ----------------------------------------------------------------
                September 30, 2005                        10%
          ----------------------------------------------------------------
                December 15, 2005                         10%
          ================================================================

Notwithstanding the foregoing, (i) such Term Loan Installments or Delayed Draw Term Loan Installments, as the case may be, shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loans or the Delayed Draw Term Loans, as the case may be, in accordance with Sections 2.11, 2.12 and 2.13, as applicable; and (ii) the Term Loans or the Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Term Loan Maturity Date or the Delayed Draw Term Loan Maturity Date, as the case may be.

          (b) No Amortization of Revolving Loans.  No interim amortization shall
              ----------------------------------
be required with respect to the Revolving Loans.

          (c) Scheduled New Term Loan Installments.  Provisions with respect to
              ------------------------------------
scheduled repayments of New Term Loans shall be as set forth in each applicable Joinder Agreement.

     2.11 Voluntary Prepayments/Commitment Reductions.

          (a) Voluntary Prepayments.
              ---------------------

              (i)  Any time and from time to time:

                   (1) with respect to Base Rate Loans, the applicable Borrower may prepay, subject to Section 2.11(c), any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount; and

                    (2) with respect to Eurodollar Rate Loans, the applicable Borrower may prepay, subject to Sections 2.11(c) and 2.17, any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

               (ii) All such prepayments shall be made:

                    (1) upon not less than one (1) Business Days' prior written or telephonic notice in the case of Base Rate Loans; and

                    (2) upon not less than three (3) Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans,

in each case given to Administrative Agent, as the case may be, by 12:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to Administrative Agent (and Administrative Agent will promptly transmit such telephonic or original notice by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (b) Voluntary Commitment Reductions.
              -------------------------------

              (i) Borrowers may, subject to Section 2.11(c), upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments in an amount up to the amount by which the Revolving Loan Commitments exceed the Total Utilization of Revolving Loan Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of the Revolving Loan
                --------
     Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

              (ii) OpCo may, subject to Section 2.11(c), upon not less than three (3) Business Days' prior written or telephonic notice confirmed in writing to Administrative Agent (which original written or telephonic notice Administrative Agent will promptly transmit by telefacsimile or telephonic notice to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Delayed Draw Term Loan Commitments in an amount up to the amount by which the Delayed Draw Term Loan Commitments exceed the Total Utilization of Delayed Draw Term Loan Commitments at the time of such proposed termination or reduction; provided, any such partial reduction of
                                        --------
     the Delayed Draw Term Loan Commitments shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount.

              (iii) the applicable Borrower's notice to Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Delayed Draw Term Loan Commitments and/or Revolving Loan Commitments, as applicable, shall be effective on the date specified in the applicable Borrower's notice and shall reduce the Delayed Draw Term Loan Commitments and/or Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share thereof.

          (c) Prepayment/Reduction Premium.  Any voluntary prepayment (other
              ----------------------------
than prepayments of Revolving Loans) and/or Commitment reduction pursuant to Sections 2.11(a) and/or 2.11(b), respectively, shall be subject (i) at any time prior to the first anniversary of the Closing Date, to the payment by the applicable Borrower of an amount equal to the aggregate amount of the Loans being so repaid, prepaid or Commitment reduced multiplied by 1.25%; and (ii)
                                               -------------
after the first anniversary of the Closing Date but prior to the second anniversary thereof, to the payment by the applicable Borrower of an amount equal to the aggregate amount of the Loans being so repaid, prepaid or Commitment reduced multiplied by 1%.
                   -------------

     2.12 Mandatory Prepayments/Commitment Reductions.

          (a) Asset Sales.  If, within the period of one hundred eighty (180)
              -----------
days after the receipt by Company or any of its Restricted Subsidiaries of Net Asset Sale Proceeds, OpCo (or to the extent such Net Asset Sale Proceeds are proceeds of the sale of assets of Company, Company) has not invested (or committed to invest within 180 days and actually invested within a period of 270 days) such Net Asset Sale Proceeds in long term productive assets of the general type used in the business of the Company and its Restricted Subsidiaries, as certified to Administrative Agent by Company, then, to the extent Borrowers have not previously done so, Borrowers shall prepay Loans and the Commitments shall be permanently reduced as set forth in Section 2.13, in either case in an amount equal to the excess of such Net Asset Sale Proceeds over amounts invested as aforesaid; provided that, notwithstanding the foregoing, any prepayment under
           --------
this Section 2.12(a) on account of Net Asset Sale Proceeds from the sale or other disposition of assets purchased with the proceeds of Purchase Money Loans shall be used by Company immediately to prepay Purchase Money Loans. Pending a determination whether any Net Asset Sale Proceeds will be applied to prepay Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Asset Sale Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitments).

          (b) Insurance/Condemnation Proceeds.  If, within the period of one
              -------------------------------
hundred eighty (180) days after the receipt by Company or any of its Restricted Subsidiaries of Net Insurance/Condemnation Proceeds, OpCo (or to the extent such Net Asset Sale Proceeds are proceeds of the sale of assets of Company, Company) has not invested (or committed to invest within 180 days and actually invested within a period of 270 days) such Net Insurance/Condemnation Proceeds in long term productive assets of general type used in the business of Company and its Restricted Subsidiaries, as certified to Administrative Agent by Company then, to the extent the applicable Borrower has not previously done so, the applicable Borrower shall prepay Loans and the Commitments shall be permanently reduced as set forth in Section 2.13, in either case in an amount equal to the excess of such Net Insurance/Condemnation

Proceeds over amounts invested as aforesaid; provided, that, notwithstanding the
                                             --------
foregoing, any prepayment under this Section 2.12(b) arising due to Net Insurance/Condemnation Proceeds in respect of assets purchased with the proceeds of Purchase Money Loans shall be applied by Company to the prepayment of Purchase Money Loans. Pending a determination on whether any Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Loans and/or reduce Commitments pursuant to the preceding sentence, such Net Insurance/Condemnation Proceeds shall be applied to prepay outstanding Revolving Loans (without a reduction in the Revolving Loan Commitments).

          (c) Consolidated Excess Cash Flow.  In the event that there shall be
              -----------------------------
Consolidated Excess Cash Flow for any Fiscal Year, commencing with Fiscal Year 2003, Borrowers shall, no later than ninety (90) days after the end of such Fiscal Year, prepay the Loans and/or the Commitments shall be permanently reduced as set forth in Section 2.13 in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow.

          (d) Commitment Limits.  Borrowers shall from time to time prepay the
              -----------------
Revolving Loans to the extent necessary so that (i) the Total Utilization of Revolving Loan Commitments shall not at any time exceed the Revolving Loan Commitments then in effect and (ii) amounts outstanding under the A/R Sublimit shall not at any time exceed 85% of Net Accounts Receivable. Company shall also from time to time prepay the Delayed Draw Term Loans to the extent necessary so that the Total Utilization of Delayed Draw Term Loan Commitments shall not at any time exceed the Delayed Draw Term Loan Commitments then in effect.

          (e) Borrowing Base.  Borrowers shall from time to time prepay the
              --------------
Loans to the extent necessary so that the sum of (i) the aggregate principal amount of all outstanding Term Loans plus (ii) the Total Utilization of
                                     ----
Revolving Loan Commitments plus (iii) the aggregate amount of all outstanding
                           ----
Delayed Draw Term Loans plus (iv) the aggregate amount of all New Term Loans, if
                        ----
any, shall not at any time exceed the Borrowing Base then in effect.

          (f) Prepayment Certificate.  Concurrently with any prepayment of the
              ----------------------
Loans and/or reduction of the Commitments pursuant to Sections 2.12(a) through 2.12(e), Borrowers shall deliver to Administrative Agent a certificate of an Authorized Officer (a copy of which Administrative Agent shall promptly provide to each Lender) demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow, as the case may be. In the event that Borrowers shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrowers shall promptly make an additional prepayment of the Loans and/or the Commitments shall be permanently reduced in an amount equal to such excess, and Borrowers shall concurrently therewith deliver to Administrative Agent (a copy of which Administrative Agent shall promptly provide to each Lender) a certificate of an Authorized Officer demonstrating the derivation of such excess.

          (g) Prepayment/Reduction Premium.  Any prepayment (other than
              ----------------------------
prepayments of Revolving Loans) and/or Commitment reduction pursuant to Sections 2.12(a) through 2.12(e) shall be subject (i) at any time prior to the first anniversary of the Closing Date, to the payment by the applicable Borrower of an amount equal to the aggregate amount of the Loans being so repaid, prepaid or Commitment reduced multiplied by 1.25%; and (ii) after the
                   -------------
first anniversary of the Closing Date but prior to the second anniversary thereof, to the payment by the applicable Borrower of an amount equal to the aggregate amount of the Loans being so repaid, prepaid or Commitment reduced multiplied by 1.0%.
-------------

     2.13 Application of Prepayments/Reductions.

          (a) Application of Voluntary Prepayments by Type of Loans.  Any
              -----------------------------------------------------
prepayment of any Loan pursuant to Section 2.11(a) shall be applied as specified by the applicable Borrower, in the applicable notice of prepayment; provided,
                                                                    --------
that such Borrower shall prepay all outstanding Purchase Money Loans prior to prepaying any other Revolving Loans. In the event a Borrower fails to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied as follows:

          first, to repay outstanding Purchase Money Loans to the full extent thereof;

          second, to repay other outstanding Revolving Loans to the full extent thereof; and

          third, to prepay the Term Loans, the Delayed Draw Term Loans and New Term Loans, if any, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).

Any prepayment of Term Loans and Delayed Draw Term Loans pursuant to Section 2.13(a) shall be further applied, on a pro rata basis, to the remaining scheduled Term Loan Installments and Delayed Draw Term Loan Installments, as applicable.

          (b) Application of Mandatory Prepayments by Type of Loans.  (i) Any
              -----------------------------------------------------
amount required to be prepaid pursuant to Section 2.12(a)(c) and (e) shall be applied (unless otherwise specified in Section 2.12 with respect to Purchase Money Loans) as follows:

          first, to prepay the Term Loans and Delayed Draw Term Loans (and to further reduce any unused Delayed Draw Term Loan Commitments), and New Term Loans, if any, on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and (x) in the case of the Term Loans and Delayed Draw Term Loans, shall be further applied to the remaining scheduled Term Loan Installments or Delayed Draw Term Loan Installments, as applicable, in inverse order of maturity and (y) in the case of New Term Loans, if any, shall be applied pro rata among each outstanding Series and further applied to the scheduled installments of principal of the New Term Loans of such Series in inverse order of maturity;

          second, to prepay the Revolving Loans (with any Purchase Money Loans being prepaid first) and to reduce the Revolving Loan Commitment);

          third, to prepay outstanding reimbursement obligations with respect to Letters of Credit; and

          fourth, to cash collateralize Letters of Credit;



              (ii) Notwithstanding the foregoing, with respect to New Term Loans, a lesser amount may be required to be prepaid or waived if set forth in the applicable Joinder Agreement; provided that, any such amounts waived or not
                                   --------
     used to prepay New Term Loans shall be used to further prepay first, on a pro rata basis, Delayed Draw Term Loans and Term Loans and, second, Revolving Loans as provided above.

          (c) Application of Prepayments of Loans to Base Rate Loans and
              ----------------------------------------------------------
Eurodollar Rate Loans.  Considering each Class of Loans being prepaid
---------------------
separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the applicable Borrower pursuant to Section 2.17(c).

     2.14 Allocation of Certain Payments and Proceeds. If an Event of Default shall have occurred and not otherwise be waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.1, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied by Agents in accordance with the application arrangements described in Section 6.5 of the Pledge and Security Agreement.

     2.15 General Provisions Regarding Payments.

          (a) All payments by a Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 p.m. (New York City time) on the date due at the Administrative Agent's Principal Office for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by the applicable Borrower on the next succeeding Business Day.

          (b) All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans) shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest before application to principal.

          (c) Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share, giving effect to any adjustment from Pro Rata Shares on and after the Closing Date, of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

          (d) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

          (e) Subject to the provisos set forth in the definition of "Interest Period", whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Loan Commitment fees hereunder.

          (f) Each Borrower hereby authorizes Administrative Agent to charge its accounts with Administrative Agent in order to cause timely payment to be made to Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

          (g) Administrative Agent shall deem any payment by or on behalf of a Borrower hereunder that is not made in same day funds prior to 12:00 p.m. (New York City time) on or before the due date to be a nonconforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to the applicable Borrower and each applicable Lender (confirmed in writing) if any payment is nonconforming. Any nonconforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a nonconforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section
2.8 from the date such amount was due and payable until the date such amount is paid in full.

     2.16 Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Credit Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Credit Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall notify Administrative Agent and each other Lender of the receipt of such payment and apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, if all
                                                                --------
or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of a Credit Party or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be promptly returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Each Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all monies owing by the applicable Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

     2.17 Making or Maintaining Eurodollar Rate Loans.

          (a) Inability to Determine Applicable Interest Rate.  In the event
              -----------------------------------------------
that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower and each Lender of such determination, whereupon no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Administrative Agent notifies the applicable Borrower and Lenders (by telefacsimile or by telephonic notice confirmed in writing) that the circumstances giving rise to such notice no longer exist, and any Funding Notice or Conversion/Continuation Notice given by the applicable Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be, in the case of a Conversion Notice, rescinded by the applicable Borrower and, in the case of a Funding Notice, deemed to be a Funding Notice in respect of Base Rate Loans.

          (b) Illegality or Impracticability of Eurodollar Rate Loans.  In the
              -------------------------------------------------------
event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the applicable Borrower and Administrative Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful), or has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to the applicable Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender and by telefacsimile or telephonic notice confirmed in writing). Thereafter the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the applicable Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the applicable Borrower pursuant to a Funding

Notice or a Conversion/Continuation Notice, the applicable Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender by telefacsimile or by telephonic notice confirmed in writing). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms hereof.

          (c) Compensation for Breakage or NonCommencement of Interest Periods.
              ----------------------------------------------------------------
The applicable Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds but excluding loss of anticipated profits) which such Lender may sustain if for any reason as a result of Borrower's action or omission a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation; if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by such Borrower or as a consequence of any default by such Borrower in the repayment of its Eurodollar Rate Loans when required by the terms thereof.

          (d) Booking of Eurodollar Rate Loans.  Any Lender may make, carry or
              --------------------------------
transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

          (e) Assumptions Concerning Funding of Eurodollar Rate Loans.
              -------------------------------------------------------
Calculation of all amounts payable to a Lender under this Section 2.17 and under
Section 2.18 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Eurodollar Rate Loans in any
--------  -------
manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under
Section 2.18.

     2.18 Increased Costs; Capital Adequacy.

          (a) Compensation For Increased Costs and Taxes.  Subject to the
              ------------------------------------------
provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender (which term shall include Issuing Bank for purposes of this Section 2.18(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasigovernmental authority (whether or not having the force of law): subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder or thereunder; imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or under any other Credit Document or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Eurodollar Rate Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the applicable Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder or under any other Credit Document. Such Lender shall deliver to the applicable Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (b) Capital Adequacy Adjustment.  In the event that any Lender (which
              ---------------------------
term shall include Issuing Bank for purposes of this Section 2.18(b)) shall have determined that the adoption, effectiveness, phasein or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phasein, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five (5) Business Days after receipt by the applicable Borrower from such Lender of the statement referred to in the next sentence, the applicable Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an aftertax basis for such reduction. Such Lender shall deliver to the applicable Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.18(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

          (c) Limitation on Retroactive Effect. Failure or delay on the part of
              --------------------------------
any Lender to demand compensation pursuant to this Section 2.18 shall not constitute a waiver of such Lender's right to demand such compensation; provided, however, that the Borrowers shall not be required to compensate a
--------  -------
Lender pursuant to this Section 2.18 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies Borrowers of the change giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that if
                                                        -------- -------
the change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effective thereof.

     2.19 Taxes; Withholding, etc.

          (a) Payments to Be Free and Clear.  All sums payable by any Credit
              -----------------------------
Party hereunder and under the other Credit Documents shall (except to the extent required by law) be paid free and clear of, and without any deduction or withholding on account of, any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of any Credit Party or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (b) Withholding of Taxes.  If any Credit Party or any other Person is
              --------------------
required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by any Credit Party to Administrative Agent or any Lender (which term shall include Issuing Bank for purposes of this Section 2.19(b)) under any of the Credit Documents: the applicable Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as the applicable Borrower becomes aware of it; the applicable Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Credit Party) for its own account or (if that liability is imposed on Administrative Agent or such Lender, as the case may be) on behalf of and in the name of Administrative Agent or such Lender; the sum payable by such Credit Party in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Administrative Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and within thirty
(30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax which it is required by clause (ii) above to pay, the applicable Borrower shall deliver to Administrative Agent and the other affected parties evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority; provided, no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement or Joinder Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement or Joinder Agreement, as the case may be, in respect of payments to such Lender.

          (c) Evidence of Exemption From U.S. Withholding Tax.  Each Lender that
              -----------------------------------------------
is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a "NonUS Lender") shall deliver to Administrative Agent for transmission to the applicable Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement or Joinder Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the applicable Borrower or Administrative Agent (each in the reasonable exercise of its discretion), two original copies of Internal Revenue Service Form W8BEN or W8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the applicable Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents, or if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form W8BEN or W8ECI pursuant to clause (i) above, a Certificate re NonBank Status together with two original copies of Internal Revenue Service Form W8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the applicable Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.19(c) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent for transmission to the applicable Borrower two new original copies of Internal Revenue Service Form W8BEN or W8ECI, or a Certificate re NonBank Status and two original copies of

Internal Revenue Service Form W8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the applicable Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents, or notify Administrative Agent and the applicable Borrower of its inability to deliver any such forms, certificates or other evidence. The applicable Borrower shall not be required to pay any additional amount to any NonUS Lender under Section 2.19(b)(iii) if such Lender shall have failed to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.19(c), or (2) to notify Administrative Agent and the applicable Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender
                                                    --------
shall have satisfied the requirements of the first sentence of this Section 2.19(c) on the Closing Date or on the date of the Assignment Agreement or Joinder Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of Section 2.19(c) shall relieve the applicable Borrower of its obligation to pay any additional amounts pursuant to Section 2.18(a) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein.

     2.20 Obligation to Mitigate. Each Lender (which term shall include Issuing Bank for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under
Section 2.17, 2.18 or 2.20, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, (i) use reasonable efforts to make, issue, fund or maintain its applicable Commitments or Loans, including any Affected Loans, through another office of such Lender, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments, Loans or Letters of Credit or the interests of such Lender; provided, such Lender will not be obligated to utilize such
                --------
other office pursuant to this Section 2.21 unless the applicable Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described in clause (i) above. A certificate as to the amount of any such expenses payable by the applicable Borrower pursuant to this
Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the applicable Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

     2.21 Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender defaults (a "Defaulting Lender") in its obligation to fund (a "Funding Default") any Loan or its portion of any unreimbursed payment under Section 2.2(e)

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

(in each case, a "Defaulted Loan"), then (a) during any such period when such default is continuing with respect to such Defaulting Lender (the "Default Period"), such Defaulting Lender shall not be deemed to be a "Lender" for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Credit Documents; (b) to the extent permitted by applicable law, until such time as the Default Excess with respect to such Defaulting Lender shall have been reduced to zero, any voluntary prepayment of the Loans shall, if the applicable Borrower so directs at the time of making such voluntary prepayment, be applied to the Loans of other Lenders as if such Defaulting Lender had no Loans outstanding and the Delayed Draw Term Loan Exposure and the Revolving Loan Exposure of such Defaulting Lender were zero, and any mandatory prepayment of the Loans shall, if the applicable Borrower so directs at the time of making such mandatory prepayment, be applied to the Loans of other Lenders (but not to the Loans of such Defaulting Lender), it being understood and agreed that the applicable Borrower shall be entitled to retain any portion of any mandatory prepayment of the Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender's Delayed Draw Term Loan Commitment and Revolving Loan Commitment and outstanding Loans and such Defaulting Lender's Pro Rata Share of the Letter of Credit Usage shall be excluded for purposes of calculating the commitment fee payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section
2.9 with respect to such Defaulting Lender's Revolving Loan Commitment and Delayed Draw Term Loan Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Loan Commitment or Delayed Draw Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this
Section 2.21, performance by the applicable Borrower of its obligations hereunder and the other Credit Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section
2.21. The rights and remedies against a Defaulting Lender under this Section
2.21 are in addition to other rights and remedies which the applicable Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.

     2.22 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (i) any Lender (an "IncreasedCost Lender") shall give notice to the applicable Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under
Section 2.17, 2.18 or 2.19, the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and such Lender shall fail to withdraw such notice within five (5) Business Days after the applicable Borrower's request for such withdrawal; or (ii) any Lender shall become a Defaulting Lender, the Default Period for such Defaulting Lender shall remain in effect, and such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days after the applicable Borrower's request that it cure such default; or (iii) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.5(b), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "NonConsenting Lender") whose consent is required shall not have been obtained; then, with respect to each such IncreasedCost Lender, Defaulting Lender or NonConsenting Lender (the "Terminated Lender"), the applicable Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Loan Commitments, if any, and/or Delayed Draw Term Loan Commitment, if any, in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 10.6 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement
                 --------
Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to
Section 2.9; (2) on the date of such assignment, the applicable Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.17(c),
2.18 or 2.19 or otherwise as if it were a prepayment; and (3) in the event such Terminated Lender is a NonConsenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a NonConsenting Lender; provided, such Borrower may not
                                              --------
make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, Company shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender's Revolving Loan Commitments, if any, and/or Delayed Draw Term Loan Commitment, if any, such Terminated Lender shall no longer constitute a "Lender" for purposes hereof; provided, any rights of such
                                           --------
Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 3 CONDITIONS PRECEDENT

     3.1 Closing Date. The obligation of any Lender to make a Credit Extension on or after the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

          (a) Credit Documents.  Administrative Agent and Syndication Agent
              ----------------
shall have received sufficient copies of each Credit Document originally executed and delivered by each applicable Credit Party for each Lender.

          (b) Organizational Documents; Incumbency.  Administrative Agent and
              ------------------------------------
Syndication Agent shall have received (i) sufficient copies of each Organizational Document executed (original in the case of Bylaws) and delivered by each Credit Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, for each Lender and its counsel, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of such Person executing the Credit Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of each Credit Party approving and authorizing the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an

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

assistant secretary as being in full force and effect without modification or amendment; (iv) a good standing certificate from the applicable Governmental Authority of each Credit Party's jurisdiction of incorporation, organization or formation and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; and (v) such other documents as Administrative Agent or Syndication Agent may reasonably request.

          (c) Organizational and Capital Structure.  The organizational
              ------------------------------------
structure and capital structure of Company and its Subsidiaries shall be as set forth on Schedule 4.2.

          (d) Existing Indebtedness.  On the Closing Date, Company and its
              ---------------------
Subsidiaries shall have (other than as identified in Schedule 6.1(i)) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Syndication Agent and Administrative Agent all documents or instruments necessary to release all Liens securing such Existing Indebtedness or other obligations of Company and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Syndication Agent and Administrative Agent with respect to the cancellation of any letters of credit outstanding under Existing Indebtedness being repaid on the Closing Date or the issuance of Letters of Credit under Existing Indebtedness being repaid on the Closing Date to support the obligations of Company and its Subsidiaries with respect thereto.

          (e) Governmental Authorizations and Consents.  Each Credit Party shall
              ----------------------------------------
have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Credit Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent. All applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents and no action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing shall be pending, and the time for any applicable agency to take action to set aside its consent on its own motion shall have expired.

          (f) Real Estate Assets.  In order to create in favor of Collateral
              ------------------
Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in certain Real Estate Assets, Collateral Agent shall have received from Company and each applicable Guarantor:

              (i) fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each Real Estate Asset listed in Schedule 3.1(f) (each, a "Closing Date Mortgaged Property''), which in the case of the Leasehold Properties at which the Permitted IBX Facilities are located, shall include at least 50% of the total number of such Leasehold Properties;

              (ii) an opinion of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) in each state in which a Closing Date Mortgaged Property is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such state and such other matters as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent;

              (iii) in the case of each Leasehold Property that is a Closing Date Mortgaged Property, a Landlord Agreement, and evidence that such Leasehold Property is a Recorded Leasehold Interest;

              (iv) (a) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by (a) a title company with respect to each Closing Date Mortgaged Property, in amounts not less than the fair market value of each Closing Date Mortgaged Property, together with a title report issued by a title company with respect thereto, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Collateral Agent and Syndication Agent and (B) evidence satisfactory to Collateral Agent and Syndication Agent that such Credit Party has paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of such title policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages for each Closing Date Mortgaged Property in the appropriate real estate records;

              (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent and Syndication Agent; and

              (vi) ALTA surveys of all Closing Date Mortgaged Properties (other than Leasehold Properties consisting of space in a building occupied by more than two additional tenants), certified to Collateral Agent and dated not more than thirty (30) days prior to the Closing Date.

          (g) Personal and Mixed Property Collateral.  In order to create in
              --------------------------------------
favor of Collateral Agent, for the benefit of Secured Parties, a valid and perfected First Priority security interest in the personal property Collateral, Collateral Agent shall have received:

              (i) (1) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing all certificated shares or other interests (however designated) with respect to Capital Stock pledged pursuant to the Pledge and Security Agreement and (2) all instruments and

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

     promissory notes (which instruments shall be accompanied by instruments of transfer or assignment duly endorsed in blank and otherwise in form and substance satisfactory to Collateral Agent) evidencing all Indebtedness pledged pursuant to the Pledge and Security Agreement;

              (ii) a completed UCC Questionnaire dated the Closing Date and executed by an executive officer of each Credit Party, together with all attachments contemplated thereby, including (1) other than as set forth in
     Schedule 3.1(g)(ii) the results of a recent search, by a Person satisfactory to Syndication Agent and Collateral Agent, of UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (2) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens);

              (iii) UCC financing statements, duly executed by each applicable Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests created in such Collateral pursuant to the Collateral Documents under the UCC;

              (iv) all releases, cover sheets or other documents or instruments required to be filed in order to create or perfect Liens in respect of any Intellectual Property Collateral pursuant to the laws of the United States;

              (v) opinions of counsel (which counsel shall be reasonably satisfactory to Collateral Agent) with respect to the creation and perfection of the security interests in favor of Collateral Agent in such Collateral and such other matters governed by the laws of each jurisdiction in which any Credit Party or any personal property Collateral is located as Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to Collateral Agent; and

              (vi) evidence that each Credit Party shall have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement (other than agreements required to be entered into prior to the Funding Date and set forth on Schedule 3.2(b)), document and instrument (including, without limitation, any agreements governing deposit and/or security accounts), and made or caused to be made any other filing and recording (other than as set forth herein) required pursuant to the Pledge and Security Agreement or otherwise reasonably required by Collateral Agent.

          (h) Environmental Reports.  Syndication Agent and Administrative Agent
              ---------------------
shall have received such reports and/or other information, in form, scope and substance

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

satisfactory to Syndication Agent and Administrative Agent, regarding environmental matters relating to the Facilities.

          (i) Financial Statements; Projections.  Lenders shall have received
              ---------------------------------
from Company (i) the Historical Financial Statements, (ii) copies of all management reports and management letters prepared for Company and its Subsidiaries by independent public accountants; and (iii) a financial forecast for Company and its Restricted Subsidiaries, for the period from Fiscal Year 2000 through and including Fiscal Year 2005 (detailed by Fiscal Quarters for each such Fiscal Year); and all of the foregoing financial statements and the other information will not be inconsistent, in any material respect, with any information previously provided to Lenders.

          (j) Evidence of Insurance.  Syndication Agent, Collateral Agent and
              ---------------------
Administrative Agent shall have received a certificate from Company's insurance broker or other evidence satisfactory to them that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect and that Collateral Agent, for the benefit of Secured Parties has been named as additional insured and loss payee thereunder to the extent required under
Section 5.5.

          (k) Opinions of Counsel to Credit Parties.  Lenders and their
              -------------------------------------
respective counsel shall have received originally executed copies of the favorable written opinions of Gray, Cary, Ware & Freidenrich LLP, Dewey Ballantine LLP, Riker, Danzig, Scherer, Hyland & Peretti LLP, Thompson & Knight LLP, Freeborn & Peters, Reed, Smith, Hazel & Thomas LLP, counsel for Credit Parties, in the form of Exhibit D and as to such other matters as Administrative Agent or Syndication Agent may reasonably request, and otherwise in form and substance reasonably satisfactory to each of Administrative Agent, Syndication Agent and Collateral Agent and their counsel, dated the Closing Date (and each Credit Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

          (l) Opinions of Counsel to Syndication Agent.  Lenders shall have
              ----------------------------------------
received originally executed copies of one or more favorable written opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Syndication Agent and Administrative Agent and addressed to the Agents and the Lenders dated as of the Closing Date, in form and substance reasonably satisfactory to Syndication Agent.

          (m) Fees.  Company shall have paid to Syndication Agent,
              ----
Administrative Agent and Collateral Agent the fees payable on the Closing Date referred to in Section 2.9(d).

          (n) Solvency Certificate.  On the Closing Date, Syndication Agent,
              --------------------
Administrative Agent and Lenders shall have received a Solvency Certificate from Company.

          (o) Borrowing Base Certificate and Closing Date Certificate. Company
              -------------------------------------------------------
shall have delivered to Syndication Agent and Administrative Agent an originally executed Borrowing Base Certificate and Closing Date Certificate, together with all attachments thereto.

          (p) Material Contracts.  Company and its Subsidiaries shall have made
              ------------------
available to Syndication Agent and Administrative Agent copies of all Material Contracts in effect on the Closing Date.

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

          (q) Material Contract Consents.  Company shall have used reasonable
              --------------------------
best efforts to obtain a consent to the collateral assignment to Administrative Agent, Syndication Agent and Lenders of rights existing under all Material Contracts listed on Schedule 4.17(a), such consent in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent.

          (r) No Litigation.  Syndication Agent and Administrative Agent shall
              -------------
have received a certificate on behalf of Company from an Authorized Officer of Company, in form and substance reasonably satisfactory to Syndication Agent and Administrative Agent, certifying that there are no actions, suits, investigations, litigations or proceedings or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs any of the transactions contemplated by the Credit Documents, or that could have a Material Adverse Effect.

          (s) Completion of Proceedings.  All partnership, corporate and other
              -------------------------
proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent or Syndication Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and Syndication Agent and such counsel, and Administrative Agent, Syndication Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent or Syndication Agent may reasonably request.

Each Lender, by delivering its signature page to this Agreement on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by any Agent, Requisite Lenders or Lenders, as applicable, on or prior to the Closing Date.

     3.2  Conditions to Each Credit Extension.

          (a) Conditions Precedent.  The obligation of each Lender to make any
              --------------------
Loan, or Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Funding Date, are subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

              (i) Administrative Agent shall have received a fully executed and delivered Funding Notice or Issuance Notice, as the case may be, and a Borrowing Base Certificate;

              (ii) after making any Loans and/or Letters of Credit requested on such Credit Date, the Total Utilization Exposure shall not exceed the Borrowing Base as set forth in a Borrowing Base Certificate delivered in connection with the making of such Loans;

              (iii) after making any Revolving Loans and/or Letters of Credit requested on such Credit Date, the Total Utilization of Revolving Loan Commitments shall not exceed the Revolving Loan Commitments then in effect;

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

              (iv) after making any Delayed Draw Term Loans requested on such Credit Date, the Total Utilization of Delayed Draw Term Loan Commitments shall not exceed the Delayed Draw Term Loan Commitments then in effect;

              (v) no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or the making of any Loan;

              (vi) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date;

              (vii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;

              (viii) With respect to Purchase Money Loans, Company shall (y) have provided Administrative Agent and Collateral Agent with such information as they may reasonable request confirming the use of proceeds of such Purchase Money Loans in conformity with the requirements of this Agreement and the Senior Notes and (z) taken such actions as Collateral Agent may reasonably request to ensure that such Purchase Money Loans are secured by First Priority Liens on the assets purchased with the proceeds thereof; and

              (ix) on or before the date of issuance of any Letter of Credit, Administrative Agent shall have received all other information required by the applicable Issuance Notice, and such other documents or information as Issuing Bank may reasonably require in connection with the issuance of such Letter of Credit.

              (x) Company shall have transferred to (y) OpCo the assets (including, without limitation, cash and leasehold interests) associated with each of the Permitted IBX Facilities and (z) to Unrestricted Subsidiaries certain assets to be used by such Unrestricted Subsidiaries, in each case as set forth on Schedule 3.2(a)(x).

          (b) Certain Conditions to Loans.  The Obligations of each Lender
              ---------------------------
having a Commitment to make a Loan shall be subject to satisfaction, or waiver in accordance with Section 10.5, of the conditions set forth on Schedule 3.2(b) on or before the Funding Date.

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

          (c) Notices.  Any Notice shall be executed by an Authorized Officer in
              -------
a writing delivered to Administrative Agent. In lieu of delivering a Notice, Company may give Administrative Agent telephonic notice by the required time of any proposed borrowing, conversion/continuation or issuance of a Letter of Credit, as the case may be; provided each such notice shall be promptly
                            --------
confirmed in writing by delivery of the applicable Notice to Administrative Agent (and Issuing Bank in the case of a notice with respect to a Letter of Credit) on or before the applicable date of borrowing, continuation/conversion or issuance. Neither Administrative Agent, Issuing Bank nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Administrative Agent believes in good faith to have been given by a duly authorized officer or other person authorized on behalf of Company or for otherwise acting in good faith.

SECTION 4 REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders and Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to each Lender and Issuing Bank, on the Closing Date and on each Credit Date, that the following statements are true and correct:

     4.1 Organization; Requisite Power and Authority; Qualification. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

     4.2 Capital Stock and Ownership. The Capital Stock of each of the Credit Parties has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment or other agreement to which any of the Credit Parties, other than the Company, is a party requiring, and there is no membership interest or other Capital Stock of any of the Credit Parties, other than the Company, outstanding which upon conversion or exchange would require, the issuance by any of the Credit Parties, other than the Company, of any additional membership interests or other Capital Stock of any of the Credit Parties, other than the Company, or other Securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase, a membership interest or other Capital Stock of any of the Credit Parties, other than the Company. Schedule 4.2 correctly sets forth the ownership interest of the Credit Parties in their respective Subsidiaries as of the Closing Date.

     4.3 Due Authorization. The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto.

     4.4 No Conflict. The execution, delivery and performance by the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not violate any provision of any law or any governmental rule or regulation applicable to any of the Credit Parties, any of the Organizational Documents of any of the Credit Parties, or any order, judgment or decree of any court or other agency of government binding on any of the Credit Parties; conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any of the Credit Parties; result in or require the creation or imposition of any Lien upon any of the properties or assets of any of the Credit Parties (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties); or require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of any of the Credit Parties, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

     4.5 Governmental Consents. The execution, delivery and performance by Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by the Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except as otherwise set forth on Schedule 4.5, and except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Collateral Agent for filing and/or recordation, as of the Closing Date.

     4.6 Binding Obligation. Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     4.7 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal yearend adjustments. As of the Closing Date, neither Company nor any of its Subsidiaries has any contingent liability or liability for taxes, longterm lease or unusual forward or longterm commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and any of its Subsidiaries taken as a whole.

     4.8 Projections. On and as of the Closing Date, the financial forecast of Company and its Restricted Subsidiaries delivered pursuant to Section 3.1(i) (the "Projections") is based on good faith estimates and assumptions made by the management of Company; provided, the Projections are not to be viewed as facts
                       --------
and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be

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

material; provided further, as of the Closing Date, management of Company
          -------- -------
believed that the Projections were reasonable and attainable.

     4.9 No Material Adverse Change. Since December 31, 1999, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

     4.10 No Restricted Junior Payments. Since December 31, 1999, none of the Credit Parties has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted pursuant to Section 6.4.

     4.11 Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties is in violation of any applicable laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     4.12 Payment of Taxes. Except as otherwise permitted under Section 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes shown on such tax returns to be due and payable and all assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Company knows of no proposed tax assessment against Company or any of its Subsidiaries which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; provided, such reserves
                                                         --------
or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

     4.13 Properties.

          (a) Title.  Each Credit Party has (i) good, sufficient and legal title
              -----
to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9. Except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

          (b) Real Estate.  As of the Closing Date,  Schedule 4.13 contains a
              -----------
true, accurate and complete list of (i) all Real Estate Assets, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or

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

extensions of any thereof) affecting each Real Estate Asset of any Credit Party, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in Schedule 4.13, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and Company does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

     4.14 Collateral.

          (a) Attachment and Perfection.  The execution and delivery of the
              -------------------------
Collateral Documents by Credit Parties, together with the actions taken on or prior to the date hereof pursuant to Sections 3.1(f) and 3.1(g), are effective to create in favor of Collateral Agent, on behalf of Secured Parties, as security for their respective Obligations, a valid and perfected First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than (i) the filing of any UCC financing statements delivered to Collateral Agent for filing (but not yet filed), (ii) the actions required under federal law to register and record interests in intellectual property and (iii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of Collateral Agent.

          (b) Governmental Approvals, Etc.  No authorization, approval or other
              ----------------------------
action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Credit Party of the Liens purported to be created in favor of Collateral Agent pursuant to any of the Collateral Documents or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Collateral Documents or created or provided for by applicable law), except (A) for filings or recordings contemplated by Sections 3.1(f) and 3.1(g) and (B) as may be required in connection with the disposition of any Investment Related Property, or by laws generally affecting the offering and sale of Securities.

          (c) Filings.  Except with respect to any Permitted Lien and such as
              -------
may have been filed in favor of Collateral Agent as contemplated by Section 3.1(f) or 3.1(g), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office.

          (d) Disclosure.  All information supplied to Collateral Agent by or on
              ----------
behalf of any Credit Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

     4.15 Environmental Matters. Neither any of the Credit Parties nor any of their respective Facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental

Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the Credit Parties has received any letter or request for information under
Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9604) or any comparable state law. There are and, to each of the Credit Parties' knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against any of the Credit Parties that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Neither any of the Credit Parties nor, to any Credit Party's knowledge, any predecessor of any of the Credit Parties has filed any notice under any Environmental Law indicating past or present treatment of Hazardous Materials at any Facility, and none of the Credit Parties' operations involves the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260270 or any state equivalent. Compliance with all current or reasonably foreseeable future requirements pursuant to or under Environmental Laws could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to any of the Credit Parties or their respective Facilities relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which individually or in the aggregate has had, or could reasonably be expected to have, a Material Adverse Effect.

     4.16 No Defaults. None of the Credit Parties is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

     4.17 Material Contracts. (a)Schedule 4.17(a) contains a true, correct and complete list of all the Material Contracts in effect on the Closing Date, and except as described thereon, all such Material Contracts are in full force and effect and no material defaults currently exist thereunder or under any lease governing Leasehold Property.

          (b) Each Credit Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses, and all rights with respect to the foregoing, necessary for the conduct of its business as presently conducted without any known conflict with the rights of others. Schedule 4.17(b) accurately and completely lists all Intellectual Property owned or possessed by or licensed to such Credit Party.

     4.18 Governmental Regulation. None of the Credit Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. None of the Credit Parties is a "registered investment company" or a company "controlled" by a "registered investment company" or a "principal underwriter" of a "registered investment company" as such terms are defined in the Investment Company Act of 1940.

     4.19 Margin Stock. None of the Credit Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

     4.20 Employee Matters. None of the Credit Parties is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against any of the Credit Parties, or to the best knowledge of the Credit Parties, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any of the Credit Parties or to the best knowledge of the Credit Parties, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving any of the Credit Parties that could reasonably be expected to have a Material Adverse Effect, and (c) to the best knowledge of the Credit Parties, no union representation question existing with respect to the employees of any of the Credit Parties and, to the best knowledge of the Credit Parties, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

     4.21 Employee Benefit Plans. Each of the Credit Parties and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations under each Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code is so qualified. No material liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any Trust established under Title IV of ERISA has been or is expected to be incurred by any of the Credit Parties or any of their ERISA Affiliates. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of any of the Credit Parties or any of their respective ERISA Affiliates. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $500,000. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Credit Parties and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA, does not exceed $1,500,000. Each of the Credit Parties and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in material "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

     4.22 Solvency. Each Credit Party is and, upon the incurrence of any Obligation by such Credit Party on any date on which this representation and warranty is made, will be, Solvent.

     4.23 Compliance with Statutes, etc. Each of the Credit Parties is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Company or any of its Subsidiaries), except such noncompliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     4.24 Disclosure. No representation or warranty of any Credit Party contained in any Credit Document or, except as set forth on Schedule 4.24, in any other documents, certificates or written statements furnished to Lenders by or on behalf of any Credit Party for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to each Credit Party, in the case of any document not furnished by any of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by each Credit Party to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to any Credit Party (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

SECTION 5 AFFIRMATIVE COVENANTS

     Each Credit Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, each Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

     5.1 Financial Statements and Other Reports. Company will deliver to Administrative Agent and Lenders:

          (a) Monthly Reports.  As soon as available, and in any event within
              ---------------
fortyfive (45) days after the end of each month ending after the Closing Date, the consolidated balance sheet of Company and its Restricted Subsidiaries as at the end of such month and the related consolidated statements of income and cash flows of Company and its Restricted Subsidiaries together with other statistical operating data for such month, setting forth in each case in comparative form reasonably acceptable to the Joint Lead Arrangers the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the

Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification with respect thereto;

          (b) Quarterly Financial Statements.  As soon as available, and in any
              ------------------------------
event within fortyfive (45) days after the end of each Fiscal Quarter of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Company and its Restricted Subsidiaries as at the end of such Fiscal Quarter and the related consolidated (and with respect to statements of income, consolidating) statements of income and cash flows of Company and its Restricted Subsidiaries for such Fiscal Quarter, setting forth in each case in comparative form reasonably acceptable to the Joint Lead Arrangers the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year and the Closing Financial Plan, and (ii) a schedule setting forth the A/R Sublimit as of the last day of such Fiscal Quarter all in reasonable detail, together with (1) a Financial Officer Certification, (2) a supplement, reasonably acceptable to the Joint Lead Arrangers, to the publicly filed Narrative Report discussing additional material information pertaining specifically to the financial statements listed in clause (i) as distinguished from the analogous publicly filed financial statements of the Company and its Subsidiaries and (3) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Restricted Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the thenexisting Schedules 4.1 and 4.2 for all purposes under this Agreement;

          (c) Annual Financial Statements.  As soon as available, and in any
              ---------------------------
event within ninety (90) days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Company and its Restricted Subsidiaries as at the end of such Fiscal Year and the related consolidated (and with respect to statements of income, consolidating) statements of income, stockholders' equity and cash flows of Company and its Restricted Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements and the Closing Financial Plan, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto; (ii) with respect to each consolidated financial statements a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Company, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Restricted Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards) together with a written statement by such independent certified public accountants stating that their audit examination has included a review of the terms of Sections 6.6 and 6.7 the Credit Documents, whether, in connection therewith, any condition or event that constitutes a Default or an Event of Default under
Section 6.6 or 6.7 has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof, and that nothing has come to their attention that causes them to believe that the information contained in any Compliance Certificate is not correct or that the matters set forth in such Compliance Certificate are not stated in accordance with the terms hereof and (iii) revised Schedules 4.1 and 4.2 (if necessary) reflecting all changes in the organizational structure and capital structure of Company and its Restricted Subsidiaries since the delivery of the last quarterly financial information, which revised Schedules 4.1 and 4.2 will be deemed to amend the then existing Schedules 4.1 and 4.2 for all purposes under this Agreement;

          (d) Compliance Certificate.  Together with each delivery of financial
              ----------------------
statements of Company and its Restricted Subsidiaries pursuant to Sections 5.1(b) and 5.1(c), a completed Compliance Certificate duly executed by an Authorized Officer;

          (e) Borrowing Base Certificate.  (i) On the Closing Date, (ii) within
              --------------------------
fortyfive (45) days after the end of each Fiscal Quarter, (iii) concurrently with each Notice of Borrowing and (iv) concurrently with any prepayment pursuant to Section 2.12(e), a duly executed and completed certificate of an Authorized Officer ("Borrowing Base Certificate") in substantially the form of Exhibit M setting forth the Borrowing Base as of the Closing Date, the last day of each Fiscal Quarter, the date of such Notice of Borrowing, or other date as may be reasonably requested by Administrative Agent, Syndication Agent or Collateral Agent, each such Certificate to be certified as complete and correct on behalf of Company by an Authorized Officer of Company, together with such supporting documentation and additional reports with respect to the Borrowing Base as Administrative Agent shall reasonably request;

          (f) Statements of Reconciliation after Change in Accounting
              -------------------------------------------------------
Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of Company and its Restricted Subsidiaries delivered pursuant to Section 5.1(b) or 5.1(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more a statements of reconciliation for all such prior financial statements in form and substance satisfactory to Administrative Agent;

          (g) SEC Reports.  Promptly upon their becoming available, copies of
              -----------
(i) all financial statements, reports, notices and proxy statements sent or made available generally by Company to its security holders acting in such capacity or by any Subsidiary of Company to its security holders other than Company or another Subsidiary of Company, (ii) all regular and periodic reports (but not including, unless requested by Administrative Agent, routine reports regularly filed with the FCC and state commissions with jurisdiction over telecommunications matters) and all registration statements (other than on Form S8 or a similar form) and prospectuses, if any, filed by Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, and
(iii) all press releases and other statements made available generally by Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of Company or any of its Restricted Subsidiaries;

          (h) Notice of Default.  Promptly upon any officer of Company obtaining
              -----------------
knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that

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

notice has been given to Company with respect thereto; (ii) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); (iii) of any condition or event of a type required to be disclosed in a current report on Form 8K of the Securities and Exchange Commission; or (iv) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (i) Notice of Litigation.  Promptly upon any officer of Company
              --------------------
obtaining knowledge of the institution of, or nonfrivolous threat of, any Adverse Proceeding not previously disclosed in writing by Company to Lenders, or any material development in any Adverse Proceeding that, in the case of either
(i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby or any of the other Credit Documents, written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters;

          (j) ERISA.  Promptly upon becoming aware of the occurrence of or
              -----
forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and with reasonable promptness, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; all notices received by Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request;

          (k) Financial Plan.  As soon as available and in any event no later
              --------------
than sixty (60) days following the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and the lesser of the next three (3) succeeding Fiscal Years and the period remaining through December 15, 2005 (a "Financial Plan"), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for each such Fiscal Year, together with pro forma Compliance Certificates for each such Fiscal Year and an explanation of the assumptions on which such forecasts are based and forecasted consolidated statements of income and cash flows of Company and its Restricted Subsidiaries for each month of each such Fiscal Year, together with an explanation of the assumptions on which such forecasts are based;

          (l) Insurance Report.  As soon as practicable and in any event by the
              ----------------
last day of each Fiscal Year, commencing on December 31, 2001, a report in form and substance satisfactory to Administrative Agent and Collateral Agent outlining all material insurance coverage maintained as of the date of such report by Company and its Restricted Subsidiaries and all material insurance coverage planned to be maintained by Company and its Restricted Subsidiaries in the immediately succeeding Fiscal Year;

          (m) Notice of Change in Board of Directors.  With reasonable
              --------------------------------------
promptness, written notice of any change in the board of directors (or similar governing body) of Company or OpCo;

          (n) Annual UCC Questionnaire.  By the last day of each Fiscal Year,
              ------------------------
commencing on December 31, 2001, a completed UCC Questionnaire in form and substance satisfactory to Collateral Agent;

          (o) Notice Regarding Material Contracts.  Promptly, and in any event
              -----------------------------------
within ten (10) Business Days (i) after any Material Contract of Company or any of its Restricted Subsidiaries is terminated prior to its scheduled term or amended in a manner that is materially adverse to Company or such Restricted Subsidiary, as the case may be, or (ii) any new Material Contract is entered into, a written statement describing such event, with copies of such material amendments or new contracts, delivered to Administrative Agent (to the extent
(1) such information is not disclosed or incorporated by reference in any filing with the Securities and Exchange Commission, and (2) such delivery is permitted by the terms of any such Material Contract, provided, no such prohibition on delivery shall be effective if it were bargained for by Company or its applicable Restricted Subsidiary with the intent of avoiding compliance with this Section 5.1(o)), and an explanation of any actions being taken with respect thereto;

          (p) Environmental Reports and Audits.  As soon as practicable
              --------------------------------
following receipt thereof, copies of all environmental audits and reports with respect to environmental matters at any Facility or which relate to any environmental liabilities of Company or its Restricted Subsidiaries which, in any such case, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

          (q) Other Information.  With reasonable promptness, such other
              -----------------
information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent, Syndication Agent, Collateral Agent or any Lender.

     5.2 Existence. Except as otherwise permitted under Section 6.9, each Credit Party will, and will cause each of its Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, no
                                                               --------
Credit Party or any of its Restricted Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person's board of directors (or similar governing body) shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

     5.3 Payment of Taxes and Claims. Each Credit Party will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of

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any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or
                                                        --------
claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and in the case of a charge or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim. No Credit Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income Tax return with any Person (other than Company or any of its Subsidiaries).

     5.4 Maintenance of Properties. Each Credit Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of any Credit Party and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, and each Credit Party shall defend any Collateral against all Persons at any time claiming an interest therein.

     5.5 Insurance. Company will maintain or cause to be maintained, with financially sound and reputable insurers, such comprehensive general liability insurance, third party property damage insurance, business interruption insurance, workers' compensation and employer's liability insurance and casualty insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Company and its Restricted Subsidiaries as may be satisfactory to the Collateral Agent, but in any event not less than as shown on Schedule 5.5 hereto and made a part hereof, and in each case in such amounts (giving effect to self-insurance in amounts acceptable to the Collateral Agent), with such deductibles and limits, covering such risks and otherwise on such terms and conditions as shall be acceptable to the Collateral Agent. Without limiting the generality of the foregoing, Company will maintain or cause to be maintained: (a) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, (b) insurance with respect to property owned by third parties and maintained at IBX Facilities with such insurance companies, in such amounts, with such deductibles, and covering such risks as are acceptable to the Collateral Agent, Administrative Agent and Syndication Agent and (c) replacement value casualty insurance on an all-risks basis on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks and otherwise on such terms and conditions as are acceptable to the Collateral Agent; (d) with respect to each policy of insurance, a waiver of subrogation in favor of the Collateral Agent and the Lenders; and (e) policies of insurance that (i) insure the interests of the Collateral Agent and the Lenders and their respective Affiliates regardless of any breach of or violation by any Credit Party of any warranties, declarations or conditions contained therein, (ii) contain cross liability clauses, (iii) provide that the insurance shall be primary and without right of contribution from any other insurance which may be available to any of the Collateral Agent or Lenders, (iv) provide that the Collateral Agent and the Lenders have no responsibility, obligation or liability for premiums, commissions, assessments or calls in connection with such

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insurance.  Each such policy of liability insurance shall name each of the
Collateral Agent and the Lenders and their respective Affiliates, as additional insureds thereunder and in the case of each business interruption and casualty insurance policy, contain a standard lender's loss payable clause or endorsement, satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Lenders, as the loss payee thereunder for any covered loss in excess of $500,000. Each such policy of insurance shall provide for at least thirty (30) days' prior written notice to Collateral Agent of any reduction of coverage or cancellation of such policy. On the Closing Date and within thirty (30) days prior to each anniversary of the policies of insurance required to be maintained pursuant to this Section 5.5, the Borrower shall deliver or cause to be delivered to the Collateral Agent (which shall promptly furnish a copy thereof to each of the Lenders) an insurance broker's opinion letter from the Borrowers' independent insurance agent confirming that the insurance premiums with respect to the policies of insurance required to be maintained pursuant to this Section 5.5 have been paid, that such policies are in full force and effect, and that such policies meet the insurance requirements set forth in this Section 5.5. The Borrower shall also furnish or cause to be furnished to the Collateral Agent (which shall promptly furnish a copy or copies thereof to each of the Lenders) a certificate or certificates of insurance (i) evidencing that all the coverages required to be maintained pursuant to this
Section 5.5 have been renewed and continue to be in full force and effect for such period as shall be then stipulated, (ii) specifying the insurers with whom the insurances are carried and (iii) containing such other certifications and undertakings as are customarily provided to Lenders, as reasonably requested by the Collateral Agent or any Lender.

     5.6 Books and Records; Inspections; Lenders Meetings. Each Credit Party will, and will cause each of its Restricted Subsidiaries and the San Jose Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender (or, after the occurrence and during the continuance of any Event of Default, any Lender) to visit and inspect any of the facilities of any Credit Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. Company will, upon the request of Administrative Agent or Requisite Lenders, participate in a meeting of Agents and Lenders once during each Fiscal Year to be held at Company's corporate offices (or at such other location as may be agreed to by Company and Administrative Agent) at such time as may be agreed to by Company and Administrative Agent.

     5.7 Compliance with Laws. Each Credit Party will comply, and shall cause each of its Subsidiaries and all other Persons, if any, on or occupying any Facility to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), noncompliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.8  Environmental.

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          (a) Environmental Disclosure.  Company will deliver to Administrative
              ------------------------
Agent and Lenders:

              (i) as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of Company or any of its Subsidiaries or any Unrestricted Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at any Facility or with respect to any Environmental Claims;

              (ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws and any remedial action taken by Company or any other Person in response thereto, (B) any Hazardous Materials Activities the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect, (C) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of resulting in a Material Adverse Effect, and (D) Company's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws;

              (iii) as soon as practicable following the sending or receipt thereof by Company or any of its Subsidiaries or any Unrestricted Subsidiaries, a copy of any and all written communications with respect to
     (A) any Environmental Claims that, individually or in the aggregate, have a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported to any federal, state or local governmental or regulatory agency, and (C) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries or any Unrestricted Subsidiaries may be potentially responsible for any Hazardous Materials Activity;

              (iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries or any Unrestricted Subsidiaries that could reasonably be expected to (i) expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) affect the ability of Company or any of its Subsidiaries or any Unrestricted Subsidiaries to maintain in full force and effect all material Governmental Authorizations required under any Environmental Laws for their respective operations and (B) any proposed action to be taken by Company or any of its Subsidiaries or any Unrestricted Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Company or any of its Subsidiaries or any Unrestricted Subsidiaries to any additional material obligations or requirements under any Environmental Laws; and

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

              (v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by Administrative Agent or Collateral Agent in relation to any matters disclosed pursuant to this Section 5.8(a).

          (b) Hazardous Materials Activities, Etc.  Each Credit Party shall
              -----------------------------------
promptly take, and shall cause each of its Subsidiaries or any Unrestricted Subsidiaries promptly to take, any and all actions necessary to cure any violation of applicable Environmental Laws by such Credit Party or its Subsidiaries or any Unrestricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and make an appropriate response to any Environmental Claim against such Credit Party or any of its Subsidiaries or any Unrestricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     5.9 Subsidiaries. In the event that, after the Closing Date, any Person becomes a Restricted Subsidiary of Company or a first tier Foreign Subsidiary, Company shall promptly (i) deliver, or cause to be delivered to Collateral Agent certificates (accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing the Capital Stock of such Subsidiary, which shall be pledged pursuant to the Pledge and Security Agreement and deliver, or cause to be delivered, to Collateral Agent such other additional agreements or instruments, each in form and substance, as may be necessary or desirable to create in favor of Collateral Agent, for the benefit of the Secured Parties, a valid and perfected First Priority security interest in all of the Capital Stock of such Subsidiary (65% in the case of a Foreign Subsidiary), (ii) cause each such Domestic Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent and Collateral Agent a Counterpart Agreement duly executed by an Authorized Officer of such Domestic Subsidiary, and (iii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates similar to those described in Sections 3.1(b), 3.1(f), 3.1(g) and 3.1(k). With respect to each such Subsidiary, Company shall promptly send to Administrative Agent and Collateral Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Company, and (ii) all of the data required to be set forth in Schedule 4.1 with respect to all Subsidiaries of Company, and such written notice shall be deemed to supplement Schedule 4.1 for all purposes hereof.

     5.10 Post Closing Covenants With Respect to Real Estate Assets. (a)Other than in respect to the San Jose Ground Lease, in the event that any Credit Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Credit Party, contemporaneously with acquiring such Material Real Estate Asset or (other than San Jose Ground Lease) with such real estate asset becoming a Material Real Estate Asset, shall take all such actions and execute and deliver, or cause to be executed and delivered, all such mortgages, documents, instruments, agreements, opinions and certificates similar to those described in Sections 3.1(f), 3.1(g), 3.1(h) and 3.1(k) with respect to each such Material Real Estate Asset that Administrative Agent shall reasonably request to create in favor of Collateral Agent, for the

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benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets and the personal property located thereon.

          (b) Company and its Subsidiaries shall at all times with respect to Leasehold Properties which are not Material Real Estate Assets, use reasonable commercial efforts to comply with Section 5.10 as though such Leasehold Properties were Material Real Estate Assets.

          (c) In addition to the foregoing, Company and its Restricted Subsidiaries shall, at the request of Requisite Lenders, deliver, from time to time, to Administrative Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien, such best efforts to include, where possible, best efforts to obtain a Landlord Agreement with the exception of paragraphs 4, 5 and 7 of Exhibit K where a landlord refuses to consent to a leasehold mortgage.

     5.11 Interest Rate Protection. No later than ninety (90) days following the Closing Date and at all times thereafter, Company shall maintain, or caused to be maintained, in effect one or more Interest Rate Agreements for a term of not less than three years and otherwise in form and substance reasonably satisfactory to Administrative Agent and Syndication Agent, which Interest Rate Agreements shall at all times effectively limit the amount of Indebtedness of the Company and its Restricted Subsidiaries bearing interest at a floating rate to no more than 50% of the aggregate principal amount of Consolidated Total Debt outstanding as of any date of determination.

     5.12 Post Closing Covenants With Respect to Permitted Equipment Financing Collateral. Upon termination of all outstanding obligations of the Company under any Permitted Equipment Financing, Company, contemporaneously with the repayment of such outstanding obligations, shall (i) terminate any and all Liens granted in connection with such Permitted Equipment Financing, (ii) be deemed to have granted to Collateral Agent, for the benefit of Secured Parties, a valid security interest and continuing lien on all of Company's right, title and interest in, to and under such Collateral, (iii) grant to the Collateral Agent, for the benefit of Secured Parties, a security interest and continuing lien on all of Company's right, title and interest in, to and under such Collateral, by executing and delivering to the Collateral Agent a Confirmation of Grant, substantially in the form of Exhibit N attached hereto, and (iv) deliver to Collateral Agent duly executed UCC financing statements and all other instruments, notices, releases or certificates as Collateral Agent may reasonably request from time to time.

     5.13 Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent, Syndication Agent or Collateral Agent may reasonably request in order to effect fully the purposes of the Credit Documents. In furtherance and not in limitation of the foregoing, each Credit Party shall take such actions as Administrative Agent, Syndication Agent or Collateral Agent may reasonably request from time to time (including, without limitation, the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, landlord's consents and estoppels, control agreements, stock powers, financing statements and other documents, the filing or recording of any of the foregoing, title insurance with respect to

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any of the foregoing that relates to any Real Estate Asset, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the Obligations are guarantied by the Guarantors and are secured by substantially all of the assets of Company, and its Restricted Subsidiaries and all of the outstanding Capital Stock of Company's Subsidiaries (subject to limitations contained in the Credit Documents with respect to Foreign Subsidiaries).

     5.14 Maintenance of Certain Cash. Company and/or International Holdings shall maintain Cash and/or Cash Equivalents in an aggregate amount equal to the San Jose Incremental L/C Amount.

     5.15 Notice of Default Under Lease. Upon receipt of any notice of default under any lease for domestic Leasehold Property, Company shall immediately notify Collateral Agent thereof.

SECTION 6 NEGATIVE COVENANTS

     Each Credit Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations and cancellation or expiration of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

     6.1 Indebtedness. No Credit Party shall, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:
                                         ------

          (a) the Obligations, including any Indebtedness under any Hedge Agreement with any Lender Counterparty;

          (b) (x) Indebtedness (i) of OpCo or any Restricted Subsidiary to Company or to OpCo or any other Restricted Subsidiary of Company that is a Domestic Subsidiary, or (ii) for so long as no Event of Default has occurred and is continuing under Section 8.1(a) of this Agreement, of Company to OpCo or any Restricted Subsidiary (and if Purchase Money Loans are outstanding, notwithstanding the occurrence and continuation of such Event of Default);

provided that, to the extent that any proceeds used to provide such Indebtedness
--------
to Company is subject to a Lien granted pursuant to the Collateral Documents, such proceeds are applied to either ordinary course operating expenses of the Company or to service Indebtedness of Company to the extent funds for such purposes are not otherwise available to Company; provided, that all such
                                                 --------
Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement that in any such case, is reasonably satisfactory to Administrative Agent and the Collateral Agent, and any payment by any such Guarantor Subsidiary under any guaranty of the Obligations shall result in a pro tanto reduction of the amount of any Indebtedness owed by such Restricted Subsidiary to Company or to any of its Restricted Subsidiaries for whose benefit such payment is made; provided further
                                                                -------- -------
that the foregoing

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restrictions shall not apply to the extent not permitted under the Senior Note
Indenture and (y) Indebtedness of any Subsidiary of Company which is not a Guarantor Subsidiary to any other Subsidiary of Company that is not a Guarantor Subsidiary;

          (c) Permitted Unsecured Company Debt; provided, (i) immediately prior
                                                --------
to, and after giving effect to the incurrence of such Permitted Unsecured Company Debt, no Default or Event of Default shall have occurred and be continuing or would result from such incurrence; (ii) Company and its Subsidiaries shall be in compliance with, immediately prior to and after giving pro forma effect to the incurrence of such Indebtedness as if such Indebtedness had been incurred at the beginning of the measurement period for the most recently completed Fiscal Quarter, Section 6.6, 6.7, and 6.8, as applicable;

          (d) Indebtedness incurred by Company or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (other than for borrowed money), or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Company or any such Restricted Subsidiary pursuant to such agreements, in connection with Permitted Acquisitions or permitted dispositions of any business, assets or Restricted Subsidiary of Company;

          (e) Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business of Company and its Restricted Subsidiaries;

          (f) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with Deposit Accounts;

          (g) guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Company and its Restricted Subsidiaries;

          (h) Indebtedness described in Schedule 6.1 and refinancings and extensions of any such Indebtedness if the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, such Indebtedness refinanced or extended (A) does not include
--------
Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended or refinanced, (B) does not exceed in principal amount the Indebtedness being extended or refinanced (except it may be increased by an amount to cover the fees and expenses, including consent fees, placement fees and prepayment premiums, relating to such refinancing) and (C) may not be incurred, created or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom;

          (i) Permitted Equipment Financings;

          (j) the Senior Notes; and

          (k) Indebtedness of Company with respect to (x) the retention of liability with respect to the San Jose Ground Lease after the creation of the San Jose Subsidiary until the occurrence of a San Jose Triggering Event and (y) Basic Upkeep and guarantees of leases contributed to Foreign Subsidiaries pursuant to Section 6.4(b), provided that Company shall use its continuing
                            --------
reasonable best efforts to obtain the release of any such guarantees.

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

     6.2 Liens. No Credit Party shall, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:
                ------

          (a) Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Credit Document;

          (b) Liens for Taxes not yet due or that are being contested in good faith by appropriate proceedings; provided adequate reserves with respect
                                  --------
thereto are maintained on the books of the Credit Party as may be required with GAAP;

          (c) statutory Liens of landlords, banks (and rights of setoff), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401
(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue or for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

          (d) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, deposits made in the ordinary course of business with utility companies, and Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, statutory or regulatory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and returnofmoney bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;

          (e) easements, rightsofway, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

          (f) any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;

          (g) Liens solely on any cash earnest money deposits made by Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder entered into by it;

          (h) Purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;

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          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (j) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

          (k) licenses of patents, trademarks and other intellectual property rights granted by Company or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Company or such Subsidiary;

          (l) Liens described in Schedule 6.2 or on a title report delivered pursuant to Section 3.1(f)(iv);

          (m) Liens in favor of the trustee under the Senior Notes Indenture and/or the trustee or other representative of holders of Permitted Unsecured Company Debt with respect to Cash and/or Cash Equivalents funded solely from the proceeds received by Company from the sale of the Senior Notes or Permitted Unsecured Company Debt, as the case may be;

          (n) Liens consisting of judgment or judicial attachment Liens with respect to judgments that do not constitute an Event of Default;

          (o) Liens securing Permitted Equipment Financings; provided, any such
                                                             --------
Lien shall encumber only the assets acquired with the proceeds of such Permitted Equipment Financings.

          (p) Liens incurred in connection with the purchase of shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;

          (q) Liens on escrowed Cash representing a portion of the proceeds of permitted sales of assets by the Company or a Restricted Subsidiary established to satisfy contingent post-closing obligations that it owes (including earn-outs, indemnities and working capital adjustments).

     6.3 No Further Negative Pledges. Except with respect to (i) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale, and
(ii) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be) and (iii) restrictions on transfer with respect to Capital Stock of a second tier Unrestricted Subsidiary that a Credit Party owns, no Credit Party shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     6.4 Restricted Junior Payments; Restrictions on Investments in Unrestricted Subsidiaries; Restricted Rental and Upkeep Payments. (a)No Credit Party shall, directly or

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indirectly, declare, order, pay, make or set apart any sum for any Restricted
Junior Payment except that (i) Company may make payments in an aggregate maximum amount of $1,000,000 to retire, or to obtain the surrender of, shares of its common equity issued to its employees, directors or consultants or any outstanding warrants, options or other rights to acquire shares of its common equity issued to any such Persons and Company may acquire fractional shares of its common equity at fair market value thereof for not in excess of $250,000 in the aggregate, (ii) Company may make regularly scheduled payments of principal and interest (but not voluntary prepayments other than a voluntary prepayment made pursuant to a refinancing permitted under Section 6.1) in respect of the Senior Notes, any Permitted Unsecured Company Debt and Permitted Equipment Financings in accordance with the terms of, and only to the extent required by, the indenture or other agreement pursuant to which such Indebtedness was issued and (iii) so long as no Event of Default under Section 8.01(a) has occurred and is continuing (and if Purchase Money Loans are outstanding, notwithstanding the occurrence and continuation of such Event of Default), OpCo may make distributions to Company; provided that, in no event shall OpCo distribute to
                          --------
Company any assets subject to a Lien established under the Collateral Documents.

          (b) Neither the Company nor any Restricted Subsidiary shall, directly or indirectly, make any guaranty on behalf of, declare, order, pay, make, transfer or set apart any sum or assets of, for or constituting any contribution of capital or assets to, or payment to or on behalf of (in each case, other than, so long as no Event of Default has occurred and is continuing, cash consisting of the net cash proceeds (or assets purchased with such net cash proceeds) of issuances of Qualifying Equity), any Unrestricted Subsidiary; except that so long as no Event of Default has occurred and is continuing (i)
------
Company or any Restricted Subsidiary may make payments of rent, property tax, power and maintenance commitments provided for in the Closing Financial Plan and similar expenses related to the basic upkeep (all such expenses listed in this clause (i) collectively, "Basic Upkeep") of the rental property set forth on
Schedule 6.4(b)(i) for so long as, with respect to each lease, no expenditures of any nature have been made for the use or development of the leased site (it being understood that expenditures for Basic Upkeep shall not be deemed expenditures for such use or development); (ii) Company may contribute the San Jose Ground Lease to the San Jose Subsidiary and retain the liability and make payments associated with the San Jose Ground Lease until the occurrence of a San Jose Triggering Event, (iii) Company or any Restricted Subsidiary may make investments in Unrestricted Subsidiaries in an aggregate amount equal to $25,000,000 less the San Jose Incremental L/C Amount, (iv) Company and Restricted Subsidiaries may contribute to Foreign Subsidiaries leases with respect to foreign operations in existence on the Closing Date and (v) Company or any Restricted Subsidiary may make Investments permitted pursuant to Section 6.5(g).

     6.5 Investments. Except as provided in Section 6.4(b), neither the Company nor any Restricted Subsidiary shall, directly or indirectly, make or own any Investment in any Person, including without limitation any Joint Venture, except:
------

          (a) Cash Equivalents;

          (b) equity Investments owned as of the Closing Date in any Subsidiary and equity investments made in Restricted Subsidiaries after the Closing Date;

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

          (c) Investments (i) in accounts receivable arising and trade credit granted in the ordinary course of business and in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers made in the ordinary course of business consistent with the past practices of Company and its Restricted Subsidiaries;

          (d) intercompany loans to the extent permitted under Section 6.1(b);

          (e) Consolidated Capital Expenditures permitted by Section 6.8;

          (f) Investments made in connection with Permitted Acquisitions permitted pursuant to Section 6.9 and Investments in Unrestricted Subsidiaries pursuant to Section 6.4(b);

          (g) So long as no Event of Default has occurred and is continuing, Investments by Company or a Restricted Subsidiary in other Persons in an aggregate amount not to exceed at any time, after giving effect to any proposed Investment, $10,000,000; provided however, that the net Cash proceeds from the
                         -------- -------
sale or other disposition permitted under Section 6.9 of any previously held Investment may be used by Company to make Investments subject to the limits set forth in this Section 6.5(g);

          (h) Other Investments to the extent made with the proceeds of issuances of Qualifying Equity; and

          (i) loans made or commited before the Closing Date as set forth on
Schedule 6.5(i) and loans to employees of the Company in an aggregate amount not to exceed $3,000,000 for the purchase of real estate; provided that each such
                                                      --------
loan shall be secured by a first mortgage on the real estate so purchased.

     6.6  Stage 1 Financial Covenants.  During Stage 1:

          (a) Minimum Annualized Revenues.  Company shall not permit Annualized
              ---------------------------
Consolidated Revenues for any Fiscal Quarter during Stage 1, beginning December 31, 2000, to be less than the correlative amount indicated as set forth on
Schedule 6.6(a).

          (b) Maximum Cumulative Consolidated EBITDA Losses.  Company shall not
              ---------------------------------------------
permit Consolidated EBITDA losses (measured on a cumulative basis from October 1, 2000) for any Fiscal Quarter during Stage 1, beginning with the Fiscal Quarter ending December 31, 2000, to be greater than the correlative amount indicated as set forth on Schedule 6.6(b).

          (c) Consolidated Senior Secured Debt to Consolidated  Total
              -------------------------------------------------------
Capitalization.  Company shall not permit the ratio of Consolidated Senior
--------------
Secured Debt to Consolidated Total Capitalization at any time during Stage 1 to exceed 0.33:1.00.

          (d) Consolidated Total Debt to Consolidated Total Capitalization.
              ------------------------------------------------------------
Company shall not permit the ratio of Consolidated Total Debt to Consolidated Total Capitalization at any time during Stage 1 to exceed 0.66:1.00.

     6.7  Stage 2 Financial Covenants.  During Stage 2:

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

          (a) Senior Leverage Ratio.  Company shall not permit the Senior
              ---------------------
Leverage Ratio as of the last day of any Fiscal quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(a).

          (b) Total Leverage Ratio.  Company shall not permit the Total Leverage
              --------------------
Ratio as of the last day of any Fiscal Quarter during Stage 2 to exceed the correlative ratio indicated as set forth on Schedule 6.7(b).

          (c) Interest Coverage Ratio.  Company shall not permit the Interest
              -----------------------
Coverage Ratio as of the last day of any Fiscal Quarter during Stage 2 to be less than the correlative ratio indicated as set forth on Schedule 6.7(c).

          (d) Pro Forma Debt Service Coverage Ratio.  Company shall not  at any
              -------------------------------------
time during the periods set forth on Schedule 6.7(d) permit the ratio of (i) Annualized Consolidated EBITDA plus up to $15 million of available balance sheet cash (excluding restricted cash) to (ii) required consolidated pro forma amortization and principal payments and consolidated cash interest expense for the next four consecutive quarters to be less than the correlative ratios set forth on Schedule 6.7(d).

With respect to any Fiscal Quarter during which a Permitted Acquisition or an Asset Sale has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the financial covenants set forth in Section 6.6 and this Section 6.7, the covenants shall be calculated with respect to such period on a pro forma and projected basis (without giving effect to adjustments to increase Consolidated Adjusted EBITDA to account for expected improvements in the operations of the Permitted Acquisition unless approved in writing by the Joint Lead Arrangers and which pro forma adjustments shall be accompanied by a Financial Officer Certification) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Company and its Restricted Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such Fiscal Quarter (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such Fiscal Quarter.

     6.8 Maximum Cumulative Consolidated Capital Expenditures. During Stage 1 and Stage 2, Company shall not and shall not permit its Restricted Subsidiaries to make or incur Consolidated Capital Expenditures, in any Fiscal Year indicated on Schedule 6.8, in an aggregate amount for Company and its Restricted Subsidiaries in excess of the corresponding amount set forth on Schedule 6.8; provided that, a portion, not to exceed 50% of any amount permitted to be
--------
expended in a Fiscal Year but not expended during such Fiscal Year, may be carried forward and expended during the immediately succeeding Fiscal Year.

     6.9 Fundamental Changes; Disposition of Assets; Acquisitions. Neither the Company nor any Restricted Subsidiary shall, enter into any transaction of merger or consolidation, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease or sublease (as lessor or sublessor), transfer or otherwise dispose of, in one

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

transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:
        ------

          (a) any Restricted Subsidiary of Company may be merged with or into any other Restricted Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to any Restricted Subsidiary; provided, in the case of such a
                                            --------
merger, a Restricted Subsidiary shall be the continuing or surviving Person;

          (b) sales or other dispositions of assets which do not constitute Asset Sales;

          (c) Asset Sales, the proceeds of which (valued at the principal amount thereof in the case of nonCash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other nonCash proceeds) (i) are less than $250,000 with respect to any single Asset Sale or series of related Asset Sales and (ii) when aggregated with the proceeds of all other Asset Sales made within the same Fiscal Year, are less than $1,000,000; provided (1) the consideration received for such assets shall be in an amount at
--------
least equal to the fair market value thereof (determined in good faith by the board of directors of Company (or similar governing body)), (2) no less than 85% thereof shall be paid in Cash, and (3) the Net Asset Sale Proceeds thereof shall be applied as required by Section 2.12(a);

          (d) Permitted Acquisitions; provided the aggregate amount of cash
                                      --------
consideration for such Permitted Acquisitions during the term of the Facilities shall not exceed $25,000,000 (excluding any cash consideration to the extent funded solely with the proceeds of Qualifying Equity).

          (e) Investments made in accordance with Section 6.5.

     6.10 Disposal of Subsidiary Interests. Except for any sale of 100% of the Capital Stock of any of its Subsidiaries made in compliance with the provisions of Section 6.9, no Credit Party shall directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Restricted Subsidiaries, except to qualify directors if required by applicable law; or permit any of its Restricted Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any Capital Stock of any of its Restricted Subsidiaries or first tier Unrestricted Subsidiaries, except to Company or a whollyowned Guarantor Subsidiary of Company (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

     6.11 Sales and LeaseBacks. Except as set forth on Schedule 6.11, no Credit Party shall, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Credit Party has sold or transferred or is to sell or to transfer to any other Person (other than Company or any of its Restricted Subsidiaries), or intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Credit Party to any Person (other than Company or any of its Restricted Subsidiaries) in connection with such lease.

     6.12 Sale and Discount of Receivables. No Credit Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable (it being understood that the restriction contained in this Section 6.12 shall not apply to any write-off of bad debt in the ordinary course of business consistent with prior practice).

     6.13 Transactions with Shareholders and Affiliates. (a) No Credit Party shall, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of Capital Stock of Company or any of its Subsidiaries or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from a Person who is not such a holder or Affiliate; provided, the foregoing
                                                     --------
restriction shall not apply to (a) any transaction between Company and any Restricted Subsidiary or between any of the Guarantor Subsidiaries; (b) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Company and its Subsidiaries; (c) compensation arrangements entered into in the ordinary course of business for officers and other employees of Company and its Subsidiaries; and (d) transactions described in Schedule 6.13.

          (b) Each Credit Party will (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such Credit Party; (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such Credit Party, and (iii) provide that its board of directors or other analogous governing body will hold all appropriate meetings to authorize and approve such Person's entity actions, which meetings will be separate from those of other Credit Parties.

     6.14 Conduct of Business. From and after the Closing Date, no Credit Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by such Credit Party on the Closing Date and Complementary Businesses and (ii) such other lines of business as may be consented to by Requisite Lenders.

     6.15 Permitted IBX Facilities. Except for the making of payments relating to Basic Upkeep as provided under Section 6.4(b), Company shall not, nor shall it permit any of its Restricted Subsidiaries to, build out, commence the construction of, operate or acquire a IBX Facility (whether in connection with a Permitted Acquisition pursuant to Section 6.9, a Capital Expenditure pursuant to
Section 6.8 or otherwise and whether independently or by joint venture) other than Permitted IBX Facilities; except that Company or any Restricted Subsidiary
                               ------
may make payments of rent, property tax and similar expenses related to the basic upkeep of the rental property (x) (i) with respect to domestic properties leased by the Company or any of its Restricted Subsidiaries and set forth on
Schedule 6.15 or (ii) additional domestic leases approved by the Administrative Agent not to exceed $6 million per year in the aggregate and (y) for so long as it is owned by OpCo or other Restricted Subsidiary and no San Jose Triggering Event occured, property governed by the San Jose Ground Lease (including payments for expenses relating to the San Jose entitlement process specifically reflected in the Closing Financial Plan); in the case of both clauses (x)(ii) and (y), for so long as, with respect to each lease, no expenditures of any nature have been made for the use or development of the leased site; provided that, upon the
                                                    --------
occurrence and continuation of an Event of Default (i) no payments may be made under this Section 6.15(x)(ii) other than payments under leases or other contracts entered into prior to the Closing Date and only during the 45-day period following such Event of Default and (ii) no payments may be made under this Section 6.15(y) after the 45-day period following such Event of Default.

     6.16 Amendments or Waivers of Certain Documents.

          No Credit Party shall, amend or otherwise change the terms of the Senior Notes, any Permitted Unsecured Company Debt or any Permitted Equipment Financing, or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on such Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Indebtedness (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Indebtedness (or a trustee or other representative on their behalf) which would be adverse to any Credit Party or Lenders.

     6.17 Fiscal Year. No Credit Party shall change its Fiscal Yearend from December 31.

     6.18 Unrestricted Subsidiaries.

          (a) Company may designate (and shall give prompt notice of such designation to Agents and Lender) (y) a Foreign Subsidiary, wholly-owned directly or indirectly by International Holdings and (z) provided that the San Jose Subsidiary has assumed the assets and liabilities under the San Jose Ground Lease (it being understood that Company may retain the obligations with respect to the San Jose Ground Lease as contemplated in the definition of San Jose Subsidiary), San Jose Subsidiary, as an Unrestricted Subsidiary under this Agreement (a "Designation") only if:

              (i) no Event of Default shall have occurred and be continuing or would result therefrom at the time of or after giving effect to such Designation;

              (ii) after giving effect to such Designation, Company and its Restricted Subsidiaries would be in compliance with each of the covenants set forth in Sections 6.6, 6.7 and 6.8, as applicable, calculated on a pro forma basis as if such Designation had occurred immediately prior to the first day of the period of four consecutive fiscal quarters most recently ended;

              (iii) other than San Jose Subsidiary, such Unrestricted Subsidiary and its Subsidiaries shall not have any assets or operations located in the United States of America or Canada;

              (iv) Company has delivered to the Administrative Agent (x) written notice of such Designation and (y) a certificate, dated the effective date of such Designation, of an Authorized Officer of Company stating that no Event of Default has occurred and is continuing or would result from such Designation and setting forth reasonably detailed calculations, together with all relevant financial information with respect thereto, demonstrating pro forma compliance with each of Sections 6.6, 6.7 and 6.8, as applicable, in accordance with clause (ii) above, and

              (v) such Subsidiary shall be designated and qualify as an "Unrestricted Subsidiary" for purposes of the Senior Note Indenture.

          (b) Except as contemplated by the definition of San Jose Subsidiary, neither Company nor any Restricted Subsidiary shall at any time (x) provide any guaranty of any Indebtedness of any Unrestricted Subsidiary (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary; provided that Company may remain
                                            --------
liable with respect to lease obligations relating to leases contributed to Foreign Subsidiaries pursuant to 6.4(b)(iv).

          (c) Company shall not create or suffer to exist any Foreign Subsidiary that is not an Unrestricted Subsidiary.

     6.19 Acquisition and Ownership of Assets by Company. Except to the extent contemplated under Section 6.4(a), Company shall not acquire or own any operating assets other than (i) replacement assets, (ii) assets owned on the Funding Date following the transfer of assets set forth on Schedule 3.2(a)(x),
(iii) assets acquired with the proceeds of Permitted Equipment Financing or a Purchase Money Loan and (iv) assets from a Restricted Subsidiary so long as such asset is not subject to a Lien under the Collateral Documents.

     6.20 Company Subsidiaries.  The Company shall not after the Closing Date
(i) create any new direct Restricted Subsidiary other than International Holdings or (ii) acquire any equity interest in any other entity unless all such equity interests are subject to a First Priority Lien in favor of the Collateral Agent for the benefit of Lenders.

     6.21 San Jose Subsidiary. Neither the Company nor OpCo shall permit San Jose Subsidiary to dispose of any assets of San Jose Subsidiary, other than in arms-length transactions. Until the occurrence of a San Jose Triggering Event, neither the Company nor OpCo shall, nor shall they permit San Jose Subsidiary to, effectuate a Disposition (other than a Qualifying San Jose Disposition) of any portion of the San Jose Property or rights under the San Jose Ground Lease.

SECTION 7 GUARANTY

     7.1 Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)) (collectively, the "Guaranteed Obligations"); provided that Company's obligations with respect to Purchase Money Loans shall
--------
be included in the defined term Guaranteed Obligations only to the extent not violative of the Senior Notes.

     7.2 Contribution by Guarantors. Each Guarantor desires to allocate among themselves (collectively, the "Contributing Guarantors"), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a "Funding Guarantor") under this Guaranty that exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments to equal its Fair Share as of such date. "Fair Share" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the ratio of the Fair Share Contribution Amount with respect to such Contributing Guarantor to the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations Guaranteed. "Fair Share Shortfall" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "Fair Share Contribution Amount" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under
Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the "Fair
                         --------
Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. "Aggregate Payments" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way

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

to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this
Section 7.2.

     7.3 Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the applicable Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S) 362(a)), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the applicable Borrower's becoming the subject of a case under the Bankruptcy code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the applicable Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

     7.4 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations in Cash. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

          (a) this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

          (b) Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the applicable Borrower and any Beneficiary with respect to the existence of such Event of Default;

          (c) the obligations of each Guarantor hereunder are independent of the obligations of the applicable Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the applicable Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the applicable Borrower or any of such other guarantors and whether or not the applicable Borrower is joined in any such action or actions;

          (d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor's liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor's covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent

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

satisfied by such Guarantor in Cash, limit, affect, modify or abridge any other Guarantor's liability hereunder in respect of the Guaranteed Obligations;

          (e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreement and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the applicable Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents or the Hedge Agreements; and

          (f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than the indefeasible payment in full of the Guaranteed Obligations in Cash), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents or the Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
(iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents

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or any of the Hedge Agreements or from the proceeds of any security for the
Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary's consent to the change, reorganization or termination of the corporate structure or existence of Company or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, setoffs or counterclaims which the applicable Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

     7.5 Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to proceed against the applicable Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, proceed against or exhaust any security held from the applicable Borrower, any such other guarantor or any other Person, proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the applicable Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the applicable Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the applicable Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations in Cash; any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; any defense based upon any Beneficiary's errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to
bad faith;   any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor's obligations hereunder, the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, any rights to setoffs, recoupments and counterclaims, and promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, under the Hedge Agreements or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the applicable Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

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     7.6  Guarantors' Rights of Subrogation, Contribution, etc.  Until the
Guaranteed Obligations shall have been indefeasibly paid in full and all Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the applicable Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the applicable Borrower with respect to the Guaranteed Obligations, any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the applicable Borrower, and any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full in Cash and the Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the applicable Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the applicable Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full in Cash, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

     7.7 Subordination of Other Obligations. Any Indebtedness of any Borrower or any Guarantor now or hereafter held by any Guarantor (the "Obligee Guarantor") is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

     7.8 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been finally and indefeasibly paid in full in Cash and the Revolving Loan Commitments shall have terminated and all Letters of Credit shall have expired or been cancelled. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

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     7.9  Authority of Guarantors or Borrower.  It is not necessary for any
Beneficiary to inquire into the capacity or powers of any Guarantor or the applicable Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

     7.10 Financial Condition of Borrower. Any Credit Extension may be made to a Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of Company at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the applicable Borrower. Each Guarantor has adequate means to obtain information from the applicable Borrower on a continuing basis concerning the financial condition of the applicable Borrower and its ability to perform its obligations under the Credit Documents and the Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the applicable Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the applicable Borrower now known or hereafter known by any Beneficiary.

     7.11 Bankruptcy, etc. So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the applicable Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the applicable Borrower or any other Guarantor or by any defense which the applicable Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

          (a) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the applicable Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

          (b) In the event that all or any portion of the Guaranteed Obligations are paid by the applicable Borrower, the obligations of Guarantors hereunder shall continue and remain in

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full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise (whether by demand, settlement, litigation or otherwise), and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

     7.12 Notice of Events. As soon as any Guarantor obtains knowledge thereof, such Guarantor shall give Administrative Agent written notice of any condition or event which has resulted in a material adverse change in the financial conditions of any Guarantor or the applicable Borrower or a breach of or noncompliance with any term, condition or covenant contained herein, any other Credit Document, any Hedge Agreement or any other document delivered pursuant hereto or thereto.

     7.13 Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided, as a
                                                          --------
condition precedent to such discharge and release, Administrative Agent shall have received evidence satisfactory to it that arrangements satisfactory to it have been made for delivery to Administrative Agent of the applicable Net Asset Sale Proceeds of such disposition pursuant to Section 2.12(a).

SECTION 8 EVENTS OF DEFAULT

     8.1 Events of Default. If any one or more of the following conditions or events (each, an Event of Default) shall occur:

          (a) Failure to Make Payments When Due.  Failure by a Borrower to pay
              ---------------------------------
(i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; (ii) when due any amount payable to Issuing Bank in reimbursement of any drawing under a Letter of Credit; or (iii) any interest on any Loan or any fee or any other amount due hereunder or under any of the other Credit Documents within five (5) days after the date due; or

          (b) Default in Other Agreements.   Failure of any Credit Party to pay
              ---------------------------
when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in an individual principal amount of $250,000 or more or with an aggregate principal amount of $1,000,000 or more, in each case beyond the grace period, if any, provided therefor; or (ii) breach or default by any Credit Party with respect to any other material term of one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above or any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or

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redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or

          (c) Breach of Certain Covenants.  Failure of any Credit Party to
              ---------------------------
perform or comply with any term or condition contained in Section 2.4, Section 5.1(h), Section 5.2 or Section 6; failure to comply with any material term or condition governing insurance of Company required pursuant to Section 5.5 for a period of 15 days from the time of receipt of notice under the applicable insurance agreement;

          (d) Breach of Representations, etc.  Any representation, warranty,
              -------------------------------
certification or other statement made or deemed made by any Credit Party in any Credit Document or in any statement or certificate at any time given by any Credit Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made; or

          (e) Other Defaults Under Credit Documents.  Any Credit Party shall
              -------------------------------------
default in the performance of or compliance with any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) an officer of such Credit Party becoming aware of such default or (ii) receipt by the applicable Borrower of notice from Administrative Agent or any Lender of such default; or

          (f) Involuntary Bankruptcy; Appointment of Receiver, etc.  (i) A court
              -----------------------------------------------------
of competent jurisdiction shall enter a decree or order for relief in respect of Company or any of its Restricted Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Restricted Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Restricted Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Restricted Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Restricted Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

          (g) Voluntary Bankruptcy; Appointment of Receiver, etc..  (i) Company
              ---------------------------------------------------
or any of its Restricted Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company

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

or any of its Restricted Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Restricted Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of Company or any of its Restricted Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

          (h) Judgments and Attachments.  Any money judgment, writ or warrant of
              -------------------------
attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $1,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance Company has acknowledged coverage) shall be entered or filed against Company or any of its Restricted Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (i) Dissolution.  Any order, judgment or decree shall be entered
              -----------
against any Credit Party decreeing the dissolution or split up of such Credit Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

          (j) Employee Benefit Plans.  There shall occur one or more ERISA
              ----------------------
Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of $1,500,000 during the term hereof; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $500,000; or

          (k) Change of Control.  A Change of Control shall occur;
              -----------------

          (l) Guaranties, Collateral Documents and other Credit Documents.  At
              -----------------------------------------------------------
any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations in Cash, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in Cash in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or willful misconduct or the part of the Collateral Agent) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Credit Party shall contest the validity or enforceability of any Credit Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Credit Document to which it is a party; or

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          (m) The Company or any Restricted Subsidiary is in default on any obligation to make base rental payments under at least one lease with respect to either (i) each of any three Leasehold Properties which are Permitted IBX Facilities or (ii) each of the two Leasehold Properties which are designated as "San Jose IBX" and "Secaucus IBX", respectively, on Schedule 1.1(a).

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g), automatically, and (2) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Requisite Lenders, upon notice to Company by Administrative Agent, (A) the Revolving Loan Commitments and Delayed Draw Term Loan Commitments, if any, of each Lender having such Commitments and the obligation of Issuing Bank to issue any Letter of Credit shall immediately terminate; each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: the unpaid principal amount of and accrued interest on the Loans, an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and all other Obligations; provided, the
                                                          --------
foregoing shall not affect in any way the obligations of Lenders under Section 2.2(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Collateral Documents; and (D) Administrative Agent shall direct Company to pay (and Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 8.1(f) and (g) to pay) to Administrative Agent such additional amounts of cash, to be held as security for Company's reimbursement Obligations in respect of Letters of Credit then outstanding, equal to the Letter of Credit Usage at such time.

SECTION 9 AGENTS

     9.1 Appointment of Agents. GSCP is hereby appointed a Joint Lead Arranger, a Joint Book Runner and Syndication Agent hereunder, and each Lender hereby authorizes Joint Lead Arranger, Joint Book Runner and Syndication Agent to act as its agents in accordance with the terms hereof and the other Credit Documents. Salomon Smith Barney Inc. is hereby appointed a Joint Lead Arranger and a Joint Book Runner. Citicorp USA, Inc. is hereby appointed Administrative Agent (for purposes of this Section 9, the terms "Administrative Agent" and "Agent" shall also include CIT Lending Services Corporation in its capacity as Collateral Agent pursuant to the Collateral Documents) hereunder and under the other Credit Documents and each Lender hereby authorizes Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Agent hereby agrees to act upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 are solely for the benefit of Agents and Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries. Each of Joint Lead Arrangers, Joint Book Runners, Syndication Agent and Documentation Agent, without consent of or notice to any party hereto, may assign any and all of its rights or obligations

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hereunder to any of its Affiliates. As of the Closing Date, all the respective obligations of GSCP and Salomon Smith Barney Inc., in their respective capacities as Joint Lead Arranger and Joint Book Runner and GSCP in its capacity as Syndication Agent CIT Lending Services Corporation, shall terminate. CIT Lending Services Corporation is hereby appointed as the Collateral Agent under the Pledge and Security Agreement and the other Collateral Documents and each Agent and each Lender hereby authorizes CIT Lending Services Corporation to act as Collateral Agent for its benefit and for the benefit of the other Secured Parties hereunder and under the other Credit Documents and each Agent and each Lender hereby authorizes Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Each Lender further authorizes the Administrative Agent to be the agent in connection with the Guaranty.

     9.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto.
Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Credit Documents except as expressly set forth herein or therein.

     9.3  General Immunity.

          (a) No Responsibility for Certain Matters.  No Agent shall be
              -------------------------------------
responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any of Agent to Lenders or by or on behalf of any Credit Party to any Agent or any Lender in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

          (b) Exculpatory Provisions.  No Agent nor any of  its officers,
              ----------------------
partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Credit Documents except to the extent caused by such Agent's gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Credit Documents or from the exercise of any power, discretion or

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authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Credit
Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).

     9.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent, in its individual capacity, shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent, in its individual capacity, and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with either Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from either Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

     9.5 Lenders' Representations, Warranties and Acknowledgment. Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

     9.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Credit Party, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise in its capacity as such Agent in any

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

way relating to or arising out hereof or the other Credit Documents; provided,
                                                                     --------
no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in
                                                                  --------
no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to
-------- -------
indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

     9.7  Successor Administrative Agent and Collateral Agent.

          (a) Successor Administrative Agent.  Administrative Agent may resign
              ------------------------------
at any time by giving thirty (30) days' prior written notice thereof to Lenders and the Borrowers, and Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, with the Borrowers' consent (which shall not be unreasonably withheld or delayed and wich shall not be required while and Event of Default exists), to appoint a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent and the retiring or removed Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Credit Documents, and (ii) take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent, whereupon such retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.

          (b) Successor Collateral Agent.  Collateral Agent may resign at any
              --------------------------
time by giving thirty (30) days' prior written notice thereof to Administrative Agent, Lenders and the Borrowers, and Collateral Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrowers, Collateral Agent and Administrative Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five (5) Business Days' notice to the Administrative Agent, following receipt of the Borrowers' consent (which shall not be unreasonable withheld or delayed and which shall not be required while an Even5 of Default exists), to appoint a successor Collateral Agent.
Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Collateral Agent and the retiring or removed Collateral Agent shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or

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appropriate in connection with the performance of the duties of the successor
Collateral Agent under the Credit Documents, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Collateral Documents, whereupon such retiring or removed Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents.

     9.8  Collateral Documents and Guaranty.

          (a) Agents under Collateral Documents and Guaranty.  Each Lender
              ----------------------------------------------
hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, each of Administrative Agent and Collateral Agent, as applicable may execute any documents or instruments necessary to release any Lien encumbering any item of Collateral (i) that is the subject of
(A) a sale or other disposition of assets (B) a Lien securing a Permitted Equipment Financing or (ii) to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented or release any Guarantor from the Guaranty pursuant to Section 7.13 or with respect to which Requisite Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented; provided that in the case of clause (i)(B) above, such release of Lien shall only be effectuated by the delivery of a release, substantially in the form of Exhibit O attached hereto, together with any other documents or instruments required therein, by the Collateral Agent to the Company.

          (b) Right to Realize on Collateral and Enforce Guaranty.  Anything
              ---------------------------------------------------
contained in any of the Credit Documents to the contrary notwithstanding, each Credit Party, each Agent and each Lender hereby agree that no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent for the benefit of Secured Parties, in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

SECTION 10  MISCELLANEOUS

     10.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, Joint Lead Arrangers, Joint Book Runners, Syndication Agent, Collateral Agent, Administrative Agent, Issuing Bank

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

or Documentation Agent, shall be sent to such Person's address as set forth on Appendix B or in the other relevant Credit Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to any Agent shall be effective until received by such
--------
Agent.

     10.2 Expenses. Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly all the actual and reasonable costs and expenses of Joint Lead Arrangers, Joint Book Runners and Syndication Agent associated with the syndication of the credit facilities hereunder and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for any Credit Party; the reasonable fees, expenses and disbursements of counsel to Agents (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by any Credit Party; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel) in connection with the custody or preservation of any of the Collateral; all other actual and reasonable costs and expenses incurred by each Agent in connection with the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "workout" or pursuant to any insolvency or bankruptcy cases or proceedings.

     10.3 Indemnity. In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless, each Agent and Lender and their respective Affiliates and each of their and their respective Affiliates' officers, partners, directors, trustees, employees and agents (each, an

"Indemnitee"), from and against any and all Indemnified Liabilities; provided,
                                                                     --------
no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable judgment order or decree. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

     10.4 SetOff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by each Credit Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Credit Party against and on account of the obligations and liabilities of any Credit Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Credit Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder or the principal of or the interest on the Loans or any amounts in respect of the Letters of Credit or any other amounts due hereunder or under any other Credit Documents shall have become due and payable pursuant to Section 2 and although such obligations and liabilities, or any of them, may be contingent or unmatured. Each Credit Party hereby further grants to Administrative Agent and each Lender a security interest in all Deposit Accounts maintained with Administrative Agent or such Lender as security for the Obligations.

     10.5 Amendments and Waivers.

          (a) Requisite Lenders' Consent.  Subject to Sections 10.5(b) and
              --------------------------
10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders.

          (b) Affected Lenders' Consent.  Without the written consent of each
              -------------------------
Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

              (i)   extend the scheduled final maturity of any Loan or Note;

              (ii) waive, reduce or postpone any scheduled repayment (but not prepayment), or any reimbursement obligation in connection with any Letter of

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

     Credit waive or postpone the Revolving Loan Commitment Termination Date or the Delayed Draw Term Loan Commitment Termination Date;

              (iii) extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Commitment Termination Date;

              (iv) reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.10) or any fee payable hereunder;

              (v)    extend the time for payment of any such interest or fees;

              (vi) reduce the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

              (vii)  amend, modify, terminate or waive any provision of this
     Section 10.5(b) or Section 10.5(c) or Section 10.6(a);

              (viii) amend the definition of "Requisite Lenders" or "Pro Rata Share"; provided, with the consent of Requisite Lenders (except that such
             --------
     consent shall not be required in the case of Indebtedness incurred or commitments made under Section 2.1(a)(iv) of this Agreement), additional extensions of credit pursuant hereto may be included in the determination of "Requisite Lenders" or "Pro Rata Share" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Delayed Draw Term Loan Commitments, the Delayed Draw Term Loans, the Revolving Loan Commitments, the Revolving Loans, the New Term Loan Commitments and the New Term Loans are included on the Closing Date;

              (ix) release or otherwise subordinate all or substantially all of the Collateral or all or substantially all of the Guarantors (or Company alone) from the Guaranty except as expressly provided in the Credit Documents; or

              (x) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document.

          (c) Other Consents.  No amendment, modification, termination or waiver
              --------------
of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

              (i) increase any Commitment of any Lender over the amount thereof then in effect without the consent of such Lender; provided, no
                                                                --------
     amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall constitute an increase in any Revolving Loan Commitment of any Lender;

              (ii) amend the definition of "Requisite Class Lenders" without the consent of Requisite Class Lenders of each Class affected by such amendment;

     provided, with the consent of the Requisite Lenders, additional extensions
     --------
     of credit pursuant hereto may be included in the determination of such "Requisite Class Lenders" on substantially the same basis as the Term Loan Commitments, the Term Loans, the Delayed Draw Term Loans Commitments, the Delayed Draw Term Loans, the Revolving Loan Commitments, the Revolving Loans and the New Term Loan Commitments and the New Term Loans are included on the Closing Date;

              (iii) alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.13 without the consent of Requisite Class Lenders of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, Requisite Lenders
                                                  --------
     may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

              (iv) amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.2(e) without the written consent of Administrative Agent and of Issuing Bank; or

              (v) amend, modify, terminate or waive any provision of Section 9 or Section 10 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

          (d) Execution of Amendments, etc.  Administrative Agent may, but shall
              -----------------------------
have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

     10.6 Successors and Assigns; Participations.

          (a) Generally.  This Agreement shall be binding upon the parties
              ---------
hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Credit Party without the prior written consent of all Lenders.

          (b) Register.  The Borrowers, Administrative Agent and Lenders shall
              --------
deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in
Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (c) Right to Assign.  Each Lender shall have the right at any time to
              ---------------
sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it, Note or Notes held by it, or other Obligation (provided, however, that each such assignment shall be of a uniform, and not
 --------  -------
varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

              (i) to any Person meeting the criteria of clause (i) of the definition of the term of "Eligible Assignee" upon the giving of notice to the applicable Borrower or Borrowers and Administrative Agent; and

              (ii) to any Person meeting the criteria of clause (ii) of the definition of the term of "Eligible Assignee" and, in the case of assignments of Loans or Commitments to any such Person (except in the case of assignments made by or to GSCP or to another Lender), consented to by each of the applicable Borrower or Borrowers and Administrative Agent (such consent not to be (x) unreasonably withheld or delayed or, (y) in the case of either Borrower, required at any time an Event of Default shall have occurred and then be continuing; provided that, in any event, notice of
                                      --------
     such assignment shall be given promptly to Borrowers if their consent is not otherwise required); provided, further each such assignment pursuant to
                              --------
     this Section 10.6(c)(ii) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by the applicable Borrower or Borrowers and Administrative Agent or as shall constitute the aggregate amount of the Commitments and other Obligations of the assigning Lender); provided, further, that after giving effect to such assignment,
              --------  -------
     the assigning Lender shall have Commitments and Loans aggregating at least $5,000,000 (unless such assigning Lender is assigning all of its Commitments and Loans), in each case unless otherwise agreed to by the applicable Borrower or Borrowers and Administrative Agent.

          (d) Mechanics.  The assigning Lender and the assignee thereof shall
              ---------
execute and deliver to Administrative Agent an Assignment Agreement, together with (i) a processing and recordation fee of $2,000 in the case of all assignments (except that only one fee shall be payable in the case of contemporaneous assignments to Related Funds), and (ii) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(c).

          (e) Notice of Assignment.  Upon its receipt of a duly executed and
              --------------------
completed Assignment Agreement, together with the processing and recordation fee referred to in Section

10.6(d) (and any forms, certificates or other evidence required by this Agreement in connection therewith), Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the applicable Borrower or Borrowers and shall maintain a copy of such Assignment Agreement.

          (f) Representations and Warranties of Assignee.  Each Lender, upon
              ------------------------------------------
execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that it is an Eligible Assignee; it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a present view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

          (g) Effect of Assignment.  Subject to the terms and conditions of this
              --------------------
Section 10.6, as of the "Effective Date" specified in the applicable Assignment
Agreement: the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof; the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Credit Documents to the
        --------
contrary notwithstanding, (y) Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder) and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder; the Revolving Loan Commitments shall be modified to reflect the Revolving Loan Commitment of such assignee and any remaining Revolving Loan Commitment of such assigning Lender, if any; (i) the Delayed Draw Term Loan Commitments shall be modified to reflect the Delayed Draw Term Loan Commitment of such assignee and any remaining Delayed Draw Term Loan Commitment of such assigning Lender, if any; and (ii) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon the applicable Borrower or Borrowers shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

          (h) Participations.  Each Lender shall have the right at any time to
              --------------
sell one or more participations to any Person (other than Company, any of its Subsidiaries or any of its

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

Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment modification or waiver that would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Commitment Termination Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any postdefault increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or (iii) release or subordinate all or substantially all of the Collateral under the Collateral Documents or the Guarantors (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. All amounts payable by any Credit Party hereunder, including amounts payable to such Lender pursuant to Section 2.17(c), 2.18 or 2.19, shall be determined as if such Lender had not sold such participation. Each Credit Party and each Lender hereby acknowledge and agree that, solely for purposes of Sections 2.16 and 10.4, any participation will give rise to a direct obligation of each Credit Party to the participant and the participant shall be considered to be a "Lender."

          (i) Certain Other Assignments.  In addition to any other assignment
              -------------------------
permitted pursuant to this Section 10.6, (i) any Lender may assign and pledge all or any portion of its Loans, the other Obligations owed to such Lender, and its Notes, if any, to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to any Federal Reserve Bank or as collateral security for any loan or other financing transaction as in or in connection with any securitization or similar transaction, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest or other transaction described herein; provided, (x) no Lender, as between the applicable Borrower or Borrowers and
--------
such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, (y) in no event shall
                                       -------- -------
the applicable Federal Reserve Bank or trustee or other financing party be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder and (z) any transfer of the rights and obligations of a "Lender" hereunder to any Person upon the foreclosure of any pledge or security interest referred to in this clause (i) may only be made pursuant to the provisions of Sections 10.6(c) through (e) governing assignments of interests in the Loans.

     10.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

     10.8 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.17(c), 2.18, 2.19, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.16 and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

     10.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

     10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Collateral Agent, Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause (whether by demand, settlement, litigation or otherwise), then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

     10.11 Severability. In case any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10.12 Entire Agreement. This Agreement (together with the Exhibits hereto, the Schedules hereto and the other agreements, documents and instruments delivered in connection herewith) and the Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

     10.13 Obligations Several; Independent Nature of Lenders' Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or

Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising hereunder and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     10.14 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

     10.15 APPLICABLE LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401,
SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

     10.16 CONSENT TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1; AGREES THAT SERVICE AS PROVIDED IN CLAUSE (c) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

     10.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALLENCOMPASSING OF ANY AND ALL

DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
10.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     10.18 Confidentiality. Each Lender shall hold all nonpublic information obtained pursuant to the requirements hereof and sufficiently identified to such Lender as being non-public which has been identified as confidential by either Borrower in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with prudent lending or investing practices, it being understood and agreed by each Borrower that in any event a Lender may make disclosures to Affiliates of such Lender (and to other persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.18), disclosures reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Loans Commitments and other Obligations or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) in Hedge Agreements (provided, such counterparties and advisors are advised of and agree to be bound by the provisions of this Section 10.18) or disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal process; provided, unless specifically prohibited
                                       --------
by applicable law or court order, each Lender shall make reasonable efforts to notify the applicable Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information; provided, further, that in
                                                     --------  -------
no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries; and provided, further, that
                                                     --------  -------
notwithstanding the foregoing, each Lender and its Affiliates shall have the right to (i) list the name and logo of each of the Borrowers and the Guarantors, as provided by the Borrowers and the Guarantors from time to time, and describe the transaction that is the subject of this

Agreement in their marketing materials and (ii) post such information, including, without limitation, a customary "tombstone", on its web site.

     10.19 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the applicable Borrower shall pay to Administrative Agent, for the account of the Lenders, an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect.
Notwithstanding the foregoing, it is the intention of Lenders and each Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower.

     10.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

     10.21 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                              EQUINIX, INC.


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              EQUINIX OPERATING CO., INC.


                                              By:_____________________________
                                                 Name:
                                                 Title:


                                              EQUINIX EUROPE, INC.


                                              By:_____________________________
                                                 Name:
                                                 Title:

                                      GOLDMAN SACHS CREDIT PARTNERS L.P.,
                                      as Joint Lead Arranger, Joint Book Runner,
                                      Syndication Agent and a Lender


                                      By:_____________________________________
                                         Authorized Signatory

                       SALOMON SMITH BARNEY INC.,
                       as Joint Lead Arranger and Joint Book Runner

                       By:____________________________________
                          Authorized Signatory

                       CITICORP USA, INC.,
                       as Administrative Agent, an Issuing Bank and a Lender

                       By:____________________________________
                          Name:
                          Title:

                       CIT LENDING SERVICES CORPORATION,
                       as Collateral Agent and a Lender

                       By:____________________________________
                          Name:
                          Title:

                       GENERAL ELECTRIC CAPITAL
                       CORPORATION,
                       as a Lender

                       By:____________________________________
                          Name:
                          Title:

                       BANK OF TOKYO-MITSUBISHI TRUST
                       COMPANY,
                       as a Lender

                       By:____________________________________
                          Name:
                          Title:

                       THE BANK OF NOVA SCOTIA,
                       as a Lender

                       By:____________________________________
                          Name:
                          Title:

                       THE CHASE MANHATTAN BANK,
                       as a Lender

                       By:____________________________________
                          Name:
                          Title:

                       COMERICA BANK, CALIFORNIA,
                       as a Lender

                       By:____________________________________
                          Name:
                          Title:

                                                                     APPENDIX A1
                                                TO CREDIT AND GUARANTY AGREEMENT


                             Term Loan Commitments


=======================================================================================================
                                                                                         Pro
                  Lender                               Term Loan Commitment          Rata Share
=======================================================================================================
Goldman Sachs Credit Partners L.P.                        $10,000,000.00            20.00000000%
-------------------------------------------------------------------------------------------------------
Citicorp USA, Inc./Salomon Smith Barney                   $10,000,000.00            20.00000000%
 Inc.
-------------------------------------------------------------------------------------------------------
General Electric Capital Corporation                      $ 8,333,333.33            16.66666666%
-------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                  $ 6,666,666.67            13.33333334%
-------------------------------------------------------------------------------------------------------
CIT Lending Services Corporation                          $ 5,000,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                   $ 5,000,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                    $ 5,000,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
Comerica Bank, California                                 $         0.00             0.00000000%
-------------------------------------------------------------------------------------------------------
                  Total                                   $50,000,000.00           100.00000000%
=======================================================================================================

                                                                     APPENDIX A2
                                                TO CREDIT AND GUARANTY AGREEMENT


                       Delayed Draw Term Loan Commitments


=======================================================================================================
                                                           Delayed Draw                 Pro
                  Lender                               Term Loan Commitment          Rata Share
=======================================================================================================
Goldman Sachs Credit Partners L.P.                        $15,000,000.00            20.00000000%
-------------------------------------------------------------------------------------------------------
Citicorp USA, Inc./Salomon Smith Barney                   $15,000,000.00            20.00000000%
 Inc.
-------------------------------------------------------------------------------------------------------
General Electric Capital Corporation                      $12,500,000.00            16.66666667%
-------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                  $10,000,000.00            13.33333333%
-------------------------------------------------------------------------------------------------------
CIT Lending Services Corporation                          $ 7,500,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                   $ 7,500,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                    $ 7,500,000.00            10.00000000%
-------------------------------------------------------------------------------------------------------
Comerica Bank, California                                 $         0.00             0.00000000%
-------------------------------------------------------------------------------------------------------
                  Total                                   $75,000,000.00           100.00000000%
=======================================================================================================

                                                                     APPENDIX A3
                                                TO CREDIT AND GUARANTY AGREEMENT


                           Revolving Loan Commitments


=======================================================================================================
                Lender                                 Revolving Loan Commitment   Pro Rata Share
=======================================================================================================
Goldman Sachs Credit Partners L.P.                          $ 2,500,000.00          10.00000000%
-------------------------------------------------------------------------------------------------------
Citicorp USA, Inc./Salomon Smith                            $ 2,500,000.00          10.00000000%
 Barney Inc.
-------------------------------------------------------------------------------------------------------
General Electric Capital Corporation                        $ 4,166,666.67          16.66666667%
-------------------------------------------------------------------------------------------------------
The Chase Manhattan Bank                                    $ 3,333,333.33          13.33333333%
-------------------------------------------------------------------------------------------------------
CIT Lending Services Corporation                            $ 2,500,000.00          10.00000000%
-------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                     $ 2,500,000.00          10.00000000%
-------------------------------------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                      $ 2,500,000.00          10.00000000%
-------------------------------------------------------------------------------------------------------
Comerica Bank, California                                   $ 5,000,000.00          20.00000000%
-------------------------------------------------------------------------------------------------------
Total                                                       $25,000,000.00         100.00000000%
=======================================================================================================

                                                                      APPENDIX B
                                                TO CREDIT AND GUARANTY AGREEMENT

                                Notice Addresses


EQUINIX, INC.
     2450 Bayshore Parkway
     Mountain View, CA 94043
     Attention: Renee Lanam
     Telecopier: (650) 316-6909


EQUINIX OPERATING CO., INC.
     2450 Bayshore Parkway
     Mountain View, CA 94043
     Attention: Renee Lanam
     Telecopier: (650) 316-6909

EQUINIX EUROPE, INC.
     2450 Bayshore Parkway
     Mountain View, CA 94043
     Attention: Renee Lanam
     Telecopier: (650) 316-6909

in each case, with a copy to:
     Gray Cary Ware & Freidenrich, LLP
     400 Hamilton Avenue
     Palo Alto, CA 94301
     Attention: Craig Tighe
     Telecopier: (650) 327-3699

GOLDMAN SACHS CREDIT PARTNERS L.P.,
as Joint Lead Arranger, Joint Book Runner,
Syndication Agent and a Lender

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York  10004
     Attention:  Elizabeth Fischer
     Telecopier:  (212) 3570932


with a copy to:

     Goldman Sachs Credit Partners L.P.
     85 Broad Street
     New York, New York  10004
     Attention: Lisa Perrotto
     Telecopier:  (212) 3462608

SALOMON SMITH BARNEY INC.,
as Joint Lead Arranger and Joint Book Runner

     390 Greenwich Street
     New York, NY 10013
     Attention: James Garvin
     Telecopier: (212) 723-8547

CITICORP USA, INC.,
as Administrative Agent, an Issuing Bank and a Lender


Administrative Agent's and Issuing Bank's Principal Office:
     390 Greenwich Street
     New York, NY 10013
     Attention: James Garvin
     Telecopier: (212) 723-8547

CIT LENDING SERVICES CORPORATION
as Collateral Agent and a Lender

     44 Whippany Road, Suite 160
     Morristown, NJ 07960
     Attention:  Vice-President - Credit
     Telecopier: (973) 401-6785

GENERAL ELECTRIC CAPITAL CORPORATION,
as a Lender

     GE Capital Structured Finance Group
     120 Long Ridge Road
     Stamford, CT 06927
     Attention: Brian Jack
     Telecopier: 203-961-2194

BANK OF TOKYO-MITSUBISHI TRUST COMPANY,
as a Lender

     1251 Avenue of the Americas
     New York, NY  10020-1104
     Attention: Michael Wiskind - Vice President
     Telecopier: (212) 782-4935

THE BANK OF NOVA SCOTIA,
as a Lender

     One Liberty Plaza, 26th Floor
     New York, New York  10006
     Attention: Robert Cole
     Telecopier:  (212) 225-5090

THE CHASE MANHATTAN BANK,
as a Lender

     Global Media and Telecommunications Group
     270 Park Avenue, 36/th/ Floor
     New York, New York 10017
     Attention: Edmond Deforest, Vice President
     Telecopier: (212) 270-4584

COMERICA BANK, CALIFORNIA,
as a Lender

     800 Oak Grove Ave
     Menlo Park, CA 94025
     Attention: Sarah Lewis
     Telecopier:  (650) 462-6058